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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NOVELION THERAPEUTICS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

May 1, 2017

To the Shareholders of Novelion Therapeutics Inc.

I am pleased to invite you to attend the Annual General Meeting (the "Annual Meeting") of shareholders of Novelion Therapeutics Inc. ("Novelion") to be held on Wednesday, June 28, 2017 at 8:30 AM (Eastern Time)/5:30 AM (Pacific Time) at Boardroom 444 of the Sheraton Gateway Hotel in Toronto International Airport, Terminal 3, Toronto AMF, Toronto, Ontario.

The attached Notice of Annual Meeting and Proxy Statement provide details of the business to be conducted at the Annual Meeting. The Notice of Annual Meeting and Proxy Statement and the Instrument of Proxy (or voting information form) are first being mailed to shareholders on or about May 18, 2017. Your vote is very important to us. Whether or not you plan to attend our Annual Meeting, please communicate your vote in accordance with the instructions in the Proxy Statement and the enclosed Instrument of Proxy (or voting information form).

Thank you for your continued support of Novelion and I look forward to seeing you at the Annual Meeting on June 28, 2017.

Sincerely,

Novelion Therapeutics Inc.

Mary Szela
Chief Executive Officer

Novelion Therapeutics Inc.
887 Great Northern Way, Suite 250
Vancouver, British Columbia, V5T 4T5

Notice of Annual General Meeting of Shareholders to be held on June 28, 2017

  NOTICE IS HEREBY GIVEN that the Annual General Meeting (the "Annual Meeting") of shareholders of Novelion Therapeutics Inc. ("Novelion" or the "Company") will be held at Boardroom 444 at the Sheraton Gateway Hotel in Toronto International Airport, Terminal 3, Toronto AMF, Toronto, Ontario on Wednesday, June 28, 2017 at 8:30 AM (Eastern Time)/ 5:30 AM (Pacific Time) for the following purposes, each of which is described in more detail in the accompanying Proxy Statement (the "Proxy Statement"):

1.
To receive the Annual Report on Form 10-K, and the Audited Consolidated Financial Statements of Novelion for the year ended December 31, 2016, together with the Report of the Independent Registered Chartered Accountants on those Financial Statements.

2.
To elect nine directors (the "Directors") to serve for the ensuing year.

3.
To approve the appointment of Deloitte & Touche LLP as independent auditors of Novelion for the ensuing year and to authorize the Audit Committee of the Board of Directors to fix the remuneration to be paid to the auditors.

4.
To conduct an advisory (non-binding) vote to approve the compensation of our named executive officers.

5.
To conduct an advisory (non-binding) vote on the frequency of the advisory vote to approve the compensation of our named executive officers.

6.
To approve an ordinary resolution to adopt the amended and restated Novelion 2017 Equity Incentive Plan (as amended from time to time, the "2017 Plan").

7.
To approve an ordinary resolution to adopt the 2017 Employee Stock Purchase Plan ("ESPP").

8.
To transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.

You are entitled to receive notice of and attend the Annual Meeting, and may vote at the Annual Meeting, if you are a shareholder of Novelion at the close of business on May 10, 2017, which we refer to as the "record date." If you are a registered shareholder on the record date and you are unable to attend the Annual Meeting in person, you may vote by proxy on the matters to be considered at the Annual Meeting. Please read the notes accompanying the Instrument of Proxy enclosed with these materials and then follow the instructions for voting by proxy contained in this Proxy Statement. If on May 10, 2017, your shares in Novelion were held of record in your brokerage firm, securities dealer, trust company, bank or another similar organization, you may vote at the Annual Meeting if you complete a voting information form obtained from that organization issued in your name and carefully follow any instructions that are provided to you in connection with that voting information form, or if you follow the instructions contained in this Proxy Statement for submitting another form of written documentation to appoint yourself, or your nominee, as a proxyholder.

In order for it to be voted at the Annual Meeting, a proxy must be received (whether delivered by mail, telephone or Internet) by no later than 8:30 AM (Eastern Time)/5:30 AM (Pacific Time) on Tuesday, June 27, 2017 by our registrar and transfer agent, Computershare Investor Services Inc., Attn: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, telephone number: 1-866-732-VOTE (8683), website: www.investorvote.com. The Chairman of the Annual Meeting may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast.

The enclosed Instrument of Proxy is solicited by our Board of Directors and management, but you may amend it if you wish by striking out the names listed in the Instrument of Proxy and inserting in the space provided the name of the person you wish to represent you at the Annual Meeting.

DATED at Vancouver, British Columbia, this 1st day of May, 2017.

 BY ORDER OF THE BOARD OF DIRECTORS

Mary Szela
Chief Executive Officer

Whether or not you plan to attend the Annual Meeting, please communicate your vote in accordance with the instructions in the Proxy Statement and the enclosed Instrument of Proxy (or voting information form) as soon as possible. If you are able to attend the Annual Meeting and wish to vote your shares in person, you may do so at any time before the proxy is exercised.

 Important Notice Regarding the Availability of Proxy Materials

This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2016 are available at http://materials.proxyvote.com/67001K.

NOVELION THERAPEUTICS INC.
887 Great Northern Way, Suite 250
Vancouver, British Columbia, V5T 4T5

PROXY STATEMENT FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, JUNE 28, 2017

        We are providing you this Notice of Annual General Meeting and Proxy Statement, together with the enclosed Instrument of Proxy, because we are soliciting your proxy to vote at our Annual General Meeting of shareholders to be held on Wednesday, June 28, 2017 (the "Annual Meeting"). This Proxy Statement contains information about the matters being voted on at the Annual Meeting and important information about Novelion. Unless otherwise stated, information in this Proxy Statement is given as of April 18, 2017. As many of our shareholders are expected to be unable to attend the Annual Meeting in person, proxies are solicited, to give each shareholder an opportunity to vote on all matters that will properly come before the Annual Meeting. Novelion intends to mail this Proxy Statement and accompanying Instrument of Proxy or voting information form ("VIF"), as applicable, on or about May 18, 2017 to all shareholders of record as of the close of business on May 10, 2017, which we refer to as the "record date."

        We use a number of abbreviations in this Proxy Statement. We refer to Novelion Therapeutics Inc. as "Novelion" or "the Company," "we," "us" or "our" and to our board of directors as the "Board" or the "Board of Directors." The term "proxy solicitation materials" includes this Proxy Statement and the enclosed Instrument of Proxy or VIF, as applicable. References to "2016" and "2017" mean our 2016 fiscal year which began on January 1, 2016 and ended on December 31, 2016 and our 2017 fiscal year which began on January 1, 2017 and will end on December 31, 2017, respectively. Our Annual General Meeting of Shareholders to be held on Wednesday, June 28, 2017 is referred to as the "Annual Meeting" or the "Meeting." References in this Proxy Statement to the Annual Meeting include any adjournment or postponement of the Annual Meeting.

        At our 2016 annual general meeting of shareholders held on June 17, 2016, the six incumbent directors of Novelion were re-elected to serve on the Board for the ensuing year, or until their earlier resignation or removal as follows: Mr. Jason Aryeh, Dr. Geoffrey Cox, Dr. John Kozarich, Mr. Jeffrey Meckler, Dr. Stephen Sabba and Mr. John Thomas, Jr. (hereinafter referred to as the "Pre-Merger Board"). On June 14, 2016, we entered into an agreement and plan of merger (the "Merger Agreement") with Aegerion Pharmaceuticals, Inc. ("Aegerion") and Isotope Acquisition Corp., a wholly-owned subsidiary of Novelion ("Isotope"), pursuant to which Aegerion would merge with and into Isotope and become a wholly-owned subsidiary of Novelion (the "Merger"). Under the Merger Agreement, the parties agreed that on completion of the Merger, the Board would initially consist of ten individuals until the Annual Meeting, comprised of four individuals designated by Novelion, four individuals designated by Aegerion, one individual designated by Broadfin Capital, LLC ("Broadfin Capital") and one individual designated by Sarissa Capital Management LP ("Sarissa Capital"), the latter two individuals to be subject to the reasonable approval of the Novelion and Aegerion boards. Mr. Kevin Kotler was designated by Broadfin Capital and Dr. Jorge Plutzky was designated by Sarissa Capital. The right of each of Broadfin Capital and Sarissa Capital to designate a director to the Board expires as of the Annual Meeting. At a special meeting of shareholders of the Company held on November 7, 2016, Mr. Sandford Smith, Mr. Donald Stern, Ms. Mary Szela and Ms. Anne VanLent, each a former director of Aegerion, were elected to the Board of Novelion, subject to and conditional upon the completion of the Merger. On November 29, 2016, the Merger was completed and Mr. Smith, Mr. Stern, Ms. Szela and Ms. VanLent joined the Board, and Dr. Kozarich and Mr. Meckler resigned from the Board and were replaced by Mr. Kotler and Dr. Plutzky. As a result, on November 29, 2016, the Board was comprised of the following ten individuals: Mr. Aryeh, Dr. Cox, Mr. Kotler, Dr. Plutzky, Dr. Sabba, Mr. Smith, Mr. Stern, Ms. Szela, Mr. Thomas and Ms. VanLent (hereinafter referred to as the "Post-Merger Board"). Pursuant to the Merger Agreement, until the date which is three business days following the Annual Meeting, Sarissa Capital has the right to appoint an additional designee who is reasonably acceptable to the Board. References to the "Board" in this Proxy Statement are referring to the "Pre-Merger Board" or the "Post-Merger Board", as context may require. On March 30, 2017, Sandford Smith resigned from the Board and Dr. Mark Corrigan was appointed to the Board; as a result, references to the Board or "Post-Merger Board" on or after such date refer to the Board as constituted after this change.

        Certain statements in this Proxy Statement may constitute "forward looking information" within the meaning of applicable Canadian and United States securities laws. Forward looking statements include statements regarding, among other things, our plans with respect to executive compensation in future periods. All such forward looking statements involve assumptions that, although believed to be reasonable based on information currently available to management, are subject to risks, uncertainties and other factors that could result in material changes to the plans expressed or described in the statements. You should not place undue reliance on any such forward-looking statements. Except as required by law, we undertake no obligation to update or revise the information contained in this proxy statement, whether as a result of new information, future events or circumstances or otherwise.

        On December 16, 2016, we completed a one-for-five (1:5) consolidation of all of our issued and outstanding common shares, without par value, for shareholders of record as of December 16, 2016 (the "Consolidation"). All share and per-share data included in this Proxy Statement give effect to the Consolidation unless otherwise noted.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT
AND OUR ANNUAL MEETING

Why did I receive this Proxy Statement?

        You are receiving these proxy materials from us because you owned common shares of Novelion at the close of business on the record date. When you vote using the Instrument of Proxy, you appoint Mr. Jason Aryeh or, failing him, Ms. Mary Szela, as your representative at the Annual Meeting. Mr. Aryeh and Ms. Szela will vote your shares at the Annual Meeting as you have instructed them on the Instrument of Proxy. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to vote by proxy in advance of the Annual Meeting in case your plans change. You have the right to appoint another person to attend and act on your behalf at the Annual Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, you should strike out the names of the persons named in the Instrument of Proxy and insert the name of your nominee in the blank space provided. A person appointed as a proxy holder need not be a shareholder of Novelion.

 Can I access the proxy materials on the Internet?

        Yes. This Proxy Statement and our Annual Report for the fiscal year ended December 31, 2016 are available at http://materials.proxyvote.com/67001K. The Proxy Statement and Form 10-K are also available on Novelion's profile on the SEDAR website (www.sedar.com) and EDGAR website (www.sec.gov).

What is the date, time and place of the Annual Meeting?

        The Annual Meeting will be held at Boardroom 444 at the Sheraton Gateway Hotel in Toronto International Airport, Terminal 3, Toronto AMF, Toronto, Ontario, on Wednesday, June 28, 2017 at 8:30 AM (Eastern Time)/5:30 AM (Pacific Time).

Who is entitled to vote at the Annual Meeting?

        Only shareholders of record at the close of business on the record date may vote at the Annual Meeting. On a show of hands every shareholder present in person has one vote, and on a poll every shareholder present in person or by proxy has one vote, for each Novelion common share registered in the shareholder's name. There are no other classes of voting securities other than the common shares. Cumulative voting is not permitted.

What am I voting on at the Annual Meeting?

        At the Annual Meeting, shareholders will be asked to vote on the following items of business:

  1.
  the election of nine directors for the ensuing year;

  2.
  the appointment of Deloitte & Touche LLP as independent auditors of Novelion for the ensuing year and the authorization of the Audit Committee of the Board of Directors to fix the remuneration to be paid to the auditors;

  3.
  an advisory (non-binding) vote to approve the compensation of our named executive officers;

  4.
  an advisory (non-binding) vote on the frequency of the advisory vote to approve the compensation of our named executive officers;

  5.
  the approval of the adoption of the 2017 Plan; and

  6.
  the approval of the adoption of the ESPP.

        Novelion does not know of any business or proposals to be considered at the Annual Meeting other than those set out in this Proxy Statement. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion. The proxy holders intend to vote the shares they represent as directed by our Board.

How does the Board recommend that I vote?

        Our Board believes that each of the resolutions being put to the shareholders at the Annual Meeting is in the best interests of Novelion and our shareholders and, accordingly, recommends that each shareholder vote such shareholder's shares:

  1.
  "FOR" each of the director nominees;

  2.
  "FOR" the approval of Deloitte & Touche LLP as our independent auditors for 2017;

  3.
  "FOR" the approval of the compensation of our named executive officers, on an advisory (non-binding) basis, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (the "SEC");

  4.
  "FOR" a frequency of every one year regarding the advisory vote to approve the compensation of our named executive officers;

  5.
  "FOR" the ordinary resolution to adopt the 2017 Plan; and

  6.
  "FOR" the ordinary resolution to adopt the ESPP.

What vote is required to approve each proposal?

        Broker Non-Votes and Abstentions.    A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Broker non-votes will be treated as present for purposes of determining whether a quorum is present. Common shares held by holders who abstain from voting (or vote "withhold") will also be included for quorum purposes. Broker non-votes and abstentions are not counted as votes cast and, therefore, will have no effect on the outcome of the matter. However, a broker will have the discretion to vote on Proposal No. 2 (appointment of independent auditors) without any instructions from the beneficial owner. Brokers may not vote on the other proposals contained in this Proxy Statement, which are considered "non-routine" proposals, unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as "non-votes". We encourage all shareholders that hold shares through a bank, broker or other holder of record to provide voting instructions to such parties well in advance of the Annual Meeting to ensure that their shares are voted at the Annual Meeting.

        Election of Directors.    For Proposal No. 1, under the Business Corporations Act (British Columbia) (the "BCBCA") and the Articles of Novelion, directors are entitled to be elected by a plurality of the common shares voted at the Annual Meeting. This means that the nine nominees with the most votes for election will be elected, subject to the requirements of the Company's majority voting policy (the "Majority Voting Policy"), which applies for elections of directors at uncontested shareholders' meetings. Pursuant to this policy, any nominee for director for which there are a greater number of votes "withheld" than votes "for" his or her election will be required to tender his or her resignation as a director of the Company. For more details with respect to the Majority Voting Policy, see "Novelion Proposal No. 1: Election of Directors — Majority Voting Policy".

        You may choose to vote, or withhold your vote, separately for each nominee director.

        Appointment of Auditors.    For Proposal No. 2, the appointment of Deloitte & Touche LLP as auditors and authorization of the Audit Committee of the Board to fix the remuneration to be paid to the auditors, the affirmative vote, in person or by proxy, of a majority of the common shares voted at the Annual Meeting will be required for approval.

        Advisory Vote to Approve the Compensation of Named Executive Officers.    For Proposal No. 3, the advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, the affirmative vote, in person or by proxy, of a majority of the common shares voted at the Annual Meeting will be required for approval, on an advisory basis. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee or Novelion. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions about executive compensation.

        Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Named Executive Officers.    For Proposal No. 4, the frequency of an advisory vote to approve the compensation of our named executive officers, the affirmative vote, in person or by proxy, of a majority of the common shares voted at the Annual Meeting will be required for approval, on an advisory basis. If none of the frequency alternatives (one year, which our Board recommends, two years or three years) receive a majority vote, we will consider the frequency that receives the highest number of votes by shareholders to be the frequency that has been selected by the shareholders. However, because your vote is advisory and not binding on the Board, the Compensation Committee or Novelion, the Board may decide that it is in our and our shareholders' best interests to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our shareholders.

        Amended and Restated Novelion 2017 Equity Incentive Plan.    For Proposal No. 5, the approval of the 2017 Plan, the affirmative vote, in person or by proxy, of a majority of the common shares voted at the Annual Meeting will be required for approval.

        2017 Employee Stock Purchase Plan.    For Proposal No. 6, the approval of the ESPP, the affirmative vote, in person or by proxy, of a majority of the common shares voted at the Annual Meeting will be required for approval.

Who may attend the Annual Meeting?

        Novelion shareholders are invited to attend the Annual Meeting, including shareholders whose shares are held by their brokerage firm or another similar organization, or who otherwise do not hold their common shares in their own name (referred to herein as "Beneficial Shareholders"). Beneficial Shareholders fall into two categories — those who object to their identity being known to the issuers of securities which they own ("OBOs") and those who do not object to their identity being made known to the issuers of the securities which they own ("NOBOs"). Beneficial Shareholders should note that only proxies deposited by shareholders who appear on the records maintained by Novelion's registrar and transfer agent as registered holders of common shares will be recognized for the purposes of attending and voting at the Annual Meeting. If common shares are listed in an account statement provided to a Beneficial Shareholder by a broker, then those common shares will, in all likelihood, not be registered in the shareholder's name. Such common shares will more likely be registered under the name of the shareholder's broker or an agent of that broker. Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker's clients on non-routine matters. Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Annual Meeting.

        Although a Beneficial Shareholder may not be recognized directly at the Annual Meeting for the purposes of voting common shares registered in the name of such shareholders' broker, a Beneficial Shareholder may attend the Annual Meeting as proxyholder for the registered shareholder and vote the common shares in that capacity. A Beneficial Shareholder who wishes to attend the Annual Meeting and to vote their common shares as proxyholder for the registered shareholder, should enter their own name in the blank space on the VIF and return the same to their broker (or the broker's agent) in accordance with the instructions provided by such broker. Alternatively, National Instrument 54-101 — Communication with Beneficial Owners of Securities of a Reporting Issuer ("NI 54-101") allows a Beneficial Shareholder to submit to the applicable intermediary any document in writing that requests that the Beneficial Shareholder, or a nominee of the Beneficial Shareholder, be appointed as proxyholder. If such a request is received, the applicable intermediary must arrange, without expense to the Beneficial Shareholder, to appoint such Beneficial Shareholder or its nominee as a proxyholder and to deposit that proxy within the time specified in this Proxy Statement, provided that the intermediary receives such written instructions from the Beneficial Shareholder at least one business day prior to the time by which proxies are to be submitted at the Annual Meeting, with the result that such a written request must be received by 5:30 AM (Pacific Time)/8:30 AM (Eastern Time) on the day which is at least two business days prior to the Annual Meeting.

What is the quorum for the Annual Meeting?

        The Consolidation resulted in a reduction in the issued and outstanding common shares from approximately 92,653,562 to approximately 18,530,323 as of December 16, 2016. As of April 18, 2017, the authorized share structure of Novelion was comprised of 100,000,000 common shares and 5,000,000 non-voting First Preference shares, of which, there were 18,580,688 common shares of Novelion issued and outstanding. All common shares in the capital of the Company carry the right to one vote. At least (i) two shareholders, (ii) two proxy holders representing two shareholders, or (iii) one shareholder and a proxy holder representing another shareholder entitled to vote at the Annual Meeting, present in person at the beginning of the Annual Meeting and collectively holding or representing by proxy in the aggregate not less than 33 1/3% of the issued and outstanding Novelion common shares as of the record date, will constitute a quorum for the Annual Meeting. To the knowledge of the directors and executive officers of Novelion, as of April 18, 2017, the only person or company that beneficially owns, controls or directs, directly or indirectly, 10% or more of Novelion's common shares is Broadfin Capital which, as evidenced by public filings, owns 1,948,554 common shares, representing approximately 10.5% of the issued and outstanding common shares.

How do I vote?

        Carefully read and consider the information contained or incorporated by reference in this Proxy Statement. You should also determine whether you hold your shares directly in your name as a registered shareholder or through a broker or other nominee, because this will determine the procedure that you must follow in order to vote. If you are a registered shareholder of Novelion (that is, if your shares are registered in your name, as opposed to being held through a broker or other intermediary), you may vote in any of the following ways:

  •
  in person at the Annual Meeting;

  •
  by mail — complete, sign and date the enclosed Instrument of Proxy and return it as soon as possible to our registrar and transfer agent, Computershare Investor Services Inc. ("Computershare"), Attn: Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1;

  •
  by telephone — call 1-866-732-VOTE (8683) toll free from your touch-tone phone and follow the instructions (you will need the control number located on the enclosed Instrument of Proxy). You do not need to return your Instrument of Proxy form if you vote by telephone; or

  •
  using the Internet — go to www.investorvote.com and follow the instructions on the screen (you will need the control number located on the enclosed Instrument of Proxy). You do not need to return your Instrument of Proxy form if you vote using the Internet.

        All votes made by proxy must be received (whether delivered by mail, telephone or Internet) no later than Tuesday, June 27, 2017 at 8:30 AM (Eastern Time)/5:30 AM (Pacific Time).

        If you are a Beneficial Shareholder, then you have received this material from your broker or the intermediary seeking your instructions as to how you wish your shares to be voted. In that case, follow the instructions given to you by your broker or the other intermediary. Existing Canadian regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholder meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their common shares are voted at the Annual Meeting. The form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is substantially similar to the Instrument of Proxy provided directly to registered shareholders by Novelion. However, its purpose is limited to instructing the registered shareholder (i.e., the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. A Beneficial Shareholder who receives a VIF from its broker or other intermediary cannot use that form to vote common shares directly at the Annual Meeting. The VIFs must be returned to your broker or other intermediary (or instructions respecting the voting of common shares must otherwise be communicated to your broker or other intermediary) well in advance of the Annual Meeting in order to have the common shares voted. If you have any questions respecting the voting of common shares held through a broker or other intermediary, please contact that broker or other intermediary for assistance.

        The Notice of Meeting, Proxy Statement, Instrument of Proxy and VIF, as applicable, and the 2016 Annual Report are being provided to both registered shareholders and Beneficial Shareholders. Subject to the provisions of NI 54-101, issuers may request and obtain a list of their NOBOs from intermediaries directly or via their transfer agent and may obtain and use the NOBO list for the distribution of proxy-related materials directly to such NOBOs.

        Novelion will distribute copies of the Notice of Meeting, Proxy Statement, VIF and 2016 Annual Report to intermediaries for distribution to NOBOs. Unless you have waived your right to receive the Notice of Meeting, Proxy Statement and VIF, intermediaries are required to deliver them to you as a NOBO of Novelion and to seek your instructions on how to vote your common shares.

        Novelion's OBOs can expect to be contacted by their brokers or their broker's agents. Novelion will assume the costs associated with the delivery of the Notice of Meeting, Proxy Statement, VIF and 2016 Annual Report as set out above, to OBOs by intermediaries.

        The Chairman of the Annual Meeting may determine, in his sole discretion, to accept or reject an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast. If you are a shareholder of record, you have the right to appoint another person to attend and act on your behalf at the Annual Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, you should strike out the names of the persons named in the Instrument of Proxy and insert the name of your nominee in the blank space provided. A person appointed as a proxy holder need not be a shareholder of Novelion. If you are a Beneficial Shareholder, you should follow the instructions set out above in the section entitled "Who may attend the Annual Meeting?" in connection with appointing another person to attend and act for it at the Annual Meeting.

How will proxies be exercised?

        The proxy holder will vote or withhold from voting according to instructions in the Instrument of Proxy on any ballot that may be called for and for which a choice has been specified. If you properly return your Instrument of Proxy, but do not include instructions on how to vote, your shares will be voted:

  1.
  "FOR" the election of management's nine nominees for election to the Board as set out in this Proxy Statement;

  2.
  "FOR" the approval of the appointment of Deloitte & Touche LLP as our independent auditors for the ensuing year and the authorization of the Audit Committee of the Board to fix the remuneration to be paid to the auditors;

  3.
  "FOR" the advisory vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC;

  4.
  "FOR" a frequency of every one year regarding the advisory vote to approve the compensation of our named executive officers;

  5.
  "FOR" the ordinary resolution to approve the 2017 Plan; and

  6.
  "FOR" the ordinary resolution to approve the ESPP.

        The Instrument of Proxy also confers upon the proxy holder discretionary authority to vote all shares represented by the proxy with respect to amendments or variations to matters identified in the Notice of Meeting and any other matter that properly comes before the Annual Meeting. We know of no such amendment, variation or other matter that is to be presented for action at the Annual Meeting. However, if any other matters which are not now known to us should properly come before the Annual Meeting, the proxies will be voted, or not voted, by the proxy holder in his or her discretion.

 What does it mean if I receive more than one set of proxy materials?

        You may receive more than one set of proxy materials because you own Novelion common shares that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. It is necessary for you to vote all of the Instruments of Proxy according to the instructions contained in this Proxy Statement and to follow the instructions for any alternative voting procedures you receive in order to vote all of the shares you own. Each Instrument of Proxy you receive will come with its own prepaid return envelope. If you vote by mail, please make sure you return each Instrument of Proxy in the return envelope that accompanies that Instrument of Proxy.

Can I change my vote after I have voted?

        You may revoke your proxy at any time before it is exercised at the Annual Meeting.    A proxy may be revoked by voting in person at the Annual Meeting, by an instrument in writing stating that the proxy is revoked and signed and delivered as follows, or in any other manner provided by law. In order to revoke your proxy:

  •
  the instrument revoking the proxy must be signed by you or by the person to whom you have granted a power of attorney in writing. If the shareholder is a corporation, the instrument of revocation must be signed under that corporate shareholder's corporate seal or by a duly authorized officer or attorney of the corporation; and

  •
  the instrument revoking the proxy must be (i) delivered to Novelion's registered and records office at 1800 — 510 West Georgia Street, Vancouver, British Columbia, Canada V6B 0M3, on or before Tuesday, June 27, 2017 at 2:00 PM (Eastern Time)/11:00 AM (Pacific Time) or the last business day preceding the date of any adjournment of the Annual Meeting at which the proxy is to be voted, or (ii) deposited with the Chairman of the Annual Meeting on the date of the Annual Meeting or any adjournment of it before the taking of any vote in respect of which the proxy is to be used.

  •
  If your shares are held in the name of an intermediary such as a brokerage firm, securities dealer, trust company, bank or other nominee institution, you may change your vote by submitting new voting instructions to your intermediary, as applicable. You will need to contact your brokerage firm, securities dealer, trust company, bank or other nominee institution to learn how to make that change.

Who will tabulate the votes?

        Our transfer agent, Computershare, will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by us to act as scrutineer for the Annual Meeting.

Who pays the cost of the proxy solicitation?

        This solicitation is made on behalf of the management of Novelion. We will pay the cost of soliciting these proxies, including the printing, handling and mailing of the proxy materials. Copies of these materials will be given to brokerage firms, securities dealers, trust companies, banks and other institutions that hold our shares that are beneficially owned by others. We will reimburse these brokerage firms, securities dealers, trust companies, banks and other institutions for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our shares. Proxies may be solicited by certain directors, officers and employees of Novelion personally or by telephone, mail, facsimile or e-mail. No additional compensation will be paid to directors, officers or other Novelion employees for soliciting proxies. We may engage a proxy solicitation firm to assist in soliciting proxies by personal interview, telephone, mail, facsimile or e-mail for a fee; if we do engage such a firm, we expect that the fee would be approximately $15,000, plus expenses.

How can shareholders submit proposals for Novelion's next Annual General Meeting?

        Under U.S. securities laws, the deadline for submitting shareholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's 2018 annual general meeting of shareholders is January 17, 2018. Proposals must be sent to our registered office at 1800 — 510 West Georgia Street, Vancouver, British Columbia, Canada V6B 0M3.

        Under the BCBCA, a proposal for a matter for consideration at the 2018 annual general meeting of shareholders must be received at our registered office at the address above on or before March 28, 2018. For a proposal under the BCBCA to be valid, it must be in writing, accompanied by the requisite declarations and signed by the submitter and qualified shareholders who at the time of signing are the registered or beneficial owners of shares that, in the aggregate, (i) constitute at least 1% of the issued shares of Novelion that have the right to vote at general meetings, or (ii) have a fair market value in excess of $2,000. For the submitter or a qualified shareholder to be eligible to sign the proposal, that shareholder must have been the registered or beneficial owner of Novelion shares that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date the proposal is signed, among other requirements.

CORPORATE GOVERNANCE

Overview of Our Corporate Governance Principles

        We believe that effective and transparent corporate governance is critical to our long-term success and our ability to create value for our shareholders. We review our corporate governance policies periodically, monitor emerging developments in corporate governance and update our policies and procedures when our Board determines that it would benefit Novelion and our shareholders to do so.

        We maintain a corporate governance page on our website that includes key information about our corporate governance practices, including our Code of Conduct, the charters for the Audit Committee, the Compliance Committee, the Corporate Governance and Nominating Committee and the Compensation Committee of our Board and the Board's Diversity Policy, all of which can be found at Novelion's website at www.novelion.com by clicking on "Corporate Governance" under "Investors." The documents noted above will also be provided without charge to any shareholder who requests them. Any changes to these documents, and any waivers granted by us with respect to our Code of Conduct, will be posted on our website.

        We also monitor our corporate governance policies and practices to maintain compliance with the provisions of the Sarbanes-Oxley Act of 2002, rules of the SEC, National Instrument 58-101 — Disclosure of Corporate Governance Guidelines, National Policy 58-201 — Corporate Governance Guidelines, National Instrument 52-110 — Audit Committees, and The NASDAQ Global Select Market ("NASDAQ") Listing Standards, (collectively, the "Governance Guidelines"). Our policies and practices meet or exceed the Governance Guidelines.

Disclosure Practices

        Novelion has in place disclosure controls and procedures to ensure Novelion meets its information disclosure obligations on a timely basis. These disclosure controls and procedures are evaluated on an ongoing basis, not less than quarterly, to ensure the controls and procedures allow Novelion to accomplish this objective. To implement and review our disclosure controls and procedures, management of Novelion established a Disclosure Practices Committee. The disclosure controls and procedures include procedures for ensuring prompt and effective communication of any material or reportable event to the appropriate executives, and also for designating those individuals within Novelion responsible for preparing, reviewing and approving the content of any disclosure.

Code of Conduct

        Novelion has adopted a Global Code of Conduct which is applicable to all directors, officers and employees of Novelion and its affiliates. As further described in the charter of the Audit Committee (the "Audit Committee"), the Audit Committee is responsible for reviewing, at least on an annual basis and with management and its principal financial and accounting officer, compliance with the Code of Conduct, the adequacy of and any requests for waivers under the Code of Conduct and to make recommendations to the Board with regard to any waiver sought with respect to any executive officer or director. As further described in the charter of the Compliance Committee, the Compliance Committee is responsible for reviewing and assessing the adequacy of the Code of Conduct periodically, but at least annually, and to recommend any proposed changes to the Board for approval.

        Novelion has not been required to, and has not, filed a material change report that pertains to any conduct of any of our directors or executive officers that constitutes a departure from the Code.

        The Code of Conduct is available on Novelion's website at www.novelion.com. Novelion will also post on its website any amendment to the Code of Conduct or waivers of compliance by directors or executive officers. In 2016, there were no such waivers granted.

        Novelion complies with the provisions of the BCBCA that deal with conflict of interest situations. Novelion, through directors' and officers' questionnaires and other systems, also gathers and monitors relevant information in relation to potential conflicts of interest that a director or officer may have. As part of these systems, Novelion adopted a Related Party Transactions Policy, under which the Audit Committee will review and pre-approve or otherwise ratify all Novelion "interested transactions," including, with certain exceptions, any transaction, arrangement or relationship in excess of $50,000 in value in any calendar year and of which a "related person" has or will have a direct or indirect interest. A "related person" includes Novelion's executive officers, directors and nominees for director, greater than 5% beneficial owners, and their respective associates, affiliates and immediate family members.

Gender Diversity

        As an extension of the Code of Conduct, the Board has adopted a policy to reflect its commitment to diversity and inclusion in all levels in the workplace and on the Board (the "Diversity Policy"). While the Diversity Policy does not specifically target the identification and nomination of women directors, it does require the Board and the Corporate Governance and Nominating Committee to consider diversity as an element in the overall selection criteria of new Board members and executive officer appointments.

        Specifically, the Board and the Corporate Governance and Nominating Committee are tasked with considering diversity (including gender, as well as age, geography, members of minority groups and persons with disabilities) as an element in the identification and selection criteria and when reviewing qualified candidates for recommendation for appointment or election to the Board and as executive officers.

        The Company does not support the adoption of quotas and, accordingly, no specific targets have been set for female Board members or female executive officers. The Board will proactively monitor the Company's performance in meeting the standards outlined in the Diversity Policy. The Post-Merger Board has not yet had the opportunity to consider the Company's progress on achieving the policy's standards.

        The Diversity Policy requires that each year the Company report on the proportion of female and minority personnel at the Company, in senior executive positions and on the Board in the Company's proxy statement. As of December 31, 2016, (a) two of the Company's seven executive officers were female and none of such personnel identified themselves as part of a minority group, (b) two of the Company's ten Board members were female and none of the Board members identified themselves as belonging to a minority group, and (c) of the non-executive employees of the Company and its subsidiaries, approximately 59% were female. Approximately 30% of the U.S. based non-executive employees of the Company and its subsidiaries identified themselves as belonging to a minority group.

 Mandate of the Board and the Chairman of the Board

        Our Board is responsible for the supervision of the management of the business and affairs of Novelion, the stewardship of Novelion and the enhancement of shareholder value. The Board has adopted a written Mandate, which is applicable to all directors, and which has formalized its position on corporate governance. The Board has also developed a written mandate regarding the position of Chairman of the Board, which is detailed in the Mandate of the Chairman of the Board and described below under the heading "Board Leadership Structure". The Mandate of the Board and the Mandate of the Chairman of the Board are available on our website at www.novelion.com or copies will be provided without charge to any shareholder who requests them by writing to "Novelion Investor Relations," 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5. The Corporate Governance and Nominating Committee of the Board is charged with reviewing and ensuring that good corporate governance practices and the Mandate of the Board are followed. The Corporate Governance and Nominating Committee is also responsible for reviewing and, if determined appropriate, updating the Mandate of the Board.

        On November 29, 2016, Mary Szela was appointed as the Chief Executive Officer (the "CEO") of the Company. Prior to this, from October 24, 2014 until November 29, 2016, Dr. Geoffrey Cox, a member of the Board, acted as Interim Chief Executive Officer ("Interim CEO") of the Company. Our Nominating and Corporate Governance Committee is responsible for developing succession plans for the CEO and reviewing such plans periodically. Under the Board's written Mandate, the Board is also responsible for succession planning for the CEO, and for discussing with the CEO succession plans for other senior management personnel. The CEO is responsible for recommending and then implementing the corporate strategy approved by the Board and for managing Novelion's business with the objective of meeting the corporate goals. The Board reviews, approves and documents in writing the annual corporate goals and objectives that the CEO is responsible for meeting each year, and the Board, together with the Compensation Committee, will assess the performance against those goals.

        During 2016, the Board kept informed of the business through open discussions with and reports from the CEO (or the Interim CEO), and key members of management. The Board also keeps itself informed by reviewing documents, such as detailed periodic management reports and quarterly financial statements, by attending presentations made during Board meetings and through periodic reports given to the full Board from each of Novelion's committees. Novelion's directors have access to all books, records and reports upon request, and members of its management are available at all times to answer any questions.

Role of the Board in Risk Oversight

        The Board is actively involved in overseeing risk management for Novelion. In accordance with the Mandate of our Board, the Board, as a whole, oversees the development and application of policies regarding corporate governance, and is responsible for adopting the corporate strategies and plans for Novelion's business, identifying the principal risks of Novelion's business and ensuring the implementation of the appropriate systems to manage these risks, overseeing compliance with applicable laws and regulations, overseeing the integrity of Novelion's internal controls, disclosure procedures and management information systems, and maintaining a continuing dialogue with senior management in order to ensure Novelion's ability to respond to changes, both internal and external, which may affect its business operations from time to time. This oversight is also conducted through committees of the Board. The Board receives full reports from each committee Chair regarding the committee's consideration and actions. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks. These areas of focus include financial reporting, compliance, compensation and operations, as summarized below.

        The Audit Committee reviews and discusses with management significant financial risks and the actions management has taken to monitor and mitigate potential exposures. The Audit Committee also assesses other areas of enterprise risk exposure, such as the disclosure controls and procedures, internal controls over financial reporting, whistleblower procedures and information technology systems.

        The Compliance Committee oversees that management has established, documented and maintained an adequate system of risk management as it relates to Novelion's policies and procedures with respect to risk assessment and risk management, and the Company's programs and controls for compliance with applicable legal and regulatory requirements.

        The Corporate Governance and Nominating Committee oversees risk management as it relates to, among other things, the development and assessment of our corporate governance framework and CEO, board and Chairman succession, including board and committee nominations, membership and standards, and potential conflicts of interest.

        The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs and incentive compensation programs for other employees. This includes a review of our material compensation policies and practices under which the Compensation Committee concluded that these policies and practices are not reasonably likely to have a material adverse effect on Novelion.

Board Leadership Structure

        We operate under a corporate governance structure where the Chairman of the Board and the CEO are separate positions held by different individuals. Due to the demands of each position, we believe separating these roles enhances the ability of each to discharge his duties and fosters more accountability. We expect to maintain separate positions for the Chairman and the CEO because we believe that having the Board operate under the leadership and direction of a Board member who is independent from management provides the Board with the most appropriate mechanism to fulfill its oversight responsibilities.

Board Attendance at Annual Meeting

        It is a policy of the Board to encourage directors to attend regular Board meetings, Board committee meetings on which they serve and each annual general meeting of the shareholders. Other than Dr. Kozarich, one of our former directors, all directors nominated for re-election at the 2016 annual general meeting of shareholders held on June 17, 2016 attended the annual general meeting. No director nominees for appointment at the special meeting of shareholders held on November 7, 2016 attended the special meeting.

Decisions Requiring Prior Approval of the Board

        In addition to matters that must, by law or by the Articles of Novelion, be approved by the Board, management is required to seek approval from the Board for major transactions, for any single expense or commitment that exceeds certain specified dollar values, and for certain transactions with related persons. Additional information relating to transactions with related persons is set forth above under the heading "Code of Conduct."

Orientation and Continuing Education Programs

        It is the intention of the Board that as and when a new Board nominee is appointed, the Board will ensure that a full program of orientation and education is provided for the nominee, including, but not limited to, information on our corporate history, copies of past minutes of meetings of the Board and the Mandate of the Board, and information regarding our business and operations. The Corporate Governance and Nominating Committee is responsible for reviewing the current orientation and education program and recommending and initiating improvements to this program as warranted. As part of the ongoing commitment of the Board to effective governance and director continuing education, our directors are encouraged to periodically attend accredited courses on current trends in corporate governance and other relevant areas.

Outside Advice

        Each of the Audit Committee, the Compensation Committee, the Compliance Committee and the Corporate Governance and Nominating Committee has the authority to engage external advisors as set forth in each of their respective charters.

 Director and Officer Liability Insurance

        We maintain directors' and officers' liability insurance coverage through a policy covering Novelion and its subsidiaries. This insurance provides coverage for indemnity payments made by Novelion to our directors and officers as required or permitted by law for losses, including legal costs, incurred by our directors and officers in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by Novelion. The insurance coverage for our directors and officers has customary exclusions, including those acts determined to be uninsurable under law, deliberately fraudulent or dishonest, or that have resulted in personal profit or advantage.

Minimum Share Ownership Guidelines for Directors

        The Board believes it to be in the best interests of our shareholders to specify a minimum level of equity holdings in Novelion by each independent director to further align the interests of our Board and shareholders. As a result, following consultation with Radford, an Aon Hewitt company ("Radford"), the independent compensation advisor to our Compensation Committee, we adopted share ownership guidelines for our non-employee directors. Under these guidelines, non-employee directors are encouraged to acquire (if not already held) a number of common shares or share equivalents of Novelion equal to three times the annual retainer. The share ownership guidelines must be satisfied within five years from the date the director joins the Board and 50% of all shares issued to a director under vested equity awards must be held until such time as the guidelines are satisfied. The implementation of share ownership guidelines is consistent with corporate governance best practices.

        Vested in-the-money stock options, vested shares and vested deferred share units (referred to as "DSUs"), as well as shares held by a director's spouse, child or an affiliated fund, if such shares are deemed beneficially owned by the director, are counted towards fulfilling the guidelines. Unvested stock options and restricted stock units are not counted towards fulfilling the guidelines.

        The value of the shares owned for the purposes of fulfilling the share ownership guidelines is determined as the greater of the acquisition cost or the market value at the time of the determination. Compliance with the share ownership guidelines is evaluated on an annual basis by the Corporate Governance and Nominating Committee. Messrs. Aryeh, Cox, Sabba and Thomas joined the Board in June 2012 and have satisfied the guidelines. Mr. Kotler has satisfied the guidelines through the holdings of Broadfin Capital, of which Mr. Kotler is the founder and managing partner. Members of the Board who have not yet satisfied the guidelines were appointed to the Board as of or after the Merger and therefore are not yet required to be in compliance with the guidelines.

        Our share ownership guidelines for our named executive officers are described below in this Proxy Statement under the heading "Compensation Discussion and Analysis".

Director Nomination Process

        To assist with director nominations, the Board has designated a standing committee, the Corporate Governance and Nominating Committee, as being responsible for reviewing and recommending nominees to the Board. In evaluating prospective nominees, the Corporate Governance and Nominating Committee looks for the following minimum qualifications: experience at a strategic or policy-making level in a business, government, non-profit or academic organization of high standing; accomplishments in his or her respective field with superior credentials and recognition; high standards of integrity, ethics, commitment and independence of thought and judgment; significant business or professional experience or a demonstrated exceptional understanding of the pharmaceutical industry or other disciplines relevant to the business of the Company; sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and, to the extent a nominee serves or has previously served on other boards, a demonstrated history of active contribution to board meetings. In evaluating prospective nominees, the Corporate Governance and Nominating Committee also takes into account shareholder support of prospective nominees in previous director elections of the Company, any direct experience in the pharmaceutical industry or markets in which the Company operates and any experience as a board member of other public companies. All nominees are selected with a view to the best interests of Novelion as a whole.

        To foster and maintain a diversity of viewpoints, backgrounds and experience on the Board, the Corporate Governance and Nominating Committee evaluates the mix of skills and experience of the directors and assesses nominees and potential candidates in the context of the current composition of the Board and Novelion's objectives. In searching for a new director, the Corporate Governance and Nominating Committee identifies particular areas of specialization that it considers beneficial, in addition to the general qualifications, having regard to the skill sets of the other members of the Board. Further, in accordance with the Diversity Policy, while the Company does not support the adoption of quotas, management and the Board will consider diversity as an element of the overall selection criteria of candidates. All nominations proposed by the Corporate Governance and Nominating Committee are subject to the approval of the Board.

        The Corporate Governance and Nominating Committee may retain the assistance of a recruiting firm to assist it in identifying and recruiting candidates who possess the desired qualifications. The Corporate Governance and Nominating Committee may also involve other members of the Board or other Board committees, or members of the Company's executive management, to assist it with the recruitment of new directors. Upon the recommendation of the Company's CEO, the Board considered Mark H.N. Corrigan, M.D. to serve as a director of the Company, and ultimately appointed him to the Board on March 30, 2017, upon the recommendation of the Corporate Governance and Nominating Committee; as with the Company's other directors, his term will expire at the Annual Meeting. Potential nominees are interviewed in person before any nomination is recommended to the Board.

        The Board will also consider any director nominees proposed by shareholders. Shareholders may submit nominations to the Board by addressing a communication to the Chair of the Corporate Governance and Nominating Committee and providing sufficient information to the Corporate Governance and Nominating Committee to permit it to conduct an assessment of the qualifications of the proposed nominee, including biographical information about the candidate and his or her professional experience, confirmation of the candidate's willingness to serve as a director, and complete contact information for the candidate and the nominating shareholder. The method by which a shareholder may communicate with the Corporate Governance and Nominating Committee are set out in the Security Holder Communications Policy which can be found on Novelion's website at www.novelion.com. As a matter of policy, the Corporate Governance and Nominating Committee is committed to giving due and fair consideration to proposed nominations submitted by shareholders using the same criteria and processes as other nominations that come before it.

        The Board has also adopted an amended and restated advance notice policy (the "Advance Notice Policy") for the receipt of nominations to the board in advance of annual general or special meetings of shareholders, as applicable. For more details with respect to the Advance Notice Policy, see "Novelion Proposal No. 1: Election of Directors — Advance Notice Policy".

Term and Age Limits

        The Board has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals nominated for election as directors. The Board strives to achieve a balance between the desirability to have a depth of institutional experience from its members on the one hand and the need for renewal and new perspectives on the other hand.

Independence of Directors

        To ensure that we maintain good and objective governance, the Board strives to maintain strong independence from management. In determining whether directors are independent, each year the Board considers and discusses the nature and materiality of all direct or indirect relationships between each director nominee and Novelion, including any family or business relationships. Under the applicable Canadian and United States securities laws, a relationship is considered material where that relationship could, in the view of the Board, reasonably interfere with the exercise of the director's independent judgment. A director who also serves as CEO, or, depending on duration of term, interim CEO, of a company would be considered a non-independent director of that company under applicable Canadian and United States securities laws.

        As a result, and in connection with a review of the nature and materiality of all direct or indirect relationships between each director and Novelion, the Board has determined that, with the exception of

Ms. Szela and Dr. Cox, the CEO and former Interim CEO of the Company, respectively, the Board members, including the Chairman, are and have been "independent", under the independence standards of the NASDAQ Global Select Market Listing Standards, and SEC rules and regulations, since their respective appointments to the Board.

        In addition, each director who served as a member on each of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee during 2016 was "independent" as independence for members of such committees is defined in National Instrument 52-110 — Audit Committees and the NASDAQ Global Select Market Listing Standards and the rules of the SEC, as applicable, at the time they served on such committee.

Executive Session of Independent Directors

        The independent members of the Board meet without management and non-independent directors present during sessions following periodic Board meetings (unless the independent directors determine such a session is not required).

Assessments

        The Board has adopted an annual formal assessment process with respect to performance of the Board and its committees. The Board as a whole considers the contributions and performance of the Board and each of its committees by conducting a performance review questionnaire. The Board uses this assessment to determine whether additional expertise is required to ensure that the Board is able to discharge its responsibilities and individuals with specific skill sets are identified.

Audit Committee Financial Expert

        Each member of the Audit Committee is financially sophisticated, as defined by the NASDAQ Global Select Market Listing Standards, and is financially literate, as defined by Canadian securities regulations, and as required by such rules, able to read and understand fundamental financial statements, including Novelion's consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows. The Board has determined that John C. Thomas, Jr. and Anne VanLent are each "audit committee financial experts" as defined in Item 407(d)(5) of Regulation S-K under the Exchange Act, and that all of our Audit Committee members are "independent," as independence for audit committee members is defined by the NASDAQ Global Select Market Listing Standards and applicable U.S. and Canadian securities rules.

Compensation Committee Interlocks and Insider Participation

        During 2016, none of the members of the Compensation Committee is or was previously an officer or employee of Novelion or has any relationships requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.

        None of Novelion's executive officers served during 2016 as members of the compensation committee or board of directors of any entity that had one or more executive officers serving as a member of the Novelion Compensation Committee or Novelion Board.

        John Thomas, Jr. is a director and the Chair of the Audit Committee and member of the Corporate Governance and Nominating Committee of Novelion. Mr. Thomas is also the Chief Financial Officer and Secretary of CorMatrix Cardiovascular, Inc. ("CorMatrix"). Jason Aryeh was a member of the Board of Directors and Compensation Committee of CorMatrix until March of 2017 and as such, he participated in compensation decisions about Mr. Thomas and CorMatrix's other executive officers. Mr. Aryeh is the Chairman of the Board of Novelion. Mr. Aryeh has not at any time received compensation from Novelion other than for his service in his role as a director of Novelion and for his provision of certain investor relations services, each as described in the "Compensation of Directors" section of this Proxy Statement.

        The director nominees are also directors of the following publicly traded companies:

Name of Director	Publicly Traded Companies

Jason Aryeh	Ligand Pharmaceuticals Incorporated
Aralez Pharmaceuticals Inc.

Dr. Mark Corrigan	Cardiome Pharm Corporation
Nabriva Therapeutics AG

Dr. Geoffrey Cox	Aviragen Therapeutics Inc.

Kevin Kotler	n/a

Dr. Jorge Plutzky	VIVUS, Inc.

Dr. Stephen Sabba	Ligand Pharmaceuticals Incorporated

Donald Stern	n/a

Mary Szela	Novo Nordisk A/S
Coherus Biosciences, Inc.

John Thomas, Jr.	Medovex Corporation
NantKwest, Inc.

Communicating with the Board of Directors

        Our Board of Directors has approved a Security Holder Communications Policy that can be found on our website at www.novelion.com. Pursuant to this policy, shareholders who wish to address questions regarding our business directly with our Board of Directors as a whole, or with any individual director, should direct his or her questions in writing to the attention of the Secretary of Novelion at:

Novelion Therapeutics Inc.
887 Great Northern Way, Suite 250
Vancouver, British Columbia, V5T 4T5
Canada

        Communications will be distributed to our Board of Directors, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communications.

        Shareholders and other interested persons may submit concerns regarding accounting matters by following the instructions for making a report published in the Corporate Governance subsection of the Investors section of our website.

Board of Directors and Board Committees

        The Board has a standing Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, and Compliance Committee. The Board disbanded the Scientific Review Committee of the Board on December 1, 2016. From time to time, the Board may establish special committees to assist the Board with respect to certain matters.

        The Board held 17 meetings (in person or by teleconference) in 2016. During the period from January 1, 2016 to December 31, 2016, attendance by the directors at meetings of the Board was as follows:

Director	Board Meetings

Jason Aryeh	16 of 17

Dr. Stephen Sabba	16 of 17

Dr. Geoffrey Cox	16 of 17

John C. Thomas, Jr.	15 of 17

Mary Szela	1 of 1*

Donald Stern	1 of 1*

Dr. Jorge Plutzky	1 of 1*

Anne VanLent	1 of 1*

Sandford Smith	1 of 1*

Jeffrey Meckler	10 of 16**

John Kozarich	10 of 16**

*
Joined the Board in connection with the closing of the Merger on November 29, 2016.

**
Resigned from the Board in connection with the closing of the Merger on November 29, 2016.

        The following table and accompanying narrative provides information about the membership and meetings of the standing committees of the Board in 2016.

Committee	Current Members	Members Prior to Merger	Number of Meetings in 2016
Audit Committee	John Thomas, Jr. (Chair) Dr. Stephen Sabba Anne VanLent	Dr. Stephen Sabba (Chair) John Thomas, Jr. Jeffrey Meckler	8
Compensation Committee	Dr. Stephen Sabba (Chair) Kevin Kotler Dr. Jorge Plutzky	Jeff Meckler (Chair) John Thomas, Jr. Dr. Stephen Sabba	6
Compliance Committee	Donald Stern (Chair) Dr. Mark Corrigan Anne VanLent	n/a	1
Corporate Governance and Nominating Committee	Kevin Kotler (Chair) Jason Aryeh John Thomas, Jr.	Jason Aryeh (Chair) John Thomas, Jr. Jeffrey Meckler	3

        The Compliance Committee was formed in December 2016; all of the members of this committee served on the committee since its formation, except for Dr. Corrigan, who was appointed to the Board and replaced Mr. Smith on the Compliance Committee in March 2017. Except for Dr. Kozarich and Mr. Meckler, during 2016, each director of the Board attended at least 75% of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by all committees of the Board on which such director served during 2016. Director attendance at Board and committee meetings is assessed based on the number of committee meetings a director attended during their relevant term of service on such committee.

        Set forth below is a chart indicating, by committee, each standing committee's current members and the key functions of the committees.

Committee	Members	Key Functions

Audit	John Thomas, Jr.* Dr. Stephen Sabba Anne VanLent

•

Appoints, approves the compensation, and assesses the independence of our independent auditors;

•

Pre-approves audit and permissible non-audit services to be provided by our auditors and the terms of these services;

•

Reviews and recommends to the Board the approval of the audited financial statements; reviews and approves the interim financial statements and earnings releases prior to filing;

•

Coordinates the oversight and reviews the adequacy of our internal controls over financial reporting and our disclosure controls and procedures;

•

Oversees Novelion's accounting and financial reporting practices;

•

Reviews the management of corporate financial risks and related party transactions in accordance with Novelion's Related Party Transactions Policy;

•

Establishes, oversees and periodically assesses the procedures for the receipt and retention of complaints and concerns regarding accounting, internal accounting controls, or auditing;

•

Reviews, at least annually with management, compliance with Novelion's Code of Conduct;

•

Establishes procedures regarding the receipt, retention and consideration of any report of evidence of a material violation of applicable U.S. or Canadian securities laws or a material breach of fiduciary duty by Novelion's directors, officers, employees or agents, and initiates and oversees any investigations arising therefrom;

•

Reviews and assesses the adequacy of the Audit Committee Charter annually and recommends to the Board any amendments or modifications that the Audit Committee deems appropriate;

•

Reviews, discusses, and assesses the Audit Committee's performance as well as its role and responsibilities at least annually, seeking input from senior management, the Board, and others as the Audit Committee deems appropriate.

Committee	Members	Key Functions

Corporate Governance and Nominating	Kevin Kotler* Jason Aryeh John Thomas, Jr.

•

Develops and recommends to the Board criteria for identifying, selecting and evaluating nominees for appointment or election as members of the Board and committee members;

•

Identifies, considers and recommends to the Board qualified individuals for nomination for election or to fill Board vacancies;

•

Considers director nominees recommended by shareholders, and oversees the Company's policies and procedures with respect to these nominations;

•

Retains, oversees and terminates search firms used to identify director candidates, legal counsel or other advisers, including approval of their fees and terms of retention;

•

When required, expeditiously considers any resignation tendered by a director pursuant to the Company's Majority Voting Policy in accordance with the provisions of such policy and recommends to the Board whether to accept, delay accepting or reject such resignation;

•

Reviews annually the Corporate Governance and Nominating Committee's Charter and each of the Mandate of the Board and the Mandate of the Chairman of the Board, and recommends changes to the Board;

•

Develops, oversees and reviews Board governance principles and the effectiveness of corporate governance for recommendation to the Board;

•

Evaluates the size, composition and structure of the Board and Board committees for recommendation to the Board;

•

Develops and oversees the Board continuing education program and the orientation program;

•

Coordinates and oversees an annual process to assess the effectiveness of the Board and individual members of the Board;

•

Develops succession plans for the Chair of the Board and the CEO; and

•

Reviews compliance with Novelion share ownership guidelines by members of the Board and executive officers.

Committee	Members	Key Functions

Compensation	Dr. Stephen Sabba* Kevin Kotler Dr. Jorge Plutzky

•

Reviews and recommends to the Board the corporate goals relevant to the compensation of the CEO, and evaluates and makes recommendations to the Board concerning the performance of the CEO against those goals;

•

Considers any risks associated with proposed CEO compensation arrangements and potential ways to mitigate such risks;

•

Determines the compensation and employment agreement terms for all executive officers of the Company;

•

Reviews and makes recommendations to the Board concerning the director compensation program;

•

Provides oversight of management's decisions regarding the compensation of senior management;

•

Manages, administers, reviews and makes recommendations to the Board with respect to short and long-term incentive-based compensation plans and equity-based plans;

•

Manages and administers all equity-based plans, and reviews and makes recommendations with regard to policies and procedures for the grant of equity-based awards;

•

Reviews, discusses with management and recommends the Compensation Discussion and Analysis for inclusion in the Company's Proxy Statement or Form 10-K;

•

Develops and proposes share ownership guidelines for members of the Board and executive officers;

•

Reviews and assesses the adequacy of the Compensation Committee Charter annually and submits any proposed changes to the Board for approval;

•

Performs an annual performance evaluation of the Compensation Committee and reports to the Board on the results of such evaluation; and

•

Exercises sole authority to retain, terminate and approve any fees and other retention terms of any consulting firm, independent legal counsel or other outside adviser on compensation matters that is to be used by the Company or the Compensation Committee to assist in the evaluation of director, CEO or executive officer compensation.

Committee	Members	Key Functions

Compliance Committee	Donald Stern* Dr. Mark Corrigan Anne VanLent

•

Reviews the status of Novelion's compliance with relevant laws, regulations and internal procedures (other than those allocated to other committees);

•

Oversees that management has established, documented and maintained, and periodically reevaluates, its policies and procedures to assure that an adequate system of compliance and risk management is functioning within the Company;

•

Receives periodic (at least annual) presentations by management summarizing the Company's programs and controls for compliance with legal and regulatory requirements;

•

Receives regular reports from Novelion's General Counsel and Chief Compliance Officer on key legal and compliance matters, and provides guidance and oversight on such matters;

•

Oversees the implementation of the Company's compliance program with respect to companies acquired by the Company or in which the Company has controlling interest;

•

Reviews reporting chains that seek to provide a protected channel for reporting compliance related concerns to management and the Board;

•

Receives in its discretion reports from management on employee training and internal messaging regarding Novelion's commitment to behavior and practices that comply with our compliance policies and applicable laws and regulations, as well as our efforts to promote a culture focused on compliance;

•

At least annually, receives a report from management regarding the results of risk management reviews and assessments, as well as any significant compliance investigations and disciplinary actions;

•

Receives reports on internal investigations or government or regulatory actions that may cause significant financial or reputational damage to the Company or that otherwise indicate a significant compliance or regulatory issue;

•

Recommends to the Board or any relevant committee of the Board corrective actions or programs directed at resolving issues of non-compliance or encouraging a culture focused on compliance, including the terms and objectives of incentive compensation plans and any recommendations regarding the extent, if any, to which incentive-based compensation should be reduced or restructured in response to issues regarding risk management and compliance;

•

At least annually, reviews and assesses the adequacy of the Global Code of Conduct;

Committee	Members	Key Functions

•

At least annually, reports to the Board on (i) the Company's compliance functions, (ii) relevant compliance issues involving the Company of which the Compliance Committee has been made aware, including a summary of the results of any compliance investigations conducted by the Company, (iii) any potential patterns of non-compliance identified within the Company, (iv) any significant disciplinary actions against any employee, and (v) any other issues that may reflect any problems in compliance or regulatory matters exposing the Company to substantial compliance risk;

•

Reviews and assesses the adequacy of the Compliance Committee Charter on a periodic basis and submits any proposed changes to the Board for approval; and

•

Performs an annual performance evaluation of the Compliance Committee and reports to the Board on the results of such evaluation.

*
Chair

Committee Chairs

        The Board has not developed written position descriptions for the Chair of each of the committees of the Board. The Chair of each committee has accepted leadership responsibilities of the committee including setting the agenda for and chairing the meetings, liaising with management as appropriate, as well as for ensuring fulfillment of the mandate set out in the charters of the committees.

COMPENSATION OF DIRECTORS

Director Compensation

Overview

        The compensation program for our non-employee directors is intended to fairly compensate each director for the time and effort required of a director based upon the size and complexity of our business, as well as, through an equity component of the program, to further align the interests of our non-employee directors with those of our shareholders. The amount and form of director compensation is reviewed periodically by the Compensation Committee, with any resulting recommendations made to the Board, to ensure that such compensation accurately reflects the responsibilities and risks of being an effective director.

        To assist in its evaluation of director compensation, the Compensation Committee has the authority to retain independent compensation consultants. During 2016, the Compensation Committee worked with Radford to review our director compensation program, which was then reviewed by the Board.

        The non-employee directors receive cash and equity-based compensation for their services on the Board as described below.

Cash Compensation

        Effective November 1, 2015, following consultation with Radford and a review of the September 2015 Peer Group (defined below), the Pre-Merger Board, upon recommendation of the Compensation Committee, amended the cash component of our director compensation program to eliminate all per meeting attendance fees and amend the retainers associated with Chairmanship and Board and Committee membership positions. As a result, the cash compensation component of our program in 2016 included annual Board and Committee member or Chair position retainers, and fees paid for attending to Board or Committee business (other than for meeting attendance). Directors are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with our policies and up to CAD$1,500 reimbursement for preparation of annual Canadian tax returns. Director retainers and fees are paid to the Board quarterly in arrears.

        Following consultation with Radford and upon recommendation of the Compensation Committee, the Post-Merger Board set the annual retainer for the Chair and member positions of the Compliance Committee as set forth below, effective immediately upon formation of the Compliance Committee on December 1, 2016. On December 1, 2016, the Board authorized the termination of fees paid to Mr. Aryeh in his role as a director and Chairman of the Board for certain investor relations services.

        On December 19, 2016, based upon a review of our peer group market data provided by Radford (the "2017 Market Data"), the Compensation Committee of the Post-Merger Board determined that the total cash compensation component of the director compensation program was aligned with the 50th percentile of the 2017 Market Data. As a result, no changes to the cash component of the director compensation program were recommended by the Compensation Committee at that time.

        Fees paid to the non-employee directors in 2016 were as follows:

Nature of Board Duty	Fee (US$)
Annual Board Retainer Fee:
• for all Directors	$40,000
• additional retainer for Chairman of the Board	$40,000
Additional Annual Retainer Fee for Chair of the:
• Audit Committee	$20,000
• Compensation Committee	$15,000
• Corporate Governance and Nominating Committee	$10,000
• Compliance Committee	$20,000
• Scientific Review Committee	$10,000
Additional Annual Retainer Fee for Member of the:
• Audit Committee	$10,000
• Compensation Committee	$7,500
• Corporate Governance and Nominating Committee	$5,000
• Compliance Committee	$10,000
• Scientific Review Committee	$5,000

Fee to perform Board or committee business (other than attendance at a Board or committee meeting, but including certain investor relations services by Mr. Aryeh through December 1, 2016) at the specific request of the Board or relevant committee:

• if no out-of-town travel is required	$1,500
• if out-of-town travel is required	$3,000
Fee to Novelion Board member for attending operating subsidiary Board meeting as a member of the Board of Directors of the operating subsidiary (whether in person or by telephone)	$1,500

Equity-Based Compensation

        In addition to cash compensation, our non-employee directors also receive equity-based compensation to ensure that their interests are aligned with those of our shareholders.

        Non-employee directors are eligible to receive grants of stock options and restricted stock units ("RSUs") under our equity incentive plan (prior to giving effect to the amendments described below in Proposal No. 5, the "Equity Incentive Plan"). RSUs granted to our non-employee directors typically vest in three successive and equal annual installments on the date of each of the first three annual general meetings held by Novelion after the grant date. Upon vesting, each RSU represents the right to receive one common share. The Compensation Committee's objective in recommending the grant of equity awards to non-employee directors is to provide a reasonable, market-based incentive for directors to deliver increased value to shareholders. Based in part on advice received from Radford in December 2016, the Compensation Committee recommended that the Board's equity grants to non-employee directors be comprised solely of stock options, as stock options are an effective way to align the interests of the non-employee directors with those of the shareholders because they provide value only if the value of our common shares increases.

        Equity grants to the non-employee directors typically occur annually, promptly following each annual general meeting of shareholders. On November 4, 2015, following consultation with Radford and upon the recommendation of the Compensation Committee, the Pre-Merger Board approved a grant of 10,000 stock options for Mr. Aryeh, as Chairman of the Board, and 5,000 stock options for each of the other non-employee directors (the "2015 Director Options"), subject to certain future events and conditions related to the Company's special election distribution of common shares (the "Aralez Shares") of Aralez Pharmaceuticals Inc. (the "Aralez Distribution"). The grant of 5,000 stock options to directors was positioned at the 50th percentile of the September 2015 Peer Group. Also on November 4, 2015, in order to address the loss in value of the deferred share units ("DSUs") granted to directors in 2012 and 2013 that would occur as a result of the Aralez Distribution, the Pre-Merger Board approved a grant of 2,560 DSUs for Mr. Aryeh, as Chairman of the Board, and 1,280 DSUs for each of the other directors, including Dr. Cox (the "2015 Director DSUs"), also subject to certain future events and conditions related to the Aralez Distribution.

        On June 17, 2016, upon the satisfaction of the conditions precedent to the grants of the 2015 Director Options and the 2015 Director DSUs, the 2015 Director Options and the 2015 Director DSUs were awarded to the directors without any further action of the Board. Pursuant to the terms of the Directors' Deferred Share Unit Plan (the "DDSU Plan"), the vesting of all DSUs held by the directors on the Pre-Merger Board accelerated upon the closing of the Merger. DSUs are converted to cash only when a director ceases to be a member of the Board. The DSUs held by Dr. Kozarich and Mr. Meckler were converted to cash upon the closing of the Merger.

        On June 17, 2016, the Pre-Merger Board, following consultation with Radford and upon the recommendation of the Compensation Committee, approved a grant of 10,000 stock options for Mr. Aryeh, as Chairman of the Board, and 5,000 stock options for each of the other non-employee directors (the "2016 Director Options"). Based on market data and the fact that the valuation of the Company had not significantly changed since the approval of the 2015 Director Options on November 4, 2015, the 2016 Director Options were determined to be aligned with the 50th percentile of the September 2015 Peer Group.

        Pursuant to the terms of the Merger Agreement, all stock options held by the legacy Aegerion board members were cancelled for no consideration on the effective date of the Merger, due to the fact that the exercise price of the stock options exceeded the fair market value of the Merger consideration. As a result of this, the legacy Aegerion board members appointed to the Post-Merger Board (other than Mr. Smith, who held certain RSUs), as well as Mr. Kotler, held no equity awards in the Company following the Merger. On December 22, 2016, following consideration of the 2017 Market Data, and upon recommendation of the Compensation Committee, the Board approved a grant of 9,600 stock options to each of the non-employee directors on the Post-Merger Board. The stock options were granted with an exercise price equal to the closing price of the Company's common shares on the grant date, and vest in 36 equal monthly installments commencing on the monthly anniversary of the grant date. The grant was positioned at the 50th percentile of the 2017 Market Data at an "initial" grant size, which equated to 1.5 times a typical annual grant. The timing of the grant to the Post-Merger Board was aligned with the timing of the equity awards to the Company's new management team and employees following the Merger. Upon his appointment to the Board on March 30, 2017, Dr. Corrigan received an initial grant of 9,600 stock options, with an exercise price equal to the closing price of the Company's common shares on the grant date, and vesting in 36 equal monthly installments commencing on the monthly anniversary of the grant date. On March 9, 2017, the Board approved the accelerated vesting of options held by individuals who would cease to be directors due to the Board's decision not to re-nominate such individuals for election at the Annual Meeting, with this acceleration to occur upon the earlier of the individual's resignation from the Board or the date of the Annual Meeting. As a result, the vesting of options held by Mr. Smith accelerated upon his resignation from the Board on March 30, 2017, and the vesting of options held by Ms. VanLent will accelerate as of the Annual Meeting, since she is not standing for re-election, unless she earlier resigns.

        We also maintain the DDSU Plan. Under the DDSU Plan, at the discretion of the Board, non-employee directors can receive a portion of their equity-based compensation in the form of DSUs. A DSU is convertible only into cash (i.e. no shares are issued), and can only be settled after the director ceases to be a member of the Board. The DSUs vest monthly over 36 months from the first month after the date of grant. The value of a DSU, when converted to cash, will be equivalent to the market value of a Novelion common share at the time the conversion takes place. We do not have a history of paying dividends on our common shares; however, if dividends are ever paid on our common shares, a non-employee director's DSU account will be credited with dividend equivalents (in the form of additional DSUs) at the same rate.

        The following table provides information regarding the compensation earned by our non-employee directors in 2016. For legacy Aegerion board members, amounts include cash fees paid and equity awards granted by Aegerion prior to the Merger, and cash fees paid and equity awards granted by Novelion following the Merger.

2016 Non-Employee Director Compensation

Name(1)	Fees Earned ($) USD	Stock Option Awards ($) USD(3)(4)(5)(6)	Stock Awards ($) USD(6)(7)	Other Comp. ($) USD	Total ($) USD
Jason Aryeh	$143,583	$87,272	$18,304	$—	$249,159
Dr. Geoffrey Cox	3,492	70,772	—	—	74,264
Kevin Kotler(8)	4,792	34,272	—	—	39,064
Dr. Jorge Plutzky	49,791	34,272	—	—	84,063
Dr. Stephen Sabba	71,875	60,772	9,152	—	141,799
Donald Stern	87,500	34,272	—	—	121,772
John Thomas	62,709	60,772	9,152	—	132,633
Anne VanLent	88,833	34,272	—	—	123,105
Sandford Smith(2)	86,667	34,272	—	136,568	257,507
Dr. John Kozarich	45,634	22,819	—	—	68,453
Jeffrey Meckler	63,887	22,819	—	—	86,706

	$708,763	$496,586	$36,608	$136,568	$1,378,525

(1)
Dr. Kozarich and Mr. Meckler resigned from the Board on November 29, 2016, in connection with the completion of the Merger. Mr. Smith resigned from the Board on March 30, 2017. Dr. Mark Corrigan was appointed to the Board on March 30, 2017 and, therefore, is not included in the table above.

(2)
Mr. Smith received a bonus of $136,538 in April 2016, in connection with his service as Aegerion's interim CEO from July 2015 to January 2016.

(3)
Includes the grant date fair value of the annual option award granted to our current non-employee directors, with the exception of Dr. Corrigan, on December 22, 2016, for the purchase of 9,600 shares of our common stock at an exercise price of $8.65 per share. The options vest over three years on a monthly basis from the grant date. The grant date fair value has been determined using the Black-Scholes option-pricing model in accordance with ASC Topic 718, Compensation — Stock Compensation, or ASC Topic 718. In determining the Black-Scholes value, we used the assumptions described in Note 12 to the consolidated audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)
Includes the grant date fair value of the option awards granted to the below non-employee directors, including former non-employee directors, on June 17, 2016, for the purchase of shares of our common stock at an exercise price of $7.15 per share. The options vest over three years on a monthly basis from the grant date. The grant date fair value has been determined using the Black-Scholes option-pricing model as noted in footnote (3) above.

Name	Option Shares
Jason Aryeh	53,000
Dr. Stephen Sabba	10,000
John Thomas	10,000
Dr. John Kozarich	8,611
Jeffrey Meckler	8,611
(5)
Includes the grant date fair value of the option award granted to Dr. Cox on December 6, 2016, for the purchase of 10,000 shares of our common stock at an exercise price of $9.00 per share. The options vested immediately on the grant date. The grant date fair value has been determined using the Black-Scholes option-pricing model as noted in footnote (3) above.

(6)
Excludes the 50,000 option award and 1,280 DSU award granted to Dr. Cox on June 17, 2016, respectively, as part of his service as Interim CEO. The grant date fair value of these awards is included in the 2016 Summary Compensation Table. For additional information regarding the compensation Dr. Cox received in connection with his service as Interim CEO, refer to the "Executive Compensation" section of this Proxy Statement.

(7)
Includes the grant date fair value of DSU awards granted to the non-employee directors listed below on June 17, 2016, at a market value of $7.15 per share. DSUs are settled in cash and can only be settled once a director ceases to be a member of the Board.

Name	DSU Shares
Jason Aryeh	2,560
Dr. Stephen Sabba	1,280
John Thomas	1,280
(8)
Fees earned by Mr. Kotler are paid to Broadfin Healthcare Master Fund, Ltd.

Director Awards Outstanding as at December 31, 2016

Name	Total Outstanding Options	Total Outstanding RSUs	Total Outstanding DSUs(3)
Jason Aryeh	29,600	—	11,360
Dr. Geoffrey Cox(1)	87,600	—	—
Kevin Kotler	9,600	—	5,680
Dr. Jorge Plutzky	9,600	—	—
Dr. Stephen Sabba	19,600	—	5,680
Sandford Smith(2)	9,600	1,823	—
Donald Stern	9,600	—	—
John Thomas	19,600	—	5,680
Anne VanLent	9,600	—	—
Dr. John Kozarich	8,611	—	—
Jeffrey Meckler	53,611	—	—

	266,622	1,823	28,400

*
Stock and option awards that were granted/priced in Canadian dollars and have been converted to U.S. dollars for disclosure purposes using an average of 2016 noon buying rates published by the Federal Reserve Bank of New York. The exchange rate used is: USD$1.00 = CAD$1.3243.

(1)
Includes 68,000 stock options and 5,680 DSUs outstanding as of December 31, 2016 that were granted to Dr. Cox in connection with his employment as Interim CEO and not in his capacity as a director, the grant date fair value of which is included in the Summary Compensation Table. For more information on compensation received by Dr. Cox for his service as Interim CEO, refer to the Executive Compensation section of this Proxy Statement.

(2)
Includes 1,823 RSUs outstanding as of December 31, 2016 that were granted to Mr. Smith on August 21, 2015 in connection with his employment as Aegerion's interim CEO a and not in his capacity as a director, the grant date fair value of which is $162,338.

(3)
DSUs are settled in cash and can only be settled once a director ceases to be a member of the Board.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Information Regarding Director Nominees

        The term of office of each of the present directors expires at the Annual Meeting. The persons named below will be presented for election at the Annual Meeting as management's nominees and the persons named in the accompanying form of proxy intend to vote for the election of these nominees. Anne VanLent, a current director, is not standing for reelection at the Annual Meeting. Each director elected at the Annual Meeting will hold office until the next annual general meeting of Novelion or until his or her successor is elected or appointed, unless his or her office is earlier vacated in accordance with the articles of Novelion or with the provisions of the BCBCA.

        The names of the nominees and certain information about them are set forth below:

Name of Nominee and Residence	Age	Position(s) With the Company	Independent	Director Since	Principal Occupation
JASON M. ARYEH California, USA	48	Chairman and Director	Yes	2012	Managing partner, hedge fund
DR. MARK CORRIGAN Massachusetts, USA	59	Director	Yes	2017	Director
DR. GEOFFREY COX Massachusetts, USA	73	Director	No	2012	Director
KEVIN KOTLER New York, USA	45	Director	Yes	2016	Managing partner, hedge fund
DR. JORGE PLUTZKY Massachusetts, USA	58	Director	Yes	2016	Physician
DR. STEPHEN SABBA New York, USA	57	Director	Yes	2012	Partner and Portfolio Manager
DONALD STERN Massachusetts, USA	71	Director	Yes	2016	Attorney
MARY SZELA Illinois, USA	53	Director and CEO	No	2016	CEO
JOHN THOMAS, JR. Georgia, USA	63	Director	Yes	2012	CFO

        There is no family relationship between any of our directors, director nominees or executive officers. The number of common shares owned by each of the nominees for election as a director is set forth under "Security Ownership of Certain Beneficial Owners and Management" in this Proxy Statement.

Directors

        Jason Aryeh, age 48, is the Chairman of the Board and a Director of Novelion (since 2012) and serves on the Corporate Governance and Nominating Committee. Mr. Aryeh is the Founder and Managing General Partner of JALAA Equities, LP (since 1997), a private hedge fund focused on the life sciences sector. Mr. Aryeh also serves on the Board of Directors of Aralez Pharmaceuticals Inc. (since 2016), a public specialty pharmaceuticals company, Ligand Pharmaceuticals Incorporated ("Ligand") (since 2006), a public biotechnology company, and the Cystic Fibrosis Foundation's Therapeutics Board (since 2011). Mr. Aryeh previously served on the Board of Directors of Immunomedics, Inc. ("Immunomedics") (January 2017 to March 2017), a public biopharmaceutical company developing monoclonal antibody-based products. Mr. Aryeh has previously served as a director or as a consultant focused on maximizing shareholder value for multiple other biotechnology and regenerative medicine companies. Mr. Aryeh earned a B.A. in economics, with honors, from Colgate University, and is a member of the Omnicron Delta Epsilon Honor Society in economics.

        The Board has concluded that Mr. Aryeh is well-qualified to serve on the Board and as Chairman of the Board, and has the requisite qualifications, skills and perspectives stemming from his experience in the biotechnology and specialty pharmaceutical sector as a hedge fund manager and serving on the boards of publicly-traded companies. The Board believes that Mr. Aryeh's strategic insight and in-depth understanding of health care trends and capital markets add significant value to the Board.

        Dr. Mark Corrigan, M.D., age 59, has served as a Director of Novelion since March 2017 and serves as a member of the Compliance Committee. Currently, Dr. Corrigan also serves on the board of directors of Cardiome Pharma Corp., a public cardiovascular therapeutics company (since 2015) and the supervisory board of Nabriva Therapeutics AG, a public biopharmaceutical company (since 2016). From 2015 to March 2017, Dr. Corrigan served as a director of CoLucid Pharmaceuticals, Inc. (a public biopharmaceutical company), prior to its acquisition by Eli Lilly and Company. From 2014 to 2016, Dr. Corrigan served as chairman of the board of directors of EPIRUS Biopharmaceuticals, Inc. ("EPIRUS"), which filed for bankruptcy in July 2016. Prior to that, Dr. Corrigan served as President and Chief Executive Officer of Zalicus Inc. ("Zalicus"), from January 2010 until the completion of Zalicus' merger with EPIRUS in July 2014. From 2013 to 2015, Dr. Corrigan served on the board of directors of Avanir Pharmaceuticals, Inc. (acquired by Otsuka Pharmaceuticals Co., Ltd.), a publicly traded company, chairing the Scientific Committee, and serving on the Nominating and Corporate Governance Committee. From 2008 to 2015, Dr. Corrigan served on the board of directors of Cubist Pharmaceuticals, Inc. (acquired by Merck & Co., Inc.), a publicly traded biopharmaceutical company, serving on the Audit Committee and the Nominating and Governance Committee and chairing the Scientific Affairs Committee. From 2003 to 2009, Dr. Corrigan was Executive Vice President, Research & Development of Sepracor, Inc. (now Sunovion Pharmaceuticals Inc.) ("Sunovion"). Prior to joining Sunovion, Dr. Corrigan spent 10 years with Pharmacia & Upjohn, Inc., most recently as Group Vice President of Global Clinical Research and Experimental Medicine. Dr. Corrigan spent five years in academic research at the University of North Carolina Medical School, focusing on psychoneuroendocrinology, before joining the pharmaceutical industry. Dr. Corrigan holds a B.A. and an M.D. from the University of Virginia and received specialty training in psychiatry at Maine Medical Center and Cornell University.

        The Board has concluded that Dr. Corrigan is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives derived from his extensive experience in the biopharmaceutical industry, including as a director and executive officer of publicly-traded biotechnology companies, as well as his scientific background.

        Dr. Geoffrey Cox, Ph.D., age 73, is a Director of Novelion (since 2012). Previously, Dr. Cox served as our Interim CEO (from October 2014 to November 2016). Dr. Cox has extensive pharmaceutical and biotechnology experience holding a broad range of senior management and board positions with private and public companies. Dr. Cox is the Principal of Beacon Street Advisors LLC (since 2013) which provides corporate, operational and organizational strategic advice and interim management support to life sciences companies. Previously, he was a partner with Red Sky Partners LLC, a life sciences consulting firm (from 2011 to 2013). Dr. Cox served as a Director (2000 to 2012) and the Non-Executive Chairman (2007 to 2012) of Nabi Biopharmaceuticals prior to its merger with Biota in 2012 and continues to serve as a Director of Biota (now Aviragen Therapeutics Inc.), a public anti-infective drug development company. He also served as a Director of Gallus Biopharmaceuticals LLC (2011 to 2014), a biologics contract manufacturing and development company, and as a Director of Immunomedics (January 2017 to March 2017), and currently serves as a Director of Lakewood-Amedex LLC (since 2013), a private company developing novel antibiotics and RNA silencing technology. Dr. Cox was Chairman, President and CEO of GTC Biotherapeutics Inc. (now rEVO Biologics) (2001 to 2010), a company focused on the development of recombinant therapeutic proteins, including proteins for the treatment of rare diseases, using transgenic animal production technology. Prior to 2001, Dr. Cox was Executive VP, Operations, of Genzyme Corporation and later Chairman, President and CEO of Aronex Pharmaceuticals Inc. Dr. Cox is a past Chairman and current member of the Board of the Massachusetts Biotechnology Council. He previously served on the Board of the Biotechnology Industries Association and as a

member of its Health Governing and Emerging Companies Sections. Dr. Cox received a B.Sc. (Hons) in biochemistry from the University of Birmingham, UK, and a Ph.D. in biochemistry from the University of East Anglia, UK.

        The Board has concluded that Dr. Cox is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives derived from his extensive leadership experience in the biopharmaceutical industry, including as a director and executive officer of publicly-traded biotechnology companies. The Board believes that Dr. Cox's strategic consulting, operations and business development expertise as well as his scientific background bring significant value to the Board.

        Kevin Kotler, age 45, has served as a Director of Novelion since November 2016 and serves as Chair of the Corporate Governance and Nominating Committee and as a member of the Compensation Committee. Mr. Kotler has over 23 years of experience as an investor and analyst following the healthcare industry. He is the founder and Managing Partner of Broadfin Capital, which is the investment advisor for Broadfin Healthcare Master Fund, Ltd., a healthcare focused investment fund which he launched in 2005. Mr. Kotler was designated to the Board by Broadfin Capital. Since 2014, Mr. Kotler has served as a Director of InnerSpace Neuro Solutions, Inc., a privately-held medical device company. Mr. Kotler earned a B.S. in economics from the Wharton School at the University of Pennsylvania in 1993.

        The Board has concluded that Mr. Kotler is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives stemming from his experience in the pharmaceutical and medical device sectors as a hedge fund manager. The Board believes that Mr. Kotler's strategic insight and in-depth understanding of health care trends and capital markets add significant value to the board of directors of Novelion.

        Dr. Jorge Plutzky, M.D., age 58, has served as a Director of Novelion since November 2016 and serves as a member of the Compensation Committee. Dr. Plutzky was designated to the Board by Sarissa Capital Management LP. Prior to this, Dr. Plutzky served as a member of Aegerion's Board of Directors since April 2015. Dr. Plutzky is the Director of Preventive Cardiology, which includes the Lipid Clinic, in the Cardiovascular Medicine Division at Brigham and Women's Hospital. Since 1995, he has been on the faculty at Harvard Medical School and has directed a basic science laboratory focused on transcriptional mechanisms involved in lipid metabolism, adipogenesis and diabetes, and the relationship of these conditions to inflammation and atherosclerosis. Throughout his career, Dr. Plutzky has also been involved in translational clinical studies investigating links between metabolic disorders and cardiovascular disease. Dr. Plutzky has been a member of the Scientific Advisory Committee of the Sarnoff Cardiovascular Research Foundation since 2009. Dr. Plutzky has been elected to the American Society for Clinical Investigation and is a Fellow of the American College of Cardiology. Dr. Plutzky has been involved with the U.S. Food and Drug Administration, serving both as a member of the Endocrinologic and Metabolic Drugs Advisory Committee and in advising and presenting for new drug application sponsors. He has been involved extensively with both the American Heart Association and the American Diabetes Association. Dr. Plutzky has been a member of the Board of Directors of VIVUS, Inc. (a public healthcare company) since May 2013. Dr. Plutzky holds a B.A. with Highest Honors from the University of Virginia, where he was an Echols Scholar and a member of Phi Beta Kappa, and an M.D. from the University of North Carolina, Chapel Hill. He completed research fellowships at the National Institutes of Health and the Massachusetts Institute of Technology.

        The Board has concluded that Dr. Plutzky is well-qualified to serve on the Board and has the requisite qualifications, skills and perspective based on his extensive experience and expertise in the lipid area.

        Dr. Stephen Sabba, M.D., age 57, is a Director of Novelion (since 2012) and serves as the Chair of the Compensation Committee and a member of the Audit Committee. Currently, Dr. Sabba is also a Partner and Health Care Portfolio Manager at Knott Partners, LP (since 2006), an investment fund, and a Director of Ligand (since 2008), a public biotechnology company. Previously, he was a Partner and Director of Research with Kilkenny Capital Management (2001 to 2006), a Chicago-based hedge fund. Dr. Sabba received his medical degree from the New York University School of Medicine, and completed a residency in internal medicine and a fellowship in gastroenterology at the Veterans Administration Medical Center in New York City. He earned a Bachelor of Science degree with honors at Cornell University.

        The Board has concluded that Dr. Sabba is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives based on his capital markets and financial expertise gained from his experience working in the hedge fund and investment fund industries. The Board believes that Dr. Sabba's deep understanding of the biotechnology industry, medicine and health care trends adds significant value to the Board.

        Donald Stern, age 71, has served as a Director of Novelion since November 2016 and serves as Chair of the Compliance Committee. Prior to this, Mr. Stern was a member of Aegerion's Board of Directors since September 2015. Mr. Stern is Managing Director of Corporate Monitoring & Consulting Services at Affiliated Monitors Inc., a consulting firm providing independent integrity monitoring services and compliance services across a wide range of regulated industries and professions. He is also Of Counsel to Yurko, Salvesen, & Remz, PC, a boutique litigation law firm in Boston. Mr. Stern was United States Attorney for the District of Massachusetts from 1993 to 2001. He was also the chair of the U.S. Attorney General's Advisory Committee from 1996 to 1998. Mr. Stern served as the chief legal counsel to Governor Michael S. Dukakis from 1987 to 1990. He also spent seven years as an assistant attorney general in the Massachusetts Attorney General's office, where he held several positions, including Chief of the Government Bureau. Previously, Mr. Stern was a partner at three major law firms, Cooley LLP, Bingham McCutchen LLP, and Hale and Dorr LLP (now Wilmer Cutler Pickering Hale and Dorr LLP), where his law practice focused on internal investigations, white collar defense and business litigation. He has extensive experience representing companies and individuals in complex civil, criminal and regulatory matters, with clients across a spectrum of industries, including health care, pharmaceutical, and financial services. Mr. Stern was an Advisor to President Barack Obama's Justice Department Transition Team. He currently co-chairs the American Bar Association/DOJ White Collar Liaison Committee, and is a former President of the National Association of Former U.S. Attorneys. He was a liaison to the American Bar Association Task Force on Corporate Monitors. Mr. Stern has been on the faculty of Boston College Law School and Harvard Law School. He received his LL.M. from the University of Pennsylvania, his J.D. from Georgetown University Law Center, and his B.A. from Hobart College. He also received an honorary LL.D. from the New England School of Law. Mr. Stern is a member of the Board of Directors of Blue Cross and Blue Shield of Massachusetts.

        The Board has concluded that Mr. Stern is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives based on his extensive experience as an adviser in corporate and government regulatory compliance.

        Mary Szela, age 53, was appointed Chief Executive Officer and a Director of Novelion on November 29, 2016. Prior to this, Ms. Szela was chief executive officer and a Director of Aegerion since January 2016. Prior to Aegerion, Ms. Szela was Chairperson of the Board and chief executive officer of Melinta Therapeutics, Inc. ("Melinta") from January 2013 to August 2015. Before joining Melinta, she held various management positions at Abbott Laboratories ("Abbott"), most recently as senior vice president for global strategic marketing and services. From 2008 to 2010, Ms. Szela served as president of the $8 billion U.S. pharmaceuticals division, during which time she directed the development and launch of more than eight new pharmaceutical products. Between 2002 and 2008, Ms. Szela managed several of Abbott's billion-dollar U.S. pharmaceutical businesses, and was VP of U.S. commercial operations. Prior to 2001, Ms. Szela held a series of leadership positions in the Abbott Hospital Products Division. She currently serves as a member of the boards of Novo Nordisk A/S, a public pharmaceutical company (since 2015) Coherus Biosciences, Inc., a public pharmaceutical company (since 2014) and Suneva Medical, Inc., a privately-held aesthetics company. Ms. Szela earned an M.B.A. and a B.S. in nursing from the University of Illinois.

        The Board has concluded that Ms. Szela is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives based on her extensive leadership experience as well as valuable expertise building global brands and advancing pipeline products in the biotechnology and pharmaceutical industries.

        John Thomas, Jr., age 63, is a Director of Novelion (since 2012) and is a member of Novelion's Audit and Corporate Governance and Nominating Committees. Mr. Thomas has more than 38 years of experience in a variety of financial and accounting positions, with the last 28 years spent in the medical, pharmaceutical and device fields. Currently, Mr. Thomas also serves as Chief Financial Officer and Secretary (since 2001) and served as a Director (2001 to 2016) of CorMatrix, a privately-held medical device company, and as Chief Financial

Officer, Secretary and Director of Motion Reality, Inc. (since 1991), a motion capture and simulation company. Since September 2013, Mr. Thomas has served on the Board of Medovex Corporation a publicly-traded medical device company. Since 2014, Mr. Thomas has served on the Board of Directors of NantKwest, Inc., a publicly-traded biotechnology company. Mr. Thomas has also served as the Chief Financial Officer of The Zika Foundation, a non-profit organization addressing the Zika virus. In the past ten years, Mr. Thomas served as acting Chief Financial Officer for DemeRx, Inc. (2010 to 2011); as Chief Financial Officer for MRI Interventions, Inc. (1998 to 2010), MiMedx Group, Inc. (2007 to 2008) and DARA BioSciences (2003 to 2009); and as a director of MRI Interventions, Inc. (2004 to 2011) and DARA BioSciences (2012). Previously, Mr. Thomas also served as a Trustee and subsequently the Chairman of the Finance Committee of The Walker School, a private Pre-K through 12 grade school (1999 to 2012). Mr. Thomas is a Certified Public Accountant and graduated from the University of Virginia, McIntire School of Commerce with a Bachelor of Science in Commerce degree in 1975.

        The Board has concluded that Mr. Thomas is well-qualified to serve on the Board and has the requisite qualifications, skills and perspectives based on his financial and development stage company expertise and service on the Boards of pharmaceutical and medical device companies. The Board believes that Mr. Thomas' background and experience serving as Chief Financial Officer of a number of life sciences companies provides him with valuable perspective on financial management, performance and strategy for a biotechnology company such as Novelion.

Vote Required and Board of Directors' Recommendation

        Under the BCBCA and the Articles of Novelion, directors are elected by a plurality of the common shares voted at the Annual Meeting. This means that the nine nominees with the most votes for election would be elected, subject to the requirements of our Majority Voting Policy, as described below.

        The Board unanimously recommends that our shareholders vote "FOR" the election of all nine nominees for director.

 Majority Voting Policy

        The Board has adopted a Majority Voting Policy which requires that any nominee for director for which there are a greater number of votes "withheld" than votes "for" his or her election will be required to tender his or her resignation as a director of the Company. This policy applies only to uncontested elections, which are elections in which the number of nominees for election as director is equal to the number of positions available on the Board. If a nominee for director is required under the Majority Voting Policy to tender his or her resignation, the Board will refer the resignation to the Corporate Governance and Nominating Committee (except in certain circumstances, in which case the entire Board will review the resignation without reference to the Corporate Governance and Nominating Committee) which will consider the director's resignation and will recommend to the Board whether or not to accept it. The Corporate Governance and Nominating Committee will generally be expected to recommend accepting the resignation, except in situations where extraordinary circumstances would warrant the applicable director to continue to serve on the Board. The Board will act on the Corporate Governance and Nominating Committee's recommendation within 90 days following the certification by the scrutineer of the voting results of the applicable annual meeting and will promptly disclose by press release its decision whether to accept the director's resignation, including the reasons for rejecting the resignation, if applicable. A director who tenders his or her resignation pursuant to the Majority Voting Policy will not participate in any meeting of the Board or the Corporate Governance and Nominating Committee at which the resignation is considered.

Advance Notice Policy

        The Board has adopted an Advance Notice Policy which was ratified and approved by shareholders of the Company at the annual general meeting held on December 15, 2014. The intention of the Advance Notice Policy is to facilitate an orderly and efficient annual general or, where the need arises, special meeting, to ensure that all shareholders receive adequate notice of director nominations and sufficient information with respect to all nominees, and allow shareholders to register an informed vote having been afforded reasonable time for appropriate deliberation.

        Pursuant to the Advance Notice Policy, any additional director nominations for an annual general meeting must be received by the Company not less than 30 nor more than 65 days prior to the date of the meeting. If no nominations are received by May 29, 2017, being the date which is 30 days prior to the Meeting date, management's nominees for election as directors set forth below shall be the only nominees eligible to stand for election at the Meeting.

EXECUTIVE OFFICERS

        The following table sets forth the name, ages and positions of our current executive officers as of April 18, 2017:

Name	Age	Position(s) With the Company
MARY SZELA*	53	Chief Executive Officer
JOHN ORLOFF	59	Executive Vice President, Research & Development
GREGORY PERRY	56	Chief Financial and Administrative Officer
REMI MENES	51	Global Chief Commercial Officer
ROGER LOUIS	61	Global Chief Compliance Officer
BENJAMIN HARSHBARGER	48	General Counsel
LINDA BUONO	51	Senior Vice President, Human Resources

*
Ms. Szela is a member of our Board of Directors. Please see "Novelion Proposal No. 1: Election of Directors — Majority Voting Policy" for a brief biography of Ms. Szela.

        John Orloff has served as our Executive Vice President, Head of Research and Development since November 2016. Prior to this, Dr. Orloff was Executive Vice President, Research and Development at Aegerion in November 2016. Prior to joining the Company, Dr. Orloff served as Executive Vice President, Global Head of Research and Development and Chief Scientific Officer of Baxalta, Inc. ("Baxalta") from July 2015 to June 2016. Dr. Orloff served as Global Head of R&D for Baxter BioSciences ("Baxter") from July 2014 to June 2015, prior to Baxter's spinout of Baxalta. Prior to Baxter, he served as senior vice president, global head of clinical development at Merck Serono Pharmaceuticals from January 2014 to May 2014. Between 2003 and 2013, Dr. Orloff held a series of positions at Novartis Pharma AG, including senior vice president and chief medical officer. Dr. Orloff completed his internal medicine residency at University of Pittsburgh Medical Center and his endocrinology and metabolism fellowship at Yale University School of Medicine, where he also spent seven years on the faculty. He holds an M.D. from University of Vermont College of Medicine and a B.A. from Dartmouth College.

Gregory Perry has served as our Chief Financial and Administrative Officer since November 2016. Prior to this, Mr. Perry was Chief Financial Officer of Aegerion from July 2015 to November 2016. Mr. Perry most recently served as Chief Financial Officer of Eleven Biotherapeutics, Inc. ("Eleven Biotherapeutics"). Prior to joining Eleven Biotherapeutics, Mr. Perry served as the Interim Chief Financial Officer of InVivo Therapeutics ("InVivo"). Prior to joining InVivo, he served as the Executive Vice President and Chief Financial Officer of ImmunoGen, Inc. ("Immunogen"). Before that, he was the Chief Financial Officer of Elixir Pharmaceuticals. Mr. Perry previously was Senior Vice President and Chief Financial Officer of Transkaryotic Therapies. He has also held various financial leadership roles within PerkinElmer Inc., Domantis Ltd., Honeywell and General Electric. Since May 2016, Mr. Perry has served on the Board of Directors of Merus N.V. (a public clinical-stage immune-oncology company), including as Chair of its Audit Committee. From December 2011 to February 2016, Mr. Perry served on the Board of Directors of Ocata Therapeutics (a public biotechnology company), including as Chair of its Audit Committee and a member of its Compensation Committee, until it was acquired by Astellas Pharma Inc. Mr. Perry received a B.A. in Economics and Political Science from Amherst College.

        Remi Menes has served as our Senior Vice President, Chief Commercial Officer since November 2016. Prior to this, Mr. Menes was Chief Commercial Officer of Aegerion. from September 2016 to November 2016. Prior to joining Aegerion, Mr. Menes served as the General Manager of AbbVie Finland from October 2013 to August 2016. He served as Board Member of Pharma Industry Finland from May 2014 to August 2016. Before joining AbbVie Finland in 2013, from November 2010 to September 2013, Mr. Menes served as Area Commercial Director, Virology & Neonatal Care, Western Europe & Canada at AbbVie Europe. From 2008 to 2010, he was the Commercial Director, Specialty Products Division and a Member of the Affiliate Leadership Team at Abbott Canada. Between 1990 and 2008, Mr. Menes held a series of roles of increasing responsibility at Merck Frosst Canada Ltd., including Director, Sales & Marketing. He holds an Executive M.B.A. and a B.Sc. in Organic Chemistry with a minor in Business Studies from Concordia University.

        Roger Louis has served as our Senior Vice President, Global Chief Compliance Officer since November 2016. Prior to this, Mr. Louis was Senior Vice President, Global Chief Compliance Officer at Aegerion from November 2015 to November 2016. Mr. Louis has extensive experience in compliance and risk management having served most recently as Senior Vice President, Compliance & Risk Management, Chief Compliance Officer at Cubist Pharmaceuticals prior to its acquisition by Merck. Mr. Louis joined Cubist from Biogen Idec Corporation where he was Senior Vice President, Chief Compliance Officer. From 1997 to 2012, he held positions of increasing responsibility at Genzyme Corporation, including Senior Vice President, Chief Compliance Officer. Mr. Louis began his legal career as an Associate at Hale & Dorr in Boston where he practiced corporate and securities law. Mr. Louis received his J.D. from University of Chicago School of Law and his Bachelor of Arts from Tufts University.

        Benjamin Harshbarger has served as our General Counsel since November 2016. Prior to this, Mr. Harshbarger was Acting General Counsel at Aegerion from September 2015 to August 2016 and General Counsel from August 2016 to November 2016. Prior to that, he served as Aegerion's VP, EMEA Legal Counsel from January 2014 to September 2015 and as Aegerion's VP, Deputy General Counsel from April 2012 to January 2014. Before joining Aegerion, Mr. Harshbarger served as Senior Director, Corporate Counsel at Cubist Pharmaceuticals, Inc. from March 2008 to March 2012, and Senior Director, Deputy General Counsel at ViaCell, Inc. from March 2006 to March 2008. Mr. Harshbarger served in several legal positions of increasing responsibility at Biogen Idec from November 2001 to March 2006 and served as an associate at the law firm of Mintz Levin from 1996 to 2001. Mr. Harshbarger has a JD from Boston College Law School and a BA from the University of Richmond.

        Linda Buono has served as our Senior Vice President, Human Resources since November 2016. Prior to this, Ms. Buono was Senior Vice President, Human Resources at Aegerion from August 2016 to November 2016. From March 2016 to August 2016, she served as Aegerion's Vice President, Human Resources. Prior to that, Ms. Buono, held a series of positions with ImmunoGen, most recently as Executive Director, Human Resources since July 2013 and Senior Director, Human Resources from July 2008 through June 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of our common shares as of April 18, 2017 (unless otherwise noted) with respect to:

  •
  each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common shares outstanding as of such date ("5% Shareholders"), based on currently available Schedules 13G and 13D filed with the SEC, as may be updated by a Statement of Change of Beneficial Ownership of Securities on Form 4 subsequently filed with the SEC;

  •
  each of our named executive officers and directors; and

  •
  all of our current executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and the applicable Canadian securities regulators. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include common shares issuable upon the exercise of stock options or other securities that are immediately exercisable or exercisable within sixty days after April 18, 2017, although these shares are not deemed outstanding for the purpose of computing percentage ownership of any other person. Inclusion of shares of common stock in the following table does not constitute an admission that the named shareholder is a direct or indirect beneficial owner for any other purposes. Except as otherwise indicated, all of the shares reflected in the table are our common shares, and all persons listed below have sole voting and investment power with respect to the common shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose. Percentage of ownership is based on 18,580,688 common shares outstanding as of April 18, 2017.

        Except as otherwise indicated in the table below, addresses of named beneficial owners are c/o Novelion Therapeutics Inc., Vancouver, British Columbia, Canada V5T 4T5.

	Amount and Nature of Beneficial Ownership			Total Beneficial Ownership
Name of Beneficial Owner(3)	Shares Beneficially Owned	Shares for Which Beneficial Ownership May Be Acquired Within 60 Days(1)		Number of Shares(2)	Percent of Class
Directors and Named Executive Officers
Jason Aryeh	392,372	8,000		400,372	2.2
Dr. Mark Corrigan	—	533		533	*
Dr. Geoffrey Cox	157,700	79,333		237,033	*
Kevin Kotler	1,948,554	1,333	(4)	1,949,887	10.5%
Dr. Jorge Plutzky	—	1,333		1,333	*
Dr. Stephen Sabba	7,400	4,666		12,066	*
Donald Stern	—	1,333		1,333	*
John Thomas, Jr.	7,400	4,666		12,066	*
Anne VanLent	820	1,333		2,153	*
Mary Szela	—	6,632		6,632	*
Gregory Perry	—	2,393		2,393	*
Remi Menes	—	—		—	*
Roger Louis	—	547		547	*
Ben Harshbarger	470	2,131		2,480	*
W. Glen Ibbott	6,277	31,000		37,277	*
All current executive officers and directors as a group (16 persons)(5)	2,514,716	114,507		2,629,223	14.1%
5% Shareholders
Broadfin Capital, LLC(6)	1,948,554	—		1,948,554	10.5%
Stonepine Capital Management, LLC(7)	1,644,591	—		1,644,591	8.9%
NB Public Equity K/S(8)	1,289,525	—		1,289,525	6.9%
Scopia Capital Management LP(9)	1,169,912	—		1,169,912	6.3%
Sarissa Capital Management LP(10)	1,111,544	—		1,111,544	6.0%

*
Represents less than 1%.

(1)
Indicates common shares that may be acquired upon exercise of outstanding stock options that are presently exercisable or will be exercisable by the persons named in the table above and by all directors and executive officers as a group within 60 days of April 18, 2017, as well as common shares that may be acquired on vesting of restricted stock units within 60 days of such date.

(2)
Excludes DSUs, which are issued to directors and are payable only in cash. As of April 18, 2017, each of Messrs. Cox, Sabba and Thomas hold 5,680 vested DSUs and Mr. Aryeh holds 11,360 vested DSUs.

(3)
The information in the table regarding the beneficial ownership of 5% Shareholders is derived from the System for Electronic Disclosures by Insiders (SEDI) and the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR).

(4)
Mr. Kotler has assigned the economic benefit of these stock options to Broadfin Healthcare Master Fund, Ltd.

(5)
Includes, in addition to the holdings of our directors and those named executive officers who are current officers of the Company, 274 shares of common stock subject to restricted stock units exercisable within 60 days of April 18, 2017 held by Linda Buono, our Senior Vice President, Human Resources.

(6)
The information in the table and this note is derived from a Schedule 13D/A filed with the SEC on December 1, 2016 by Broadfin Capital, Broadfin Healthcare Master Fund, Ltd. and Kevin Kotler, reporting beneficial ownership as of November 29, 2016. The information as reported has been adjusted to reflect our one-for-five share consolidation of our common shares that took effect on December 16, 2016. Of the 1,948,554 common shares beneficially owned, Broadfin Capital, Broadfin Healthcare Master Fund, Ltd. and Mr. Kotler each report shared voting and shared dispositive power as to 1,948,554 shares. The address for Broadfin Capital is 300 Park Avenue, 25th Floor, New York, New York 10022.

(7)
The information in the table and this note is derived from a Schedule 13G/A filed with the SEC on February 14, 2017 by Stonepine Capital Management, LLC, Stonepine Capital, L.P., Jon M. Plexico and Timothy P. Lynch (collectively, Stonepine), reporting beneficial ownership as of December 31, 2016. Of the 1,644,591 common shares beneficially owned, Stonepine Capital Management, LLC,

  Stonepine Capital, L.P., Jon M. Plexico and Timothy P. Lynch each report sole voting and sole dispositive power as to 1,644,591 shares. The address for Stonepine is 919 NW Bond Street, Suite 204, Bend, Oregon 97703.

(8)
The information in the table and this note is derived from a Schedule 13D/A filed with the SEC on December 22, 2016 by NB Public Equity K/S, NB Public Equity Komplementar ApS, Cora Madsen and Florian Schönharting (collectively, NB), reporting beneficial ownership as of November 29, 2016. Of the 1,289,525 common shares beneficially owned, NB Public Equity K/S, NB Public Equity Komplementar ApS, Cora Madsen and Florian Schönharting each report shared voting and shared dispositive power as to 1,289,525 shares. The address for NB is Ostergade 24A, 1, DK-1100, Copenhagen K, Denmark.

(9)
The information in the table and this note is derived from a Schedule 13G filed with the SEC on February 14, 2017 by Scopia Capital Management LP, Scopia Management, Inc., Matthew Sirovich and Jeremy Mindich (collectively, Scopia), reporting beneficial ownership as of December 31, 2016. Of the 1,169,912 common shares beneficially owned, Scopia Capital Management LP, Scopia Management, Inc., Mr. Sirovich and Mr. Mindich each report shared voting and shared dispositive power as to 1,169,912 shares. The address for Scopia is 152 West 57th Street, 33rd Floor, New York, New York 10019.

(10)
The information in the table and this note is derived from a Schedule 13D filed with the SEC on December 5, 2016 by Sarissa Capital Management LP, Sarissa Capital Offshore Master Fund LP, Sarissa Capital Domestic Fund LP and Alexander J. Denner, Ph.D., reporting beneficial ownership as of November 29, 2016. The information as reported has been adjusted to reflect our one-for-five share consolidation of our common shares that took effect on December 16, 2016. Of the 1,111,544 common shares beneficially owned, Sarissa Capital Management LP and Dr. Denner each report shared voting and shared dispositive power as to 1,111,544 shares. Sarissa Capital Offshore Master Fund LP reports sole voting and sole dispositive power as to 496,501 shares. Sarissa Capital Domestic Fund LP reports sole voting and sole dispositive power as to 615,043 shares. The address for Sarissa Capital Management LP, Sarissa Capital Domestic Fund LP and Dr. Denner is c/o Sarissa Capital Management LP, 660 Steamboat Road, 3rd Floor, Greenwich, Connecticut 06830. The address for Sarissa Capital Offshore Master Fund LP is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This Compensation Discussion and Analysis ("CD&A") provides an overview of our compensation philosophy, our compensation programs, and our decision-making processes as they relate to our named executive officers.

        2016 was a transformative year for us. On November 29, 2016, we acquired Aegerion Pharmaceuticals, Inc. ("Aegerion") in a merger transaction (the "Merger") in which Aegerion became a wholly-owned subsidiary of QLT Inc. ("QLT"). Following the Merger, QLT changed its name to Novelion Therapeutics Inc.

        2016 was a transformative year for us. On November 29, 2016, we acquired Aegerion Pharmacueticals, Inc. ("Aegerion") in a merger transaction (the "Merger"), with Aegerion becoming a wholly-owned subsidiary of QLT Inc. ("QLT"). Upon completion of the Merger, QLT changed its name to Novelion Therapeutics Inc.

        Prior to the Merger, decisions about our executive compensation program were made by QLT's Compensation Committee and decisions about Aegerion's executive compensation program were made by Aegerion's Compensation Committee (the "Aegerion Compensation Committee"). This CD&A generally describes the actions taken and decisions made by each of the QLT Compensation Committee and the Aegerion Compensation Committee prior to the Merger and the Compensation Committee following the Merger (the "QLT Compensation Committee" and the "Compensation Committee" are referred to throughout this CD&A, collectively, as the "Compensation Committee"). Following the Merger, the Compensation Committee utilized a blend of our and Aegerion's compensation policies and procedures, and also adopted new practices and policies taking into account our new profile after the Merger.

        As of the effective date of the Merger, we have an entirely new management team, comprised of members of the former Aegerion management team, including our CEO. Our management team has significant depth and breadth of experience in the biopharmaceutical industry and a track record of developing and commercializing rare disease and other pharmaceutical products. Because of the turnover in our management team as result of the Merger, our list of named executive officers for 2016 includes two of our former executive officers, in accordance with applicable SEC rules.

        Our "named executive officers" for 2016 are:

  •
  Mary Szela, our CEO;

  •
  Gregory Perry, our Chief Financial and Administration Officer;

  •
  Remi Menes, our Global Chief Commercial Officer;

  •
  Roger Louis, our Global Chief Compliance Officer;

  •
  Ben Harshbarger, our General Counsel and Corporate Secretary;

  •
  Geoffrey Cox, our former Interim CEO; and

  •
  Glen Ibbott, our former Senior Vice President, Finance and Chief Financial Officer.

        Dr. Cox and Mr. Ibbott (collectively, the "Former NEOs") were executive officers of QLT until the effective date of the Merger. Ms. Szela and Messrs. Perry, Menes, Louis and Harshbarger (collectively, the "New NEOs"), as well as Linda Buono, Senior Vice President, Human Resources, and John Orloff, Executive Vice President, Head of Research and Development, were executive officers of Aegerion prior the effective date of the Merger and became our executive officers as of the Merger. Dr. Cox's employment with us terminated on the effective date of the Merger. Mr. Ibbott's employment with us terminated on March 31, 2017.

2016 Performance Highlights

        The Merger:    The Merger was unanimously approved by our Board and Aegerion's board of directors on the basis that it would create a strong, well-funded rare disease-focused global biopharmaceutical company with a diversified portfolio consisting of Aegerion's two commercially branded products, Juxtapid® (lomitapide) capsules and Myalept® (metreleptin), and our zuretinol pipeline product, each as further described below. In addition, a broad-based investor syndicate comprised of both new investors and existing shareholders of both QLT and Aegerion invested approximately $22 million into the Company, which provided us with additional capital. The table below exemplifies each company's strategic imperatives for the Merger:

        The Merger re-oriented and expanded our strategic and operational focus, and also transformed our business. We now have a diversified commercial portfolio through Aegerion and we are developing our late-stage pipeline asset, for which we have received orphan drug designation. We have commercial capabilities in North America, Europe, Japan and Latin America, and seek to maximize the potential of our current marketed compounds while creating a strong foundation for other future rare disease therapies by investing in science and clinical development. Through Aegerion, we now have two commercial products:

  •
  metreleptin, a recombinant analog of human leptin, is currently marketed in the U.S. under the brand name MYALEPT. MYALEPT is approved in the U.S. as an adjunct to diet as replacement therapy to treat the complications of leptin deficiency in patients with congenital or acquired generalized lipodystrophy ("GL"). In December 2016, Aegerion submitted a marketing authorization application ("MAA") to the European Medicines Agency ("EMA") to seek approval for metreleptin, under the brand name MYALEPTA, as replacement therapy to treat complications of leptin deficiency in patients with GL and in a subset of patients with partial lipodystrophy. We also plan to expand MYALEPT's indication in the U.S. to the PL subset, and to seek regulatory approvals of GL and the PL subset in other key markets. We also plan to use our knowledge of the diverse effects of leptin on various physiologic functions to explore new opportunities for metreleptin as a platform drug to potentially treat patients suffering from a range of low leptin-mediated rare and metabolic diseases. We are evaluating and prioritizing these potential opportunities and plan to provide an update in 2017.

  •
  lomitapide, which is marketed in the U.S. under the brand name JUXTAPID. JUXTAPID is approved in the U.S. as an adjunct to a low-fat diet and other lipid-lowering treatments, including low-density lipoprotein (LDL) apheresis where available, to reduce low-density lipoprotein cholesterol (LDL-C), total cholesterol (TC), apolipoprotein B (apo B) and non-high-density lipoprotein cholesterol (non-HDL-C) in adult patients with homozygous familial hypercholesterolemia ("HoFH"). Lomitapide is also approved for the treatment of adult patients with HoFH in the European Union ("EU"), Japan, Canada, and a small number of other countries.

        We also have our orphan drug-designated product candidate, zuretinol acetate (zuretinol), an oral synthetic retinoid, in late stage development for the treatment of Inherited Retinal Disease caused by underlying mutations in retinal pigment epithelium protein 65 (RPE65) and lecithin: retinol acyltransferase (LRAT) genes ("IRD"), comprising Leber Congenital Amaurosis (LCA) and Retinitis Pigmentosa (RP). Our clinical and regulatory pathway for the zuretinol program is currently under review, and we expect to provide an update in mid-2017.

        Other Aspects of Our 2016 Performance:    In addition to the completion of the Merger, during 2016, we continued to advance the development of zuretinol and successfully completed the Aralez Distribution. Please see our 2016 corporate goals table and related narrative in the section entitled "Other 2016 Compensation Decisions — Annual Cash Incentive Compensation" for additional 2016 business and performance highlights and our level of achievement against our 2016 corporate goals. This information is intended to assist our shareholders in understanding certain of the compensation decisions made in, or attributable to, 2016 with respect to our Former NEOs.

        Aegerion's 2016 Performance:    Prior to the Merger, 2016 was a year of both accomplishments and challenges for Aegerion. Aegerion generated $153.2 million of net product sales in 2016, including $51.6 million from net product sales of MYALEPT and $101.6 million from net product sales of JUXTAPID, representing a significant decrease from Aegerion's total revenues in 2015 and net sales that were below Aegerion's original 2016 corporate goal of $192 million of total revenues. During 2016, Aegerion continued to experience a number of significant challenges and strong headwinds to its business, including competition from PCSK9 inhibitor products and other factors which greatly impacted U.S. JUXTAPID revenues. As a result, Aegerion took transformative steps to reduce its costs in 2016 and future years, including implementing two reductions in force and other significant cost management measures, such as closing down certain non-core ex-U.S. markets and outlicensing lomitapide in the EU and certain other markets. In addition, as part of its effort to resolve significant legacy issues, Aegerion reached preliminary agreements in principle with the U.S. Department of Justice ("DOJ") and SEC to preliminarily resolve ongoing investigations into the sales and marketing of JUXTAPID in the U.S., and to settle all claims in the class action shareholder lawsuit pending in the United States District Court for the District of Massachusetts. Please see the Aegerion 2016 corporate goals table included in the section entitled "Other 2016 Compensation Decisions — Annual Cash Incentive Compensation" for additional 2016 business and performance highlights and Aegerion's level of achievement against its 2016 corporate goals. This information is intended to assist our shareholders in understanding certain of the compensation decisions made in, or attributable to, 2016 with respect to our New NEOs.

Overview of Our Executive Compensation Objectives and Pay-for-Performance Philosophy

        Our executive compensation programs are designed to:

  •
  attract, retain, and motivate executives with significant industry knowledge and the experience and leadership capability necessary for our corporate success;

  •
  align incentives for our executive officers with our short-term and long-term corporate strategies and business objectives and goals; and

  •
  drive the achievement of key strategic performance measures aligned to the long-term interests of our shareholders.

        To achieve these objectives, we seek to provide a competitive total compensation package, consisting primarily of the compensation components listed in the table below.

Component	Description	Primary objectives
Base Salary	Fixed cash payments paid over the fiscal year	Provide a stable level of compensation that recognizes career experience, individual performance and the role and the scope of the executive's responsibilities
Short-Term Cash Incentives	Performance-based annual cash incentives	Promote and reward achievement of our annual financial and strategic objectives and, for certain named executive officers, individual performance goals
Long-Term Equity Incentives

Historically, time-based stock options and restricted stock units; beginning in December 2016, performance-based stock units and time-based stock options.

Equity grants described in this CD&A and the accompanying tables that were made prior to the Consolidation in mid- December 2016 have been adjusted to reflect the Consolidation.

Align executive and shareholder interests through awards that realize value only if our stock price increases over time, in the case of stock options subject to time-based vesting, or upon the achievement of specified corporate goals, in the case of stock units subject to performance-based vesting and retain executives, in the case of time-based restricted stock units, in each case, to ensure focus on long-term strategic priorities that will grow value and to encourage retention

Benefits	Medical, dental, vision, life insurance and short- and long-term disability insurance	Provide competitive health and welfare benefits
	401(k) plan for U.S.-based named executive officers	Provide tax-efficient retirement savings
Registered retirement savings plan ("RRSP") matching program for Canadian-based named executive officers
Perquisites and Personal Benefits	Relocation and commuting expense reimbursements, and, in certain cases, tax, legal and/or financial planning services	Provide competitive ancillary benefits
Severance Benefits	Cash and non-cash payments and benefits payable upon a qualifying termination of employment, including upon or following a change of control	Provide a level of protection in the event of an involuntary termination of employment, including in connection with a change of control

        A significant component of our named executive officers' compensation is geared towards performance-based compensation. The key elements of our performance-based compensation have historically been our equity program, which included stock options and restricted stock units, and our annual cash incentive program. In December 2016, we added performance-based stock units as another key element of our performance-based compensation package. These awards are described in more detail in the section entitled "Key Compensation Decisions Made At and After the Merger". We believe that our executive compensation program, with its heavy weight on equity-based incentives, including performance-based stock units, rewards the achievement of key short- and long-term performance goals and strongly aligns the interests of our executive officers with those of our shareholders. We have not adopted any formal guidelines for allocating total compensation between long-term and short-term incentive compensation and between cash and non-cash compensation, or among different forms of non-cash compensation.

Compensation Framework: Policies and Process

Roles of Compensation Committee and CEO in Compensation Decisions

        The Compensation Committee oversees our total compensation philosophy, compensation programs, equity incentive programs and benefit plans, and reviews and approves all compensation decisions relating to our CEO and our other named executive officers. During 2016 and until the Merger, our Board, taking into account the recommendations of the Compensation Committee, approved the compensation decisions related to the QLT executive officers and the Aegerion Compensation Committee approved the compensation decisions related to the Aegerion executive officers, with the Board of Directors of Aegerion (the "Aegerion Board") reviewing and approving decisions of the Aegerion Compensation Committee as it related to our CEO, Ms. Szela. Following the Merger, our Board reviews and approves the compensation decisions with respect to our CEO, based upon the recommendation of the Compensation Committee, and the Compensation Committee makes the compensation decisions for our other named executive officers. Our CEO provides recommendations to the Compensation Committee with respect to the key elements of the compensation of our named executive officers (other than herself), including with respect to salary adjustments, annual cash incentive bonus targets and awards and equity incentive awards. In making compensation decisions relating to our named executive officers, the Compensation Committee takes into account the CEO's recommendations and has the discretion to increase or decrease the recommended amounts of compensation.

        The Compensation Committee also reviews our named executive officers' base salary increases, if any, based on an assessment of the executive's individual performance and contribution to our corporate performance and achievements, as well as benchmarking data. Annual cash incentive payments to our named executive officers, if any, are determined based on corporate performance against pre-established goals and are subject to the Compensation Committee's discretion to increase or decrease the amount of such payments, as it deems appropriate in light of business considerations at the time of such determination. The size of equity awards made to our named executive officers is determined based on, among other factors, each individual's contribution to our overall corporate achievement, his or her individual performance, and benchmarking data. All compensation decisions are assessed within the framework of our financial position, stock performance and general economic conditions.

Compensation Data and Use of Compensation Consultant

        The Compensation Committee obtains information from a number of sources, including North American surveys and market reports on executive compensation in the biotechnology industry, as well as internally generated reports of executive compensation practices of a sub-group of biotechnology companies of similar size and market capitalization. To assist with its evaluation of executive compensation, the Compensation Committee has the authority to retain independent compensation consultants. During 2016, both before and after the Merger, the Compensation Committee engaged Radford as its outside compensation consultant to provide independent director and executive compensation assessments and recommendations to the Compensation Committee. Radford was selected and retained by the Compensation Committee to provide advice regarding our executive compensation programs, including:

  •
  reviewing and making recommendations concerning our executive compensation programs and practices;

  •
  providing market data and data relating to the compensation practices of companies in our peer group and industry; and

  •
  advising the Compensation Committee as to best practices.

        Although the Compensation Committee considers Radford's recommendations in its review of executive compensation programs, the Compensation Committee ultimately makes its own decisions about compensation matters.

        In addition, if requested by the Compensation Committee, a representative from Radford will attend meetings of our Compensation Committee.

        The Compensation Committee has assessed the independence of Radford and has concluded that no conflict of interest exists that would prevent Radford from independently representing the Compensation Committee. Radford did not provide any services to the Company other than with respect to the services provided to the Compensation Committee as described above and in the section "Compensation of Directors".

        Prior to the Merger, the Aegerion Compensation Committee also engaged Radford as its outside compensation consultant. Radford provided the Aegerion Compensation Committee with executive compensation-related advice and services. The Aegerion Compensation Committee also assessed the independence of Radford and found that no conflict of interest existed that would prevent Radford from independently representing it.

Peer Groups/Market Data

        In light of the significant changes to our financial profile and the nature of our business following the Merger, we updated our peer group after the Merger.

        Prior to the Merger, the Compensation Committee engaged Radford to develop and refine our peer group and assist our Compensation Committee in evaluating our 2016 executive compensation program for our Former NEOs. The following 22 public companies located in North America comprised our September 2015 peer group (the "September 2015 Peer Group") and were considered comparable to us at that time based on size (less than 100 employees), market capitalization (generally between $75 and $500 million), and stage of product pipelines (pre-commercial phase II/III):

Canadian Peer Company	U.S. Peer Companies
Aurinia Pharmaceuticals Inc. Nymox Pharmaceutical Corporation Transition Therapeutics Inc.	Aerie Pharmaceuticals, Inc.
Avalanche Biotechnologies Inc.
ChemoCentryx, Inc.
Conatus Pharmaceuticals Inc.
Cytokinetics Inc.
Eleven Biotherapeutics, Inc.
Endocyte, Inc.
Fibrocell Science, Inc.
Five Prime Therapeutics, Inc.
Geron Corporation
Idera Pharmaceuticals, Inc.
Mirati Therapeutics, Inc.
Ocata Therapeutics Inc.
OHR Pharmaceutical, Inc.
Regulus Therapeutics Inc.
Sangamo BioSciences, Inc.
Sunesis Pharmaceuticals, Inc.
Threshold Pharmaceuticals, Inc.
Tobira Pharmaceuticals, Inc.

        Prior to the Merger, Radford also assisted the Aegerion Compensation Committee in an analysis of competitive market data for 2016 compensation decisions as it related to its executive officers. Data sources included publicly available information, such as company proxy statements, of companies in the Aegerion peer group, as described below. Aegerion also gathered data from the Radford Global Life Sciences Survey of public biopharmaceutical companies that had between 100 and 1,000 employees and a market value of between $300 million and $2 billion. Aegerion's 2016 peer group was selected from a group of public biopharmaceutical companies that ranged in size from between one-third and three times the revenues of Aegerion at the time and one-third to five times the market capitalization of Aegerion at the time, and had between 100 and 1,000 employees. This peer group was approved by Aegerion's Compensation Committee in November 2015. Aegerion's 2016 peer group is listed below.

Acorda Therapeutics	Idera Pharmaceuticals
AMAG Pharmaceuticals	Insmed Incorporated
Arena Pharmaceuticals	INSYS Therapeutics
Ariad Pharmaceuticals	Ironwood Pharmaceuticals
Array BioPharma	Nektar Therapeutics
Catalyst Pharmaceuticals	Pacira Pharmaceuticals
Concert Pharmaceuticals	Raptor Pharmaceuticals
Halozyme Therapeutics	Repligen Corporation
Horizon Pharmaceuticals	Sage Pharmaceuticals
The Medicines Company

        Following the Merger, in December 2016, the Compensation Committee engaged Radford to advise on modifications to our peer group to be more reflective of our Company after the Merger and assist the Compensation Committee in evaluating the compensation packages of our New NEOs and other executive officers. The parameters for the selection of companies for this peer group were as follows: public biopharmaceutical companies, with annual revenues between $50 million and $500 million, and less than $2 billion market capitalization. The companies in this group are listed below:

Acorda Therapeutics	Raptor Pharmaceuticals
AMAG Pharmaceuticals	Repligen Corporation
Ariad Pharmaceuticals	Retrophin, Inc.
Depomed, Inc.	Sciclone Pharmaceuticals
Ironwood Pharmaceuticals	Sucampo Pharmaceuticals
Momenta Pharamaceuticals	Supernus Pharmaceuticals
Nanostring Technologies	The Medicines Company
Pacific Biosciences	Theravance Biopharma US
PDL Biopharma	Vericel Corporation
Pernix Therapeutics	Vivus, Inc.

Compensation Governance and Practices

        Our compensation practices emphasize good governance and market practice. To this end:

  •
  Pay based on Performance. As described in this CD&A, we or Aegerion, as applicable, provided a significant portion of each named executive officer's target compensation in 2016 in the form of performance-based compensation comprised of stock options, performance-based stock units and performance-based annual cash incentives. These awards included awards of stock options and performance-based stock units made in December 2016 to our New NEOs, as described below and also in the Summary Compensation Table.

    All of the outstanding stock options held by Aegerion's executive officers as of the Merger, including all options granted in 2016, were out-of-the-money as of the effective date of the Merger and were cancelled for no consideration. Because of this, our New NEOs only hold stock options that were granted in December 2016.

  •
  Share Ownership Guidelines:  Following the Merger, in December 2016, we updated our share ownership guidelines to increase the ownership requirements for each of our New NEOs. The primary objective of these guidelines is to align the interests of our directors, CEO and other executive officers with those of our shareholders. As updated, the guidelines require the following:

    •
    Our directors to own a number of common shares or share equivalents at least equal in value to three times the standard annual cash retainer for directors;

    •
    Our CEO to own a number of common shares or share equivalents at least equal in value to three times her annual base salary; and

    •
    Our executive officers (other than our CEO) to own a number of common shares or share equivalents at least equal in value to one times their annual base salary.

    In addition to directly held shares, vested in-the-money options and vested shares and units will count towards the ownership requirements. Directors and executive officers have until five years after originally becoming subject to such guidelines to meet the requirements; however until the requirement is achieved, they are required to hold 50% (net of taxes) of any shares that vest or that are acquired upon the exercise of stock options. Compliance with the share ownership guidelines is evaluated on an annual basis by the Corporate Governance and Nominating Committee. Given the turnover in our management team as of the Merger, our New NEOs are not yet required to meet the guidelines.

  •
  Anti-Hedging/Pledging:  We do not allow any of our executive officers, including our named executive officers, or our directors, to enter into any hedging-type transactions in our stock or to pledge our stock.

  •
  Independent Compensation Consultant:  As described above, the Compensation Committee engages Radford as an independent advisor on topics related to Board and executive compensation.

Risk Considerations in Our Compensation Program

        We periodically review and consider whether our compensation programs and policies create risks that are reasonably likely to have a material adverse effect on the Company. In that regard, we believe that we have designed our compensation programs in a balanced manner while also creating appropriate incentives to drive strong performance. As applied to our named executive officers, each component of variable performance-based compensation, both short- and long-term, is subject to a pre-established target. We also have a Global Code of Conduct in place to prevent conduct by our named executive officers and other employees that is inconsistent with applicable laws and regulations. Disciplinary measures for violations of the Global Code of Conduct may include a reduction in salary, reduction or elimination of bonus, termination of employment or restitution. In addition, the agreements that govern equity awards granted to our named executive officers and other employees provide that the awards will be immediately forfeited in the event of termination of the individual's employment for cause.

        We also believe that our current business process and planning cycle fosters the following behaviors and controls that mitigate the potential for excessive risk caused by the action of our executives:

  •
  annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers that are consistent with our annual operating and strategic plans, that are designed to achieve the proper risk/reward balance, and that should not require excessive risk taking to achieve;

  •
  the mix between fixed and variable, annual and long-term and cash and equity compensation is designed to encourage strategies and actions that balance our short-term and long-term best interests; and

  •
  equity awards generally vest over a lengthy period of time, which we believe encourages executives to take a long-term view of our business.

        The Compensation Committee has concluded that, given these measures, among other factors, our current compensation programs present no risk that is reasonably likely to have a material adverse effect on the Company.

 Overview of 2016 Compensation Arrangements Prior to the Merger

        The following is a summary of the employment agreements and amendments to such agreements entered into with our named executive officers prior to the Merger. For a discussion of the annual cash incentive and equity awards granted to our named executive officers during 2016 outside of this context, please see "Other 2016 Compensation Decisions — Annual Cash Incentive Compensation" and "Other 2016 Compensation Decisions — Long-Term Incentive Awards."

        Ms. Szela:    In January 2016, Aegerion entered into an employment agreement with Ms. Szela upon her appointment as Aegerion's CEO. This agreement was assigned to us in connection with the Merger. Under Ms. Szela's Aegerion employment agreement, as in effect during 2016 and currently:

  •
  She receives a base salary of $689,550 per year and is eligible to receive an annual cash incentive payment based on achievement of certain performance goals with a target of 60% of her base salary.

  •
  Upon commencement of employment with Aegerion, she was granted an option to purchase 120,000 shares of Aegerion common stock. For a discussion of the treatment of Ms. Szela's Aegerion stock options in connection with the Merger, see "Treatment of Aegerion Stock Options and Aegerion RSUs in Connection with the Merger" below.

  •
  She receives a housing allowance of up to $7,200 per month, reimbursement for her reasonable commuting expenses, including air travel, offset of any tax liability associated with such housing allowance and commuting expense reimbursements, and reimbursement for her tax and financial planning expenses of up to $15,000 on an annual basis.

  •
  She is also entitled to certain benefits upon certain terminations of her employment without cause or for good reason, both absent a change of control and in connection with a change of control, as described in "Employment Agreements with Named Executive Officers" and in "Potential Payments Upon Termination or Change of Control." A summary of these benefits, which were in effect as of December 31, 2016, are set forth below under "Potential Payments Upon Termination or Change of Control."

        In determining the compensation for Ms. Szela in connection with her appointment as Aegerion's CEO, the Aegerion Compensation Committee reviewed CEO market data from its 2016 peer group as well as new hire packages of recently hired CEOs of similarly situated companies outside its peer group. The Aegerion Compensation Committee generally targeted the 50th to 75th percentile of this peer and similar company data for each element of compensation (base salary, target annual incentive cash compensation and equity awards) after considering Ms. Szela's experience and based on the significant challenges facing Aegerion. Ms. Szela's severance, while in line with market norms, was not specifically benchmarked by the Aegerion Compensation Committee, and was instead based on negotiations between Aegerion and Ms. Szela.

  Other New NEOs:

        Mr. Perry:    In January 2016, Mr. Perry was promoted from the position of Chief Financial Officer of Aegerion to Chief Financial and Administration Officer of Aegerion. In connection with his promotion, the Aegerion Compensation Committee approved an amendment to his employment agreement which increased his base salary to $450,000 per year (from $390,000 per year) and provided for an annual target bonus of 50% of his base salary (from 45% of base salary), each effective in February 2016. In addition, in connection with his promotion, Mr. Perry received a one-time cash incentive bonus opportunity, comprised of payments to Mr. Perry of up to a total of $450,000, subject to the achievement within specified timeframes of the following operational and strategic corporate goals: reconfiguration of Aegerion's expense structure and headcount; timely filing of Aegerion's Annual Report on Form 10-K; preliminary settlement of Aegerion's government investigations; and completion of a business development deal resulting in Aegerion's gaining access to a new product or portfolio of products. Mr. Perry was paid the full amount of this cash incentive bonus opportunity upon achievement of these goals in 2016. In addition, in connection with his promotion, in February 2016, Mr. Perry received a grant of options to purchase 40,000 shares of Aegerion common stock, of which 25% of such shares vested and became exercisable on February 12, 2016, and the remaining 75% of such shares were subject to vest in equal annual installments on December 31 of 2016, 2017 and 2018. In making these compensation changes, the Aegerion Compensation Committee determined the compensation levels for Mr. Perry based on negotiations between Aegerion and Mr. Perry and in consideration of his experience, his performance to date, the expanded scope and additional responsibilities of his new role as Chief Financial and Administration Officer, and the significant challenges facing Aegerion. For a discussion of the treatment of Mr. Perry's Aegerion stock options in connection with the Merger, see "Treatment of Aegerion Stock Options and Aegerion RSUs in Connection with the Merger," below. Mr. Perry's Aegerion employment agreement was amended in November 2016 to provide for, among other things, tax equalization and the reimbursement of tax consultation expenses in connection with the Canadian tax implications of his work for the Company.

        Mr. Menes:    In September 2016, Aegerion entered into an employment agreement with Mr. Menes in connection with his appointment as its Global Chief Commercial Officer. Pursuant to his employment agreement, Mr. Menes receives a base salary of $400,000 and a sign-on bonus of $200,000, the net amount of which will be subject to repayment by Mr. Menes if he resigns or his employment is terminated by the Company for cause prior to September 2017. Mr. Menes is also eligible to receive an annual target bonus of 45% of his base salary. Mr. Menes also receives a relocation allowance of up to $60,000, which is subject to certain conditions and repayment in certain circumstances. Mr. Menes was not granted Aegerion equity awards prior to the Merger due to restrictions in the Merger Agreement on the granting of equity awards prior to the closing of the Merger. The Aegerion Compensation Committee generally targeted the 50th to 75th percentile of its 2016 peer group data for base salary and target bonus for the Global Chief Commercial Officer role being filled by Mr. Menes due to the importance of the position and the breadth of the role, and the experience of Mr. Menes. The compensation package provided to Mr. Menes was also based upon negotiations with Mr. Menes. Mr. Menes's Aegerion employment agreement was amended in November 2016 to provide for, among other things, tax equalization and the reimbursement of tax consultation expenses in connection with the Canadian tax implications of his work for the Company.

        Mr. Louis:    During 2016, Mr. Louis received a base salary of $350,000 and had an annual target bonus of 40% of his base salary, which were the same as 2015 for Mr. Louis given that he joined Aegerion as Global Chief Compliance Officer very late in 2015 (November). Mr. Louis's Aegerion employment agreement was amended in November 2016 to provide for, among other things, tax equalization and the reimbursement of tax consultation expenses in connection with the Canadian tax implications of his work for the Company.

        Mr. Harshbarger:    In August 2016, Mr. Harshbarger was promoted to General Counsel of Aegerion. In connection with his promotion, the Aegerion Compensation Committee approved an amendment to his then existing employment agreement which increased his base salary to $350,000 per year (from $290,000 per year) and provided for an annual target bonus of 40% of his base salary (from 35% of base salary). In making these compensation changes, the Aegerion Compensation Committee generally targeted the 50th percentile of its 2016 peer group data and also reviewed data from the Radford Global Life Sciences Survey related to the base salary and target bonus levels of other similarly situated executive officers at the level of Mr. Harshbarger. Mr. Harshbarger's Aegerion employment agreement was amended in November 2016 to provide for, among other things, tax equalization and the reimbursement of tax consultation expenses in connection with the Canadian tax implications of his work for the Company.

        Retention Bonus Payments — Mr. Perry and Mr. Harshbarger:    Aegerion implemented a retention bonus program in August 2015 in order to retain its then executive officers to remain with Aegerion during a time of significant management turnover and other business challenges. As a result, Mr. Perry and Mr. Harshbarger were granted retention bonuses under this program of $200,000 and $100,000, respectively, which were payable if they remained employees of Aegerion or a successor company as of December 31, 2016, or earlier if they were terminated by the Company without cause or for good reason. Because Mr. Perry and Mr. Harshbarger remained employed through December 31, 2016, each was paid the full amount of his retention bonus.

  Former NEOs:

        Dr. Cox:    Dr. Cox served as our Interim CEO until the Merger. In April 2016 and October 2016, we amended Dr. Cox's employment agreement to extend the interim term of his agreement, with the October 2016 amendment being designed to ensure that the term of his agreement would extend through the date of the Merger. In June 2016, we amended Dr. Cox's employment agreement to clarify that, in the event of a termination of Dr. Cox's employment other than for cause, (1) the stock options held by Dr. Cox would accelerate upon his termination of employment, and (2) Dr. Cox would be entitled to receive an amount equal to the lesser of (x) two months' base salary and (y) base salary for the period from the last day of Dr. Cox's termination through the end of the then current term of employment.

        Mr. Ibbott:    In June 2016, we amended the employment agreement of Mr. Ibbott, our former Senior Vice President, Finance and Chief Financial Officer, to provide for the grant of 12,000 restricted stock units, as described below under "Elements of Compensation — Long-Term Incentive Awards," and a cash retention bonus of CAD$60,000 (USD$45,306), payable on June 17, 2017 (or earlier, on a qualifying termination of employment). We provided the retention bonus to Mr. Ibbott and certain of our other former executive officers in order to maintain a strong, focused executive team through the Merger. Mr. Ibbott was paid his retention bonus upon his termination of employment on March 31, 2017.

Other 2016 Compensation Decisions

Base Salary

        Annual base salary is designed to provide a competitive fixed rate of pay recognizing different levels of responsibility and performance. Actual salaries reflect the Compensation Committee's consideration of numerous factors, including the named executive officer's experience, length of service, importance of position, scope of responsibilities, leadership skills and performance as well as the importance of the executive's position within the Company. In determining whether to increase the base salary for a particular named executive officer, the Compensation Committee considers a variety of factors, including the achievement of the named executive officer's individual goals, as well as overall performance, comparative survey data, and the other elements of compensation received by the named executive officer.

        New NEOs:    For 2016, the Aegerion Compensation Committee established base salaries for our New NEOs with the objective of providing base salaries generally at the 50th percentile relative to Aegerion's peer group and similarly-situated companies based on the Radford Global Life Sciences Survey. Aegerion reviewed base salaries annually and considered them for adjustment to reflect individual roles, experience, capability, scope of responsibility, and performance during the year, the impact of the executive's performance on Aegerion's overall performance, and the Radford benchmarking data regarding Aegerion's peer group and similar companies as shown on the Radford Global Life Sciences Survey. For Ms. Szela, the Compensation Committee also took into account the factors set forth the description of Ms. Szela's compensation arrangements in "Named Executive Officers — Overview of 2016 Compensation Arrangements Prior to the Merger." Because three of the five New NEOs either joined Aegerion late in 2015 or during 2016, and two New NEOs, Mr. Perry and Mr. Harshbarger, received base salary increases in 2016 in connection which their respective promotions, no New NEOs received base salary increases during the 2016 annual base salary review cycle. The annual salaries of our New NEOs as of December 31, 2015 and 2016 are as follows:

New NEOs	2016 ($)		2015 ($)
Mary Szela	689,550		—
Gregory Perry	450,000	(1)	390,000
Remi Menes	400,000		—
Roger Louis	350,000		350,000
Ben Harshbarger	350,000	(2)	290,000

(1)
Mr. Perry received a base salary increase to $450,000 in February 2016 in connection with his promotion to Chief Financial and Administration Officer. For more information regarding Mr. Perry's compensation, refer to "Overview of 2016 Compensation Arrangements Prior to the Merger" above.

(2)
Mr. Harshbarger received a base salary increase to $350,000 in August 2016 in connection with his promotion to General Counsel. For more information regarding Mr. Harshbarger's compensation, refer to "Overview of 2016 Compensation Arrangements Prior to the Merger" above.

        Former NEOs:    Dr. Cox did not receive a salary increase in 2016 due to the interim nature of his appointment as CEO. In addition, the Board, after consultation with our Compensation Committee, determined that Mr. Ibbott would not receive a base salary merit increase or market-based adjustment for 2016 because he received a base salary increase in connection with his promotion to Senior Vice President, Finance and Chief Financial Officer in November 2015.

Annual Cash Incentive Compensation

        The Compensation Committee has the authority to award annual performance-based cash bonuses to our named executive officers.

        New NEOs:    The 2016 cash incentive payments to our New NEOs, including Ms. Szela, were based upon the Aegerion annual incentive compensation program and the level of achievement against the corporate and individual goals established under this program, as determined by our Board, based upon the recommendation of the Compensation Committee. The target amount of annual cash incentive of our New NEOs for 2016 and the portion of each New NEO's annual cash incentive that was based on corporate and individual performance was set by the Aegerion Compensation Committee as follows:

Name	Target Bonus (as a % of base salary)	Weighting between Corporate and Individual Goals
Mary Szela	60%	100% Corporate
Greg Perry	50%	80% Corporate / 20% Individual
Remi Menes	45%	80% Corporate / 20% Individual
Roger Louis	40%	80% Corporate / 20% Individual
Ben Harshbarger	40%	80% Corporate / 20% Individual

        Under Aegerion's annual incentive compensation program, the Aegerion Compensation Committee (and, following the Merger, the Compensation Committee) had the discretion to award cash bonuses that were greater than or less than a target bonus amount, depending on the level of achievement of corporate or individual performance goals. The maximum payout level under the corporate goals is 150% of target.

        Aegerion's 2016 corporate goals and the weight attributable to each goal were approved by the Aegerion Board in the first quarter of 2016. In early 2017, as part of the annual performance review process, Ms. Szela made a recommendation to the Compensation Committee regarding the level of achievement against each such goal. The Compensation Committee reviewed Ms. Szela's recommendation, and subsequently recommended to the Board for review and approval the level of achievement against each corporate goal. A summary of the corporate goals, relative weightings, and level of achievement is set forth in the table below:

Corporate Goals	Weight	Actual Performance	% Earned
Financial Goals	30%
Achieve revenues of $192 million and operating cash usage not exceed $20 million	10%	0%	0%
Reconfigure the company to ensure an investable P&L	10%	100%	10%
Renegotiate term loan with Silicon Valley Bank to regain access to such funds or do a replacement financing	10%	0%	0%
Pipeline Goals	20%
Identify and present two business development opportunities	2%	100%	2%
File MAA for metreleptin in EMA	8%	100%	8%
Implement global asset teams for lomitapide and metreleptin	2%	100%	2%
Obtain regulatory and pricing approval of Juxtapid in Japan	8%	100%	8%
Organizational Goals	20%
Re-brand and re-launch the company	10%	100%	10%
Identify and retain 90% of top performing employees	2%	100%	2%
Launch one "big new idea" per function	4%	100%	4%
Identify 10% of cost reduction opportunities	4%	100%	4%
Compliance Goals	30%
Resolve government investigations in a manner that sustains the company	10%	100%	10%
Embed compliance through the business and have a compliance plan in place for each function	15%	100%	15%
Continue to develop drug safety, quality, risk management and pharmacovigilance organizations	5%	100%	5%
Total	100%	—	80.00%

        Individual performance goals for our New NEOs, other than Ms. Szela (whose 2016 bonus was based solely on achievement of corporate performance goals) and Mr. Menes (who did not have specific individual goals for 2016 due to the fact that his employment with Aegerion began in September 2016, just two months before the Merger), were tailored to each executive's role at Aegerion and were established by the Aegerion Compensation

Committee, in consultation with Ms. Szela. The individual performance goals in 2016 for each of our New NEOs, other than Ms. Szela and Mr. Menes, are described below:

New NEO	Summary of Individual Goals
Greg Perry	• Manage audit and timely file 10-K
• Reach preliminary agreement in principle with DOJ/SEC
• Plan and implement reduction in force in Q1 2016
• Close business development deal to bring in a product or portfolio of products
Roger Louis	• Reach preliminary agreement in principle with DOJ/SEC
• Ensure readiness for corporate integrity agreement and other compliance documents coming out of DOJ/SEC preliminary agreement in principle
• Continue to build and evolve the global compliance program
• Continue to implement Board compliance committee and build compliance architecture under the committee; work with committee chair on same
Ben Harshbarger	• Reach preliminary agreement in principle with DOJ/SEC and manage final settlement
• Support compliance program and efforts of compliance team
• Provide legal advice on global product matters, pricing matters and strategy
• Provide legal advice on SEC filings and corporate communications
• Manage patent work and patent defense
• Provide legal advice on loan agreements and financings
• Implement measures to reduce and control legal expenses
• Re-work legal and contracts processes

        The Compensation Committee, upon the recommendation of Ms. Szela, determined that each New NEO attained an individual performance rating of 100% in 2016. The Compensation Committee made these performance determinations based upon each New NEO's achievement of his individual goals.

        Based upon achievement of the 2016 corporate goals and each New NEO's individual goals (other than Ms. Szela and Mr. Menes), our New NEOs received the following cash incentive payments for 2016:

  •
  Ms. Szela: $326,450

  •
  Mr. Perry: $189,000

  •
  Mr. Menes: $45,567

  •
  Mr. Louis: $117,040

  •
  Mr. Harshbarger: $133,952

        Mr. Menes's bonus was prorated based on the length of time he was employed during 2016. Mr. Harshbarger's bonus reflects an upward adjustment of $17,472, or approximately 15% of his overall bonus, in order to reward Mr. Harshbarger's strong performance on the achievement of critical corporate objectives.

        Former NEOs:    Due to the interim nature of his appointment, Dr. Cox was not eligible for an annual incentive cash award. Mr. Ibbott was eligible to receive an annual cash incentive award, with a target amount equal to 40% of his base salary. Consistent with the annual incentive program maintained during 2016 by QLT, 75% of his bonus was based on the achievement of corporate goals and 25% on the achievement of individual goals.

        The Board, following the recommendation of the Compensation Committee, determined that, for 2016 bonuses, former QLT executive officers, including Mr. Ibbott, would be eligible to attain between 0% and 100%

of corporate and individual goals in 2016 depending on the executive's performance, with the potential to attain up to 125% under exceptional circumstances.

        Our 2016 corporate goals and the weight attributable to each goal were approved by the Board in the first quarter of 2016. As part of the annual performance review process, our former management team, including Mr. Ibbott and Dr. Cox, who continued to serve as one of our directors after the Merger, made a recommendation to the Compensation Committee regarding the level of achievement of each such goal. The Compensation Committee reviewed this recommendation, and subsequently recommended to the Board for review and approval the level of achievement of each corporate goal. A summary of the corporate goals, relative weighing, and level of achievement is set forth in the table below:

Corporate Goals	Weight	Weighted Rating	% Earned
Zuretinol Program Goals, which include:	70%	—	53.38%
Completing the IRD Natural History Study in the second quarter of 2016	10%	10%	—
Complete internal review of pivotal study protocol and submit to EMA/FDA	10%	10%	—
Prepare submission and meet with EMA to plan for conditional approval submission	5%	5%	—
Retain regulatory consultant to support FDA interactions; engage in defined set of FDA interactions on plans for conditional approval in EMA and proposed development pathway in U.S. and obtain breakthrough therapy status	20%	12%	—
Initiating a pivotal clinical trial in the third quarter of 2016	30%	27%	—
Prepare dossier for EMA conditional approval	15%	11%	—
Submitting an application to the EMA for conditional approval	10%	1%	—
Total	100%	76%	See above
Operational Goals, which include:	15%		12.98%
Strengthening operational functions to support the clinical development organization	40%	40%	—
Effectively managing cash flow such that cash balance at 12/31/16 meets or exceeds budget	30%	30%	—
If an application for conditional approval of zuretinol is made to the EMA, initiating planning for commercialization and reimbursement	15%	4%	—
Effectively manage Valeant litigation	15%	13%	—
Total	100%	87%	See above
Strategic Goals, which include:	15%		22.50%
Work with the Board to complete a review of strategic alternatives	50%	75%	—
Following Board decision to execute a strategic transaction(s), obtain any shareholder approvals and complete transaction	35%	53%	—
Analyze and recommend financial objectives supporting strategic transaction(s) and execute on objectives	15%	23%	—
Total	100%	150%	See above
Total	100%	—	88.85%

        The individual goals for Mr. Ibbott related to his areas of responsibility and were designed to facilitate the achievement of our corporate goals. The extent to which his individual goals were achieved or exceeded was typically determined largely from the annual performance recommendations prepared by the QLT Interim CEO, and recommended by the Compensation Committee to the Board for approval. For 2016, due to management turnover as a result of the Merger, in lieu of specifically reviewing the level of achievement against individual goals, Mr. Ibbott's level of performance was assessed at 100%. Based upon achievement of the 2016 corporate goals and individual goals, Mr. Ibbott received CAD$109,965 (USD $83,036) as a cash incentive payment for 2016.

Long-term Incentive Awards

        We have a broad-based equity compensation program designed to reward and motivate our employees, including our named executive officers. Equity awards help align the interests of our named executive officers and other employees with the long-term interests of our shareholders, and provide an opportunity for employees to acquire an ownership interest in the Company. The granting of equity awards is also consistent with our compensation philosophy of attracting, retaining and motivating our named executive officers to deliver sustainable long-term value.

        We currently maintain one equity compensation plan, the Equity Incentive Plan, under which we grant stock options, restricted stock units and performance-based stock units, as applicable, to our directors, officers, employees and key consultants and of our affiliates. If approved by shareholders at the Annual Meeting, the 2017 Plan will include the terms set forth in "Proposal No. 5 — Approval of our Amended and Restated 2017 Equity Incentive Plan." The Equity Incentive Plan is administered by the Compensation Committee. The Board, upon the recommendation of the Compensation Committee, approves equity awards for our CEO, and our Compensation Committee, taking into account the recommendations of our CEO, approves equity awards for our other executive officers. In December 2016, the Compensation Committee approved market-based equity guidelines for December 2016-2017 awards for new hires and promotions below the level of executive officer and also delegated the authority to our CEO and Senior Vice President, Human Resources to make such awards within these guidelines.

  Annual, New Hire, Promotion and Other Awards

        Each of our named executive officers received a grant of stock options in connection with his or her commencement of employment and may be eligible for a grant of stock options upon promotion, as applicable. The size and terms of these stock option awards are determined in accordance with guidelines approved by the Compensation Committee from time to time and negotiations with the executive officer, and approved by the Compensation Committee, for named executive officers other than our CEO, and the Board, for our CEO.

        Our named executive officers are also eligible to receive annual grants of equity awards. For a description of the equity awards granted to our named executive officers in in 2016, please see below under "Equity Awards to Former NEOs" and "Equity Awards to New NEOs."

        Equity awards are generally made once a year in connection with our year-end performance cycle. In 2016 and prior years, equity awards were generally approved at a regularly scheduled Board meeting proximate to the annual general meeting of shareholders. Going forward, we intend to grant annual equity awards in the first quarter of each year in conjunction with our annual performance and compensation review cycle covering the prior year.

        We may also make equity awards to certain of our named executive officers and other employees when specific circumstances warrant such grants, including for purposes of retention or the achievement of critical corporate objectives.

        Equity Awards to Former NEOs:    In June 2016, we made the following equity awards to our Former NEOs:

  •
  Dr. Cox:    Stock options to purchase 30,000 common shares, which were scheduled to vest and become exercisable in equal monthly installments over six months; stock options to purchase 20,000 common shares, which were approved by the Board in October 2015, subject to the completion of certain future events and conditions related to the Aralez Distribution, which options were awarded in June 2016 after such conditions were met and vested in equal monthly installments over six months from the grant date; and, in connection with Dr. Cox's service as a director, a DSU award with respect to 1,280 common shares under our DDSU Plan, which are payable in cash and generally vest in equal monthly installments over 36 months. Dr. Cox's DSUs became 100% vested in connection with the Merger.

  •
  Mr. Ibbott:    12,000 restricted stock units, which vest as to 2/3 of the units on the first anniversary of the date of grant and 1/3 of the units on the second anniversary of the date of grant; stock options to purchase 24,000 common shares, which were scheduled to vest and become exercisable in equal monthly installments over 36 months; and stock options to purchase 20,000 common shares, which were approved by the Board in November 2015 as part of the 2015 equity award process, subject to certain future events and conditions related to the Aralez Distribution, which options were awarded in June 2016 after such conditions were met and vested in equal monthly installments over 36 months from the grant date.

        The size of the equity awards approved in June 2016 for Dr. Cox and Mr. Ibbott were positioned below the 25th percentile of the September 2015 Peer Group market data. In making these awards to Dr. Cox and Mr. Ibbott, the Compensation Committee considered numerous factors, including the following: their prior grants of stock options and other equity awards; their levels of total cash compensation; their performance; the potential of the equity awards to retain these executives, particularly in light of the pending Merger, which was announced prior to the grant of the June 2016 awards; their level of responsibility and expected future contributions, including in Dr. Cox's case, the interim nature of his position as Interim CEO; and, in Mr. Ibbott's case, the fair value of long-term incentives awarded to executives in similar positions in companies within the September 2015 Peer Group and a desire for parity among him and our other former executive officers who reported to Dr. Cox.

        Equity Awards to our New NEOs:    In May 2016, during Aegerion's annual compensation review process, the Aegerion Compensation Committee made the following grants of Aegerion stock options and Aegerion restricted stock units ("Aegerion RSUs") to our New NEOs:

New NEOs	Stock Options	Aegerion RSUs(1)
Mary Szela	38,800	19,896
Gregory Perry	13,800	7,179
Roger Louis	3,400	1,640
Ben Harshbarger	—	2,543

(1)
For a description of the treatment of Aegerion equity awards in connection with the Merger, please see below under "Treatment of Aegerion Stock Options and Aegerion RSUs in Connection with the Merger." Aegerion RSUs in this table are reported as Adjusted RSUs, as defined below.

        The shares of Aegerion common stock underlying these stock options were scheduled to vest over four years, with 25% of such shares to vest and become exercisable on May 9, 2017, and the remaining 75% of such shares to vest in equal monthly installments through May 9, 2020; these options were cancelled in connection with the Merger. Aegerion RSUs vest in three equal annual installments on May 9 of 2017, 2018 and 2019, except for 1,460 of the Aegerion RSUs awarded to Mr. Harshbarger, which vest in three annual installments, with 25% of the units vesting on May 9, 2017, 50% of the units vesting on May 9, 2018, and 25% of the units vesting on May 9, 2019, in each case, subject to continued employment. Mr. Menes did not receive any equity awards in 2016 given that his employment started with Aegerion in September 2016 and Aegerion was subject to strict limitations on the equity awards it could make prior to the closing of the Merger.

        In making grant decisions relating to the New NEOs, the Aegerion Compensation Committee utilized competitive market data provided by Radford considering both annual value delivered as well as annual grant as a percentage of company to target stock option and restricted stock unit awards at the 50th to 75th percentile relative to our peer group and similar companies as shown on the Radford Global Life Sciences Survey for the executive's position and also considered the executive's level and scope of responsibility and potential contribution to the advancement of our corporate objectives. Typically, Aegerion made larger awards to named executive officers with the roles and responsibilities that were more likely to build long-term shareholder value through their potential to contribute to Aegerion's growth and to help it achieve key milestones.

        In addition, as described above, the Compensation Committee granted our New NEOs both stock options and performance-based stock units in December 2016. For a description of these awards, please see "Key Compensation Decisions Made At and After the Merger — New NEOs — December 2016 Equity Award Grants."

Treatment of Aegerion Stock Options and Aegerion RSUs in Connection with the Merger

        Because the exercise price of all Aegerion stock options held by Ms. Szela and Messrs. Perry, Louis and Harshbarger, exceeded the fair market value of the merger consideration received in connection with the Merger, they were cancelled at the effective time of the Merger for no consideration.

        In connection with the Merger, all Aegerion RSUs held by Ms. Szela and Messrs. Perry, Louis, and Harshbarger were exchanged for a restricted stock unit with respect to a number of our common shares equal to the product obtained by multiplying (i) the total number of Aegerion RSUs as of immediately prior to the effective time of the Merger by (ii) the equity exchange ratio (as defined in the Merger Agreement), with any fractional shares rounded down to the nearest whole share (the "Adjusted RSU"). Each Adjusted RSU is otherwise subject to the same terms and conditions applicable to the corresponding Aegerion RSU under the Aegerion equity plan and the agreements evidencing grants thereunder, including vesting terms, but excluding any terms that are rendered inoperative solely by reason of the transactions contemplated by the Merger Agreement.

Key Compensation Decisions Made At and After the Merger

New NEOs — December 2016 Equity Award Grants

        In December 2016, we added awards of performance-based stock units to our long-term incentive program to further align the interests of our New NEOs and our shareholders by focusing on both short- and long-term performance goals, the achievement of which is intended to drive our long-term success. Performance-based stock units were granted to our New NEOs in December 2016 and will be earned based on the achievement of regulatory and development milestones with respect to MYALEPT and specified revenues from JUXTAPID in Japan. To the extent earned, one-third of the units become vested upon achievement of the applicable performance target, and the remaining two-thirds will vest in substantially equal annual installments on the second and third anniversaries of the grant date, subject to continued employment.

        In December 2016, we also made stock option grants to our New NEOs, which vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to continued employment.

        The value of the performance-based stock units and stock options granted to our New NEOs in December 2016 was based on the 2017 Market Data. Our Compensation Committee considers information compiled by our compensation consultant, including data regarding comparative stock ownership of, and equity awards received by, executives at companies in our peer group and our industry in determining the size of the annual equity awards granted to our New NEOs. The Compensation Committee and the Board believe that the size of these equity awards are in the best interests of shareholders and best enable us to achieve our compensation objectives and further our pay-for-performance philosophy with respect to our New NEOs, each of whom are critical to our near- and long-term success, for the following reasons:

  •
  All of the Aegerion stock options held by our New NEOs were cancelled as of the Merger since they were out-of-the-money, leaving our executive officers with little, if any, equity in the company;

  •
  Given the minimal equity held by our New NEOs as of the Merger, the size of the awards were aligned with new hire awards, rather than annual equity awards, which are normally much larger than annual equity awards;

  •
  Our New NEOs did not receive equity awards as part of the 2016 annual performance process (which took place in the first quarter of 2017) given the fact that these awards were granted late in 2016, and the size of the awards against the market; and

  •
  In order to more fully align the executive officers interests with shareholders, executive officers will not receive merit salary increases in 2017.

        A summary of the performance-based restricted stock units and stock options granted to our New NEOs in December 2016 is set forth below:

New NEOs	Performance-Based Stock Units	Stock Options
Mary Szela	171,660	323,520
Gregory Perry	81,760	166,020
Remi Menes	47,980	97,400
Roger Louis	20,560	41,740
Ben Harshbarger	47,980	97,400

        In connection with the December 2016 equity awards to our New NEOs, the Board, upon the recommendation of the Compensation Committee, determined it was appropriate to pay any excise taxes that may be assessed on the executive by reason of the Merger being treated as a corporate inversion, and to provide for a gross-up on the amount necessary to put the executive in the same net after-tax position had such excise tax not been incurred. The Board determined that it was appropriate to provide this benefit in order to protect our New NEOs from an individual tax liability that could arise in connection with the Merger, a transaction that we believe was beneficial for the Company and our shareholders; in addition, if such individual tax liability were incurred by our New NEOs and our New NEOs were not protected from it, the Board determined it would undercut our goals of retaining and motivating our executives through a pivotal transitional and growth period following the Merger. The Board did not approve any gross-ups under Section 280G of the Code in connection with these awards.

New NEOs — 2017 Annual Cash Incentive Compensation Plan

        For 2017, the annual cash incentive plan of our New NEOs, including Ms. Szela, has the following key elements:

  •
  A range of corporate goals, including financial, operational, research and development, business development, organizational, compliance and legal goals.

  •
  The corporate goals were approved by our Board, upon the recommendation of the Compensation Committee, in the first quarter of 2017.

  •
  The level of achievement against these corporate goals will be determined by our Board, upon the recommendation of the Compensation Committee, in the first quarter of 2018.

  •
  All executive officers, including our CEO and our other New NEOs, are eligible to participate in the annual cash incentive plan;

  •
  The target cash incentive opportunity for our New NEOs in 2017, as a percentage of base salary, will be as follows: Ms. Szela — 60%; Mr. Perry — 50%; Mr. Menes — 45%; Mr. Louis — 40%; and Mr. Harshbarger — 40%.

  •
  The actual amount that our New NEOs and other executive officers will receive under the plan will be tied 100% to the achievement of our corporate goals.

  •
  The Compensation Committee has the discretion to award cash bonuses that are greater than or less than a New NEO's target bonus amount, depending on the level of achievement of corporate goals; for the CEO, this would need to be approved by our Board. In determining our corporate performance score each year, the Compensation Committee may also elect to consider our overall performance in addition to our level of achievement against approved corporate goals.

Former NEOs

        Dr. Cox's employment was terminated, effective as of the Merger, and Mr. Ibbott's employment terminated on March 31, 2017. A summary of the payments and benefits that each received in connection with his termination of employment is described below under "Potential Payments Upon Termination or Change of Control."

Other Compensation

        Broad-based benefit programs.    We currently maintain broad-based employee benefits that are provided to all full-time employees, including our named executive officers, including health insurance, life and disability insurance, and dental and vision insurance.

        Our U.S.-based employees are eligible to participate in our tax-qualified 401(k) Plan. Our 401(k) plan permits employees to make contributions up to the statutory limit. We have the discretion to match up to 50% of the first 6% of gross wages that an employee contributes, resulting in a maximum match by us that totals up to 3% of an employee's gross wages (as further limited by statutorily defined annual compensation limits). We and Aegerion matched employee contributions in 2016.

        Our Canada-based employees are eligible to participate in our RRSP. Under this program, we match the amount contributed by the participant, up to 50% of the annual maximum amount allowable by the Canada Revenue Agency, less any applicable tax withholdings.

        Perquisites; Other Benefits.    We provide certain additional benefits to our New NEOs. Below are other personal benefits that we provide, or have provided in 2016, to our New NEOs.

        Pursuant to Ms. Szela's amended and restated employment agreement, during the term of her employment, we provide her with a housing allowance of up to $7,200 per month, reimbursement of reasonable commuting expenses, including air travel, an amount to offset any tax liability associated with such housing allowance and commuting expense reimbursements, reimbursement of tax and financial planning expenses up to $15,000 on an annual basis, and a tax equalization payment and up to $5,000 per year for reasonable expenses for tax consultations regarding the Canadian tax aspects of her employment.

        Pursuant to Mr. Perry's employment agreement, as amended, we reimburse him for certain commuting and relocation expenses for a period of up to 24 months from the date of his original hire by Aegerion, including a tax gross-up on such amounts, a tax equalization payment and up to $5,000 per year for reasonable expenses for tax consultations regarding the Canadian tax aspects of his employment.

        Pursuant to Mr. Menes' employment agreement, as amended, we reimburse him for certain commuting and relocation expenses, including a tax gross-up on such amounts, not to exceed $60,000, a tax equalization payment and up to $5,000 per year for reasonable expenses for tax consultations regarding the Canadian tax aspects of him employment.

        Pursuant to Mr. Louis' employment agreement, as amended, we provide him with a tax equalization payment and up to $5,000 per year for reasonable expenses for tax consultations regarding the Canadian tax aspects of his employment.

        Pursuant to Mr. Harshbarger's employment agreement, as amended, we provide him with a tax equalization payment and up to $5,000 per year for reasonable expenses for tax consultations regarding the Canadian tax aspects of his employment. In addition, during Mr. Harshbarger's ex-patriate assignment for Aegerion, which ended on July 31, 2016, Aegerion provided Mr. Harshbarger with tax services and tax equalization and a variety of benefits common to such assignments, such as a cost of living salary adjustment, reimbursement for housing, up to a monthly cap, and tuition reimbursement for his children.

        Detailed information regarding the perquisites and other benefits that were provided to our named executive officers in 2016 is set forth the Summary Compensation Table.

        Severance and change of control payments/benefits.    As discussed in this CD&A and below in "Employment Agreements with Named Executive Officers" and in "Potential Payments Upon Termination or Change of Control," we have agreements with our New NEOs providing certain severance benefits to them upon termination of their employment or in connection with a change in control of the Company, including, in the case of a termination without cause or for good reason within 18 months following a change in control. Our goal in providing severance and change in control benefits is to offer sufficient protection such that a named executive officer will devote his or her full time and attention to the requirements of the business rather than to the potential implications of a change in control for his or her position. We prefer to have certainty regarding the potential severance amounts payable to our named executive officers under specified circumstances, rather than negotiating severance at the time that a named executive officer's employment terminates. We have also determined that accelerated vesting provisions in connection with a qualifying termination following a change in control are appropriate because such provisions will encourage our executives holding unvested equity awards, including our named executive officers, to stay focused on their responsibilities in such circumstances, rather than be distracted by the potential implications for them of a change in control.

        As described above and in "Employment Agreements with Named Executive Officers" and in "Potential Payments Upon Termination or Change of Control," we had employment agreements with our Former NEOs that provided them with severance in the event of a termination of employment by the Company without cause; these provisions were triggered for Dr. Cox and Mr. Ibbott in connection with their respective terminations of employment at or following the Merger.

 Say-on-Pay Consideration

        At our 2016 annual general meeting ("2016 Annual Meeting"), approximately 98% of our shareholders who voted at the 2016 Annual Meeting approved, in a non-binding advisory vote, the compensation of our named executive officers as disclosed in our proxy statement for the 2016 Annual Meeting. The Compensation Committee believes that the results of this advisory vote affirmed shareholders' support of our approach to executive compensation, and did not implement any changes as a direct result of the vote. As described above, following the Merger, the Compensation Committee did approve the adoption of a performance-based stock unit program in 2016 to further align compensation with performance. The Compensation Committee continues to review, assess and adjust our named executive officers' compensation on a regular basis to best position the Company to achieve its compensation objectives. We expect that the Compensation Committee will continue to consider the outcome of advisory votes on executive compensation when making future compensation decisions with respect to our named executive officers. Aegerion did not have an advisory vote on executive compensation in 2016; its last advisory vote on executive compensation was in 2014, when approximately 95% of Aegerion's shareholders who voted at the Aegerion 2014 annual meeting approved Aegerion's executive compensation.

Section 162(m) of the Internal Revenue Code and Accounting Considerations

        We consider the tax and accounting rules associated with various forms of compensation when designing our compensation programs. However, to maintain flexibility to compensate our named executive officers in a manner designed to promote our long-term corporate goals and objectives, the Compensation Committee has not adopted a policy that all compensation must be deductible or have the most favorable accounting treatment to the Company.

        The Compensation Committee and the Board may consider the effects of Section 162(m) of the Code, which limits to $1 million the amount a company may deduct for compensation paid to its CEO and any of its other three named executive officers (excluding the chief financial officer). This limitation does not, however, apply to compensation meeting the definition of "qualifying performance-based compensation." At this Annual Meeting we are asking our shareholders to approve our 2017 Plan, which would permit grants of RSUs intended to qualify as performance-based compensation under Section 162(m). However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the Compensation Committee may pay or provide, and has paid or provided, compensation that could exceed $1 million that is not exempt from the deduction limitations under Section 162(m).

        The Compensation Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the foregoing CD&A required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee has recommended to our Board of Directors that the CD&A be included in this Proxy Statement and our Annual Report on Form 10-K for 2016.

By the Compensation Committee of the Board of Directors of Novelion Therapeutics Inc.

Dr. Stephen Sabba, Chair
Kevin Kotler
Dr. Jorge Plutzky

        This report shall not constitute "soliciting material," shall not be deemed "filed" with the SEC and is not to be incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

Compensation of Named Executive Officers

        Where our named executive officers were paid in Canadian dollars, their compensation has been converted into U.S. dollars for reporting purposes in the tables below at the exchange rate of USD$1.00 = CAD$1.3243.

2016 Summary Compensation Table

        The following table summarizes total compensation earned by our named executive officers for 2016, 2015 and 2014. Salary amounts in the table below for Mr. Ibbott, and a portion of Dr. Cox's salary, were paid in Canadian dollars and have been converted into U.S. dollars for reporting purposes. Amounts for our named executive officers who are legacy Aegerion employees include amounts paid by or earned from, and equity awards granted by, Aegerion through the Merger and amounts paid by or earned from, and equity awards granted by, Novelion following the Merger.

Name	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(9)	Total Compensation
Mary Szela(4)	2016	$679,973	$—	$4,482,542	$1,723,618	$326,450	$197,973	$7,410,556
Gregory Perry(5)	2016	$443,167	$735,000	$1,366,631	$793,374	$189,000	$61,675	$3,588,847
Remi Menes	2016	$121,111	$200,000	$347,718	$415,027	$45,567	$64,149	$1,193,572
Roger Louis	2016	$350,000	$50,000	$173,905	$197,534	$117,040	$45	$888,524
Ben Harshbarger(6)	2016	$306,445	$154,797	$347,718	$445,545	$133,952	$222,003	$1,610,460
Dr. Geoffrey Cox(7)	2016	$350,523	$—	$132,500	$9,152	$—	$104,322	$593,497
	2015	$480,000	$—	$—	$—	$—	$704	$480,704
	2014	$94,398	$—	$287,965	$—	$—	$92,899	$475,262
W. Glen Ibbott(8)	2016	$226,535	$—	$116,600	$85,800	$83,036	$12,111	$524,082
	2015	$217,964	$78,180	$165,742	$—	$72,539	$9,745	$544,170

(1)
Bonus and non-equity incentive compensation amounts are reported based on performance in the applicable year, whether or not paid in the year the compensation was earned based on such performance.

(2)
This column represents the grant date fair value of stock option awards, including the Aegerion stock options cancelled in the Merger, using the Black-Scholes option-pricing model in accordance with ASC Topic 718. Aegerion stock options granted to Ms. Szela and Messrs. Perry and Louis in 2016 were cancelled at the effective time of the Merger for no consideration because the exercise price of such Aegerion stock options exceeded the fair market value of the consideration received in connection with the Merger. A table directly under the "Grants of Plan-Based Awards" table provides information related to the cancelled Aegerion option grants made to Ms. Szela and Messrs. Perry and Louis in 2016.

(3)
This column represents the grant date fair value of RSUs, including Adjusted RSUs, in accordance with ASC Topic 718. All Aegerion RSUs held by Ms. Szela and Messrs. Perry, Harshbarger and Louis were exchanged for Adjusted RSUs (as defined in this Proxy Statement) in connection with the Merger. This column also includes the grant date value of performance-based stock units granted to Ms. Szela and Messrs. Perry, Menes, Louis and Harshbarger, such value calculated based on the probable outcome of performance conditions in accordance with ASC Topic 718. In addition, this column includes the grant date fair value of deferred stock units granted to Dr. Cox.

(4)
Ms. Szela was appointed CEO of Aegerion on January 7, 2016, and appointed CEO of the Company on November 30, 2016.

(5)
Mr. Perry served as Chief Financial Officer of Aegerion from July 2015 to February 2016, when he was promoted to Chief Financial and Administrative Officer of Aegerion. He served in that capacity until November 30, 2016, when he was appointed Chief Financial and Administrative Officer of the Company.

(6)
Mr. Harshbarger was appointed as General Counsel of Aegerion in August 2016. He served in that capacity until November 30, 2016, when he was appointed General Counsel of the Company. Compensation information in the above table is provided solely for the year 2016 because Mr. Harshbarger was not an executive officer of Aegerion in 2014 or 2015.

(7)
Dr. Cox served as Interim CEO of the Company from October 23, 2014 until November 30, 2016. Amounts in the Summary Compensation Table with respect to Dr. Cox relate to compensation for his service as Interim CEO. For amounts paid or provided to him in connection with his service as a member of the Board, see the Director Compensation Table above.

(8)
Mr. Ibbott was appointed Interim Chief Financial Officer on January 26, 2015 and Senior Vice President, Finance and Chief Financial Officer on November 5, 2015. He served in that capacity until November 30, 2016.

(9)
Other Compensation consists of the following:

Name	Year	Relocation		Income Tax Preparation	Severance Payments		Unused Vacation Time	Life And AD&D Insurance	Directors Fees	Tax Payments by Company for benefits provided to NEOs	Retirement Plan Contributions	Cost of Living	Other	Total
Mary Szela, CEO	2016	$99,791	(a)	$14,989	$—		$—	$—	$—	$83,193	$—	$—	$—	$197,973
Gregory Perry, Chief Financial and Administrative Officer	2016	$35,888	(b)	$—	$—		$—	$—	$—	$25,787	$—	$—	$—	$61,675
Remi Menes, Chief Commercial Officer	2016	$37,173	(c)	$—	$—		$—	$—	$—	$26,976	$—	$—	$—	$64,149
Roger Louis, Global Chief Compliance Officer	2016	$—		$—	$—		$—	$—	$—	$—	$—	$—	$45	$45
Ben Harshbarger, General Counsel	2016	$99,831	(d)	$—	$—		$—	$—	$—	$82,294	$—	$39,740	$138	$222,003
Dr. Geoffrey Cox, Former Interim CEO	2016	$—		$—	$80,000	(e)	$20,923	$3,399	$—	$—	$—	$—	$—	$104,322
	2015	$—		$704	$—		$—	$—	$—	$—	$—	$—	$—	$704
	2014	$—		$—	$—		$—	$—	$92,899	$—	$—	$—	$—	$92,899
W. Glen Ibbott, Former Senior Vice President, Finance and Chief Financial Officer	2016	$—		$—	$—		$—	$2,532	$—	$—	$9,579	$—	$—	$12,111
	2015	$—		$—	$—		$—	$—	$—	$—	$9,745	$—	$—	$9,745

(a)
Represents amounts paid to or on behalf of Ms. Szela in connection with temporary housing ($84,004) and commuting expenses ($15,787) in her role as CEO of Aegerion and then of the Company.

(b)
Represents amounts paid to or on behalf of Mr. Perry in connection with temporary housing ($35,888) in his role of Chief Financial and Administrative Officer of Aegerion and then of the Company.

(c)
Represents amounts paid to or on behalf of Mr. Menes in connection with temporary housing ($27,508) and commuting expenses ($9,665) in his role of Chief Commercial Officer of Aegerion and then of the Company.

(d)
Represents amounts paid to or on behalf of Mr. Harshbarger in connection with his ex-patriate assignment for Aegerion, which ended on July 31, 2016, including transportation ($20,145), relocation and moving expenses ($25,454), reimbursement for housing ($52,152) and tuition reimbursement for his children ($2,080).

(e)
Represents cash severance payment to Dr. Cox in 2016.

        At the closing of the Merger, on November 29, 2016, because the exercise price of all Aegerion stock options held by Ms. Szela and Messrs. Perry, Louis, and Harshbarger exceeded the fair market value of the merger consideration received in connection with the Merger, all such Aegerion stock options, including all Aegerion stock options granted to Ms. Szela and Messrs. Perry and Louis in 2016, were cancelled at the effective time of the Merger for no consideration. The following table summarizes total compensation earned by Ms. Szela and Messrs. Perry and Louis in 2016, determined in accordance with SEC rules but excluding the option awards that were granted in 2016 and cancelled on the closing of the Merger.

Name	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(10)	Total Compensation ($)
Mary Szela	2016	$679,973	$—	$1,154,966	$1,723,618	$326,450	$197,973	$4,082,980
Gregory Perry	2016	$443,167	$735,000	$592,691	$793,374	$189,000	$62,342	$2,815,574
Roger Louis	2016	$350,000	$50,000	$149,012	$177,844	$117,040	$45	$863,631

 Grants of Plan-Based Awards for the Fiscal Year Ended December 31, 2016

        The following table provides information related to grants of awards to named executive officers in 2016. As noted above, all share and per-share data included below give effect to the Consolidation.

Name	Grant Date	Threshold ($)(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(2)	Maximum ($)(3)	Estimated Future Payouts Under Equity Incentive Plan Awards (#)	All Option Awards: Number of Securities Underlying Options (#)(11)		All Stock Awards: Number of Shares of Stock or Units (#)		Exercise or Base Price of Option and Awards ($/Sh)	Grant Date Fair Value of Option and Stock Awards ($)(4)
Mary Szela		$330,984	$413,730	$620,595
	12/22/16					323,520	(5)			$8.65	$1,154,966
	12/22/16				171,660			171,660	(6)	$—	$—
	5/9/16					38,800	(7)			$12.30	$284,076
	5/9/16							19,896	(8)	$—	$238,759
	1/7/16					120,000	(7)			$43.25	$3,043,500
Gregory Perry		$180,000	$225,000	$337,500
	12/22/16					166,020	(5)			$8.65	$592,691
	12/22/16				81,760			81,760	(6)	$—	$—
	5/9/16					13,800	(7)			$12.30	$101,040
	5/9/16							7,179	(8)	$—	$86,148
	2/12/16					40,000	(7)			$28.55	$672,900
Remi Menes		$144,000	$180,000	$270,000
	12/22/16					97,400	(5)			$8.65	$347,718
	12/22/16				47,980			47,980	(6)	$—	$—
Roger Louis		$112,000	$140,000	$210,000
	12/22/16					41,740	(5)			$8.65	$149,012
	12/22/16				20,560			20,560	(6)	$—	$—
	5/9/16					3,400	(7)			$12.30	$24,893
	5/9/16							1,640	(8)	$—	$19,690
Ben Harshbarger		$112,000	$140,000	$210,000
	12/22/16					97,400	(5)			$8.65	$347,718
	12/22/16				47,980			47,980	(6)	$—	$—
	5/9/16							1,046	(8)	$—	$12,552
	5/9/16							1,497	(8)	$—	$17,964
Dr. Geoffrey Cox		$—	$—	$—
	12/22/16					9,600	(5)			$8.65	$34,272
	6/17/16					50,000	(9)			$7.15	$132,500
	12/6/16					10,000	(5)			$9.00	$36,500
	6/17/16							1,280	(10)	$—	$9,152
W. Glen Ibbott		$—	$90,614	$113,268
	6/17/16					44,000	(9)			$7.15	$116,600
	6/17/16							12,000	(11)	$—	$85,800

(1)
Represents the 2016 threshold annual cash bonus, which is 80% of target annual cash bonus for our named executive officers (other than Mr. Ibbott, for which the threshold annual cash bonus is 0% of his target annual cash bonus). As described in the CD&A section of this Proxy Statement, Dr. Cox was not eligible for an annual cash bonus for 2016.

(2)
Represents the 2016 target annual cash bonus. The target is based on a percentage of 2016 base salary, as described above in the CD&A section of this Proxy Statement.

(3)
Represents the 2016 maximum annual cash bonus, which was 150% of target annual cash bonus for our legacy Aegerion named executive officers and 125% of target annual cash bonus for Mr. Ibbott.

(4)
For stock options, represents the grant date fair value using the Black-Scholes option-pricing model in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. For RSUs, represents the grant date fair value determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. For performance-based stock units, represents the probable outcome of performance conditions in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. In determining grant date values, we used the assumptions described in Note 12 to the consolidated audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

(5)
Represents a stock option award under the Equity Incentive Plan.

(6)
Represents a performance-based stock unit award under the Equity Incentive Plan.

(7)
Represents a stock option award under the Aegerion 2010 Stock Option and Incentive Plan (the "Aegerion 2010 Plan").

(8)
Represents an RSU award under the Aegerion 2010 Plan.

(9)
Represents stock option awards under the Equity Incentive Plan, which were approved by the Pre-Merger Board on November 4, 2015 as part of the 2015 equity award process, subject to certain future events and conditions related to the Aralez Distribution, which options were awarded in June 2016 after such conditions were met and vested in equal monthly installments over 36 months from the grant date.

(10)
Represents a DSU award under the DDSU Plan, which was approved by the Pre-Merger Board on November 4, 2015 as part of the 2015 equity award process, subject to certain future events and conditions related to the Aralez Distribution, which DSUs were awarded in June 2016 after such conditions were met, and vested in equal monthly installments over six months from the grant.

(11)
Represents RSU award under the Equity Incentive Plan.

(12)
At the closing of the Merger, on November 29, 2016, because the exercise price of all Aegerion stock options held by Ms. Szela and Messrs. Perry, Harshbarger, and Louis exceeded the fair market value of the merger consideration received in connection with the Merger, all such Aegerion stock options, including all Aegerion stock options granted to Ms. Szela and Messrs. Perry and Louis in 2016, were cancelled at the effective time of the Merger for no consideration. The following table provides information related to the cancelled Aegerion option grants made to Ms. Szela and Messrs. Perry and Louis in 2016.

Name	Grant Date	All Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option and Awards ($/Sh)	Grant Date Fair Value of Option and Stock Awards ($)
Mary Szela	5/9/16	38,800	$12.30	$284,076
Mary Szela	1/7/16	120,000	$43.25	$3,043,500
Gregory Perry	5/9/16	13,800	$12.30	$101,040
Gregory Perry	2/12/16	40,000	$28.55	$672,900
Roger Louis	5/9/16	3,400	$12.30	$24,893

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

        We have entered into the agreements summarized below with our named executive officers.

        Mary Szela.    Pursuant to Ms. Szela's Aegerion employment agreement, in 2016, Ms. Szela received a base salary of $689,550 per year and was eligible to receive an annual cash incentive bonus based on the achievement of certain performance goals with a target of 60% of her base salary. In addition, Ms. Szela received (a) a housing allowance of up to $7,200 per month; (b) reimbursement for reasonable commuting expenses between the Chicago, Illinois area and the Cambridge, Massachusetts area, including air travel; (c) an amount to offset any tax liability associated with such housing allowance and commuting expense reimbursements; and (d) reimbursement for tax and financial planning fees up to $15,000 on an annual basis, subject to the Company's receipt of appropriate documentation and substantiation of the same. Ms. Szela is eligible to participate in our employee benefit plans, as may be in effect for employees of the Company from time to time.

        Gregory Perry.    In January 2016, Mr. Perry was promoted to Chief Financial and Administration Officer of Aegerion. Pursuant to his employment agreement, as amended in connection with his promotion (as described above under "Overview of 2016 Compensation Arrangements Prior to the Merger — Other New NEOs" in the CD&A), Mr. Perry is entitled to receive an annual base salary of $450,000 and is eligible to receive an annual cash bonus based on the achievement of certain Company performance goals with a target of 50% of his base salary. Mr. Perry is also entitled to reimbursement for certain commuting and relocation expenses, as described under "Executive Compensation Components — Other Compensation" in the CD&A. In 2016, Mr. Perry received a one-time cash incentive bonus, comprised of payments to Mr. Perry of up to a total of $450,000, subject to the achievement within specified timeframes of certain operational and strategic corporate goals, as described in the CD&A. In July 2015, when Mr. Perry joined Aegerion, he received a sign-on bonus and grant of options, each as described in the CD&A. Mr. Perry is eligible to participate in our employee benefit plans, as may be in effect for employees of the Company from time to time. In November 2016, we entered into an amendment to Mr. Perry's employment agreement with Aegerion, which was assigned to us in connection with the closing of the Merger, to provide for, among other things, tax equalization and the reimbursement of tax consultation expenses in connection with the Canadian tax implications of his work for the Company.

        Remi Menes.    Mr. Menes serves as the Company's Chief Commercial Officer. Pursuant to his employment agreement, Mr. Menes is entitled to receive an annual base salary of $400,000 and is eligible to receive an annual cash bonus based on the achievement of certain Company performance goals with a target of 45% of his base salary. In September 2016, when Mr. Menes joined Aegerion, he received a sign-on bonus, as described above under "Overview of 2016 Compensation Arrangements Prior to the Merger — Other New NEOs" in the CD&A. Mr. Menes is eligible to participate in our employee benefit plans, as may be in effect for employees of the Company from time to time. In November 2016, we entered into an amendment to Mr. Menes' employment agreement with Aegerion, which was assigned to us in connection with the closing of the Merger, to provide for, among other things, tax equalization and the reimbursement of tax consultation expenses in connection with the Canadian tax implications of his work for the Company.

        Roger Louis.    Mr. Louis serves as the Company's Chief Compliance Officer. Pursuant to his employment agreement, as amended, Mr. Louis is entitled to receive an annual base salary of $350,000 and is eligible to receive an annual cash bonus based on the achievement of certain Company performance goals with a target of 40% of his base salary. Mr. Louis is eligible to participate in our employee benefit plans, as may be in effect for employees of the Company from time to time. In November 2016, we entered into an amendment to Mr. Louis' employment agreement with Aegerion, which was assigned to us in connection with the closing of the Merger, to provide for, among other things, tax equalization and the reimbursement of tax consultation expenses in connection with the Canadian tax implications of his work for the Company.

        Benjamin Harshbarger.    In August 2016, Mr. Harshbarger was promoted to General Counsel of Aegerion. Pursuant to his employment agreement, as amended in connection with his promotion (as described above under "Overview of 2016 Compensation Arrangements Prior to the Merger — Other New NEOs" in the CD&A), Mr. Harshbarger is entitled to receive an annual base salary of $350,000 and is eligible to receive an annual cash bonus based on the achievement of certain Company performance goals with a target of 40% of his base salary. Mr. Harshbarger is eligible to participate in our employee benefit plans, as may be in effect for employees of the Company from time to time. In November 2016, we entered into an amendment to Mr. Harshbarger's employment agreement with Aegerion, which was assigned to us in connection with the closing of the Merger, to provide for, among other things, tax equalization and the reimbursement of tax consultation expenses in connection with the Canadian tax implications of his work for the Company.

        Dr. Geoffrey Cox.    Dr. Cox served as the Company's Interim Chief Executive Officer until the closing of the Merger. Pursuant to his employment agreement, Dr. Cox received a specified base salary and was eligible to receive health-related benefits, paid vacation, and expense reimbursement in accordance with Company policies.

        W. Glen Ibbott.    Mr. Ibbott served as the Company's Senior Vice President, Finance and Chief Financial Officer until the closing of the Merger. Pursuant to his employment agreement, Mr. Ibbott was entitled to base salary, cash incentive compensation under the Company's cash incentive compensation plan, participation in the Company's equity incentive plan, health-related benefits and registered retirement savings plan employer matching contributions. On January 31, 2016, Mr. Ibbott received a CAD$100,000 (USD $78,180) retention bonus in accordance with the terms of his employment agreement.

        For a description of the payments and benefits our named executive officers may be (or were, in the case of Dr. Cox and Mr. Ibbott) entitled to in connection with a termination of employment, see "— Potential Payments Upon Termination or Change of Control."

Treatment of Aegerion Stock Options and Aegerion RSUs in Connection with the Merger

        As discussed in the CD&A and directly under the Grants of Plan-Based Awards Table, because the exercise price of all Aegerion stock options held by Ms. Szela and Messrs. Perry, Harshbarger, and Louis exceeded the fair market value of the merger consideration received in connection with the Merger, they were cancelled at the effective time of the Merger for no consideration. In addition, in connection with the Merger, all Aegerion RSUs held by Ms. Szela and Messrs. Perry, Harshbarger and Louis were exchanged for Adjusted RSUs. Each Adjusted RSU is otherwise generally subject to the same terms and conditions applicable to the corresponding Aegerion RSU under the Aegerion equity plan and the agreements evidencing grants thereunder, including vesting terms.

        Ms. Szela and Messrs. Perry, Menes, Louis and Harshbarger were each granted new equity awards of stock options and performance-based stock units in December 2016. As described in the CD&A, the size of the December 2016 equity grants to these executives (other than Ms. Szela) were more closely aligned with new hire awards, rather than annual equity awards, because most of the equity awards held by these executives (other than Mr. Menes) prior to the Merger were forfeited in connection with the Merger. For a summary of the December 2016 equity grants, see "Key Compensation Decisions Made At and After the Merger — New NEOs — December 2016 Equity Award Grants" in the CD&A.

Outstanding Equity Awards at 2016 Fiscal Year-End

        The following table provides information regarding equity awards held by our named executive officers as of December 31, 2016. As noted above, all share-related data included below give effect to the Consolidation.

Equity Awards
	Stock Options						Stock Awards			Performance Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)
Mary Szela	—		323,520	(2)	$8.65	12/22/2026
							19,896	(3)	$167,524
										171,660	(4)	$1,445,377
Gregory Perry	—		166,020	(2)	$8.65	12/22/2026
							7,179	(3)	$60,447
										81,760	(4)	$688,419
Remi Menes			97,400	(1)	$8.65	12/22/2026
										47,980	(4)	$403,992
Roger Louis			41,740	(1)	$8.65	12/22/2026
							1,640	(3)	13,809
										20,560	(4)	$173,115
Ben Harshbarger	—		97,400	(2)	$8.65	12/22/2026
							717	(12)	6,037
							355	(13)	2,989
							512	(12)	4,311
							673	(14)	5,667
							1,046	(3)	8,807
							1,497	(15)	12,605
										47,980	(4)	$403,992
Dr. Geoffrey Cox(8)	—		9,600	(2)	$8.65	12/22/2026
	18,000	(5)	—		$19.85	10/29/2024
	50,000	(6)	—		$7.15	6/17/2026
	10,000	(7)	—		$9.00	12/6/2026
							5,680	(8)	47,826
W. Glenn Ibbott	20,000	(9)	—		$20.50	1/6/2025
	7,333	(10)	36,677	(10)	$7.15	6/17/2026
							12,000	(11)	$101,040

*
Aegerion RSUs were converted into Adjusted RSUs in connection with the Merger, as described above under "Treatment of Aegerion Stock Options and Aegerion RSUs in Connection with the Merger."

(1)
Based on the closing price of a share of our common stock on December 30, 2016 ($8.42).

(2)
Represents an option to purchase shares of common stock granted on December 22, 2016, which vests ratably on an annual basis over three years from the grant date, subject to continued employment.

(3)
Represents RSUs granted on May 9, 2016, which vest ratably on an annual basis over three years from the grant date, subject to continued employment.

(4)
Represents performance-based stock units granted on December 22, 2016, which become earned based upon achievement of certain performance criteria and, to the extent earned, become eligible to vest as to 22.22% of the stock units on December 31, 2017, 11.12% on July 31, 2018, 33.33% on December 22, 2018, and 33.33% on December 22, 2019, subject to continued employment.

(5)
Represents an option to purchase shares of common stock granted on October 29, 2014, which were fully vested on grant.

(6)
Represents an option to purchase shares of common stock granted on June 17, 2016, which vested monthly over six months, and are fully vested.

(7)
Represents an option to purchase shares of common stock granted on December 6, 2016, which were fully vested on grant.

(8)
Represents DSUs granted on May 9, 2016, which have fully vested.

(9)
Represents an option to purchase shares of common stock granted on January 6, 2015, which has fully vested.

(10)
Represents an option to purchase shares of common stock granted on June 17, 2016, which vests ratably on a monthly basis over three years from grant date, subject to continued employment.

(11)
Represents RSUs granted on June 17, 2016, 33% of which vest on the first anniversary of the grant date, and 67% of which vest on the second anniversary grant date, subject to continued employment.

(12)
Represents RSUs granted on May 15, 2014, which vest on the third anniversary of the grant date, subject to continued employment.

(13)
Represents RSUs granted on April 4, 2015, 50% of which vest on the first anniversary of the grant date, and 50% of which vest on the second anniversary grant date, subject to continued employment.

(14)
Represents RSUs granted on September 17, 2015, 50% of which vest on the first anniversary of the grant date, and 50% of which vest on the second anniversary grant date, subject to continued employment.

(15)
Represents RSUs granted on May 9, 2016, 25% of which vest on the first anniversary of the grant date, 50% of which vest on the second anniversary grant date, and 25% of which vest on the third anniversary grant date, subject to continued employment.

2016 Option Exercises and Stock Vested

        The following table provides information with respect to vested stock awards and option exercises during 2016 by named executive officers. None of our named executive officers exercised stock options during 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Mary Szela	—	$—	—	$—
Gregory Perry	—	—	—	—
Remi Menes	—	—	—	—
Roger Louis	—	—	—	—
Ben Harshbarger	—	—	501	5,990
Dr. Geoffrey Cox	—	—	—	—
W. Glen Ibbott	—	—	—	—

(1)
Based on the $17.75 closing price of a share of our common stock on April 1, 2016, the date on which 173 of these RSUs vested, and the $8.90 closing price of a share of our common stock on September 17, 2016, the date on which 328 of these RSUs vested.

Nonqualified Deferred Compensation

Name	Registrant contributions in last fiscal year ($)(1)	Aggregate earnings in last fiscal year	Aggregate withdrawals / distributions	Aggregate balance at last fiscal year end
Mary Szela	—	—	—	—
Gregory Perry	—	—	—	—
Remi Menes	—	—	—	—
Roger Louis	—	—	—	—
Ben Harshbarger	—	—	—	—
Dr. Geoffrey Cox	9,152	—	—	47,826
W. Glen Ibbott	—	—	—	—

(1)
Reflects a grant of 1,280 DSUs to Dr. Cox on June 17, 2016 under our DDSU Plan. The fair value of this grant was calculated by multiplying the number of DSUs by the closing price of a share of our common stock on the date of grant ($7.15). The vesting of DSUs held by Dr. Cox accelerated in connection with the Merger. DSUs are settled in cash and can only be settled once a director ceases to be a member of the Board. For a description of the material terms of the plan, please see the discussion in the section entitled "Compensation of Directors — Equity-Based Compensation" in this Proxy Statement.

Potential Payments Upon Termination or Change of Control

        Each of our named executive officers is entitled to receive certain benefits upon a qualifying termination of employment and/or upon certain change of control transactions accompanied by a qualifying termination of employment within a certain time following such transaction, as described below:

        Mary Szela.    Pursuant to Ms. Szela's employment agreement, as in effect on December 31, 2016, Ms. Szela is entitled to the following severance payments in the event that her employment is terminated without "cause" or she resigns for "good reason" (each, as defined in her employment agreement): (i) accrued but unpaid base salary, any unpaid or unreimbursed business expenses and any accrued but unused vacation through the date of termination ("Accrued Obligations"); and (ii) 12 months' base salary continuation. If Ms. Szela's employment is terminated without "cause" or Ms. Szela resigns for "good reason" within 18 months following the occurrence of certain corporate transactions, which would include the Merger, Ms. Szela would be entitled to the following severance payments: (i) Accrued Obligations (ii) 18 months' base salary continuation; (iii) 100% acceleration of the vesting of Ms. Szela's then-outstanding unvested equity awards; and (iv) payment of a pro rata portion of Ms. Szela's target annual bonus for the year in which her termination of employment occurs.

        Gregory Perry, Remi Menes, Roger Louis, and Ben Harshbarger.    Pursuant to the employment agreements with each of Messrs. Perry, Menes, Louis, and Harshbarger, each executive is entitled to the following severance payments in the event the executive's employment is terminated without "cause" or the executive resigns for "good reason" (each, as defined in his respective employment agreement): (i) Accrued Obligations; (ii) 12 months' base salary; (iii) continuation of health and dental benefits until the earlier of 12 months after the date of termination and the date the executive becomes re-employed and eligible for other health and/or dental insurance; (iv) to the extent not yet paid at the time of the executive's termination of employment, payment of any outstanding retention bonus at the end of the severance term; and (v) if such termination of employment occurs within 18 months following the occurrence of certain corporate transactions, which would include the Merger, 100% acceleration of the vesting of the executive's then-outstanding unvested equity incentive awards.

        Dr. Geoffrey Cox.    Dr. Cox's employment with us terminated in connection with the Merger, but he continues to be a director of the Company and receives director fees for Board service. In accordance with Dr. Cox's employment agreement, Dr. Cox received two months of base salary in connection with his termination of employment. In addition, the vesting of all stock options held by Dr. Cox accelerated upon his termination of employment, and pursuant to the terms of the DDSU Plan, the vesting of all DSUs held Dr. Cox accelerated upon the closing of the Merger. DSUs are converted to cash only when a director ceases to be a member of the Board. Dr. Cox is bound by non-competition and non-solicitation terms, which prohibit him from participating in a competitive business or soliciting Novelion's customers or employees for a period of nine months following the termination of his employment with Novelion.

        W. Glen Ibbott.    Mr. Ibbott served as the Company's Senior Vice President, Finance and Chief Financial Officer until the Merger and terminated employment with us in March 2017. In accordance with Mr. Ibbott's employment agreement, Mr. Ibbott received the following in connection with his termination of employment: a lump sum payment equivalent to his base salary for the 8.25-month severance period; a lump sum payment representing the Company's outstanding RRSP contributions for 2017, pro-rated for the balance of the severance period; an amount equal to 10% of his base salary for the balance of the severance period in lieu of employee benefit plan coverage; payment of a pro rata portion of Mr. Ibbott's target annual bonus for 2017; payment in full of the retention bonus Mr. Ibbott was awarded in June 2016; and acceleration of the restricted stock units that he received in June 2016. Mr. Ibbott is bound by the terms of a non-competition and non-solicitation agreement, which prohibits him from participating in a competitive business or soliciting Novelion's customers or employees for a period of one year following the termination of his employment.

        The amount of compensation payable to our named executive officers in the event of a termination of employment or a change of control is set forth in the table below. The amounts in the table below were calculated assuming the termination of the named executive officer's employment occurred as of December 30, 2016, the last business day of our fiscal year. The amounts for Dr. Cox and Mr. Ibbott represent the actual severance amounts and benefits paid to them in connection with their employment terminations.

Name	Benefit	Termination Without Cause		Resignation for Good Reason		Termination without Cause in Connection with Sale Event or Change in Control		Resignation for Good Reason in Connection with Sale Event or Change in Control
Mary Szela	Cash Severance	$689,550	(1)	$689,550	(1)	$1,034,250	(2)	$1,034,250	(2)
	Option Acceleration	$—		$—		$—	(3)	$—	(3)
	Award Acceleration	$—		$—		$1,612,902	(4)	$1,612,902	(4)
	Health Benefits	$—		$—		$—		$—
	Pro Rata Bonus	$—		$—		$545,595	(6)	$545,595	(6)
Gregory Perry	Cash Severance	$450,000	(1)	$450,000	(1)	$450,000	(1)	$450,000	(1)
	Option Acceleration	$—		$—		$—	(3)	$—	(3)
	Award Acceleration	$—		$—		$748,866	(4)	$748,866	(4)
	Health Benefits	$18,633	(5)	$18,633	(5)	$18,633	(5)	$18,633	(5)
	Retention Bonus	$200,000		$200,000		$200,000		$200,000
Remi Menes	Cash Severance	$400,000	(1)	$400,000	(1)	$400,000	(1)	$400,000	(1)
	Option Acceleration	$—		$—		$—	(3)	$—	(3)
	Award Acceleration	$—		$—		$403,992	(4)	$403,992	(4)
	Health Benefits	$18,633	(5)	$18,633	(5)	$18,633	(5)	$18,633	(5)
Roger Louis	Cash Severance	$350,000	(1)	$350,000	(1)	$350,000	(1)	$350,000	(1)
	Option Acceleration	$—		$—		$—	(3)	$—	(3)
	Award Acceleration	$—		$—		$186,924	(4)	$186,924	(4)
	Health Benefits	$11,914	(5)	$11,914	(5)	$11,914	(5)	$11,914	(5)
Ben Harshbarger	Cash Severance	$350,000	(1)	$350,000	(1)	$350,000	(1)	$350,000	(1)
	Option Acceleration	$—		$—		$—	(3)	$—	(3)
	Award Acceleration	$—		$—		$444,408	(4)	$444,408	(4)
	Health Benefits	$18,440	(5)	$18,440	(5)	$18,440	(5)	$18,440	(5)
	Retention Bonus	$100,000		$100,000		$100,000		$100,000
Dr. Geoffrey Cox	Cash Severance	$80,000	(7)	$—		$—		$—
W. Glen Ibbott	Cash Severance	$178,396	(8)	$—		$—		$—
	Option Acceleration	$—		$—		$—		$—
	RSU Acceleration	$128,880	(9)	$—		$—		$—
	Health Benefits	$15,574	(10)	$—		$—		$—
	Retention Bonus	$45,306	(11)	$—		$—		$—
	RRSP Contribution	$7,755	(12)	$—		$—		$—

(1)
Represents twelve (12) month' base salary, determined based on base salary as in effect on December 30, 2016.

(2)
Represents eighteen (18) month' base salary, determined based on base salary as in effect on December 30, 2016.

(3)
Because the exercise price of stock options held by our named executive officers was greater than the fair market value of a common share on December 30, 2016 ($8.42), no amounts have been included in this table with respect to stock options.

(4)
Represents the value of 100% of the unvested portion of the named executive officer's RSUs and performance-based stock units as of December 30, 2016. The value is calculated by multiplying the number of RSUs and performance-based stock units that would have vested upon such employment termination by $8.42, the closing price of our common stock on December 30, 2016.

(5)
Represents twelve (12) months' benefits continuation, based on premium costs as of December 30, 2016.

(6)
Represents the pro rata portion of Ms. Szela's target annual bonus for 2016, assuming termination as of December 30, 2016.

(7)
Represents Dr. Cox's actual severance in accordance with his employment agreement.

(8)
Represents Mr. Ibbott's actual severance, paid in accordance with his employment agreement: a lump sum payment equal to (a) 8.25 months base salary, determined based on base salary as in effect on the date on which Mr. Ibbott terminated employment with us in March 2017, and (b) the pro rata portion of Mr. Ibbott's target annual bonus for 2017.

(9)
Represents the value of 100% of the unvested portion of Mr. Ibbott's RSUs, which immediately vested upon the termination of his employment on March 31, 2017. The value is calculated by multiplying the number of RSUs that vested upon such date by $10.74, the closing price of our common stock on March 31, 2017.

(10)
Represents an amount equal to 10% of Mr. Ibbbott's base salary for the balance of his 8.25 month severance period, which he received in lieu of employee benefit plan coverage in connection with his termination of employment.

(11)
Represents the retention bonus granted to Mr. Ibbott in June 2016, which was paid on March 31, 2017 in connection with his termination of employment.

(12)
Represents a lump sum payment Mr. Ibbott received in connection with his termination, equal to the Company's outstanding RRSP contributions for 2017, pro-rated for the balance of the severance period.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        Novelion currently maintains one equity compensation plan, the Equity Incentive Plan, which was previously approved by the shareholders and directors of Novelion. Pursuant to the Equity Incentive Plan, directors, officers, employees and consultants of Novelion and its affiliates may be granted RSUs, performance share units and stock options to acquire common shares. We will seek shareholder approval of the amended and restated Equity Incentive Plan, which we refer to as the "2017 Plan," at the Annual Meeting, as described later in this Proxy Statement.

        In connection with the Merger, Novelion assumed the Aegerion 2010 Plan from Aegerion. On the closing of the Merger, on November 29, 2016, all of the outstanding out-of-the-money Aegerion stock options were cancelled, all of the outstanding and unexercised in-the-money Aegerion stock options were exchanged for adjusted options of Novelion and all the outstanding Aegerion RSUs were exchanged for Adjusted RSUs of Novelion, in each case appropriately adjusted to reflect the exchange ratio under the Merger Agreement. The Aegerion 2010 Plan governs the terms of the 10,561 adjusted options and 133,351 Adjusted RSUs issued and outstanding under that Plan as of December 31, 2016. The Company does not plan to issue any additional awards under the Aegerion 2010 Plan.

        The following table sets out information regarding our common shares that may be issued upon the exercise of options, RSUs, performance-based stock units, DSUs and other rights granted to employees, consultants or directors under our equity compensation plans, as of December 31, 2016. This table does not include the proposed 1,800,000 shares of our common stock under the 2017 Plan, which is the subject of Proposal 5 of this Proxy Statement.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders (Plan)	2,743,474	(1)	$8.94	(2)	468,432	(3)

Equity compensation plans not approved by security holders	—		—		—

Total	2,743,474	(1)	$8.94	(2)	468,432	(3)

(1)
Reflects securities from the Aegerion 2010 Plan (143,912 shares) and the Equity Incentive Plan (2,599,562 shares)

(2)
Reflects the weighted average exercise price of stock options outstanding. Where options were granted/priced in Canadian dollars, the calculated weighted average exercise price has been converted to U.S. dollars for disclosure purposes using the December 31, 2016 period end rate published by the Federal Reserve Bank of New York: USD$1.00 = CAD$1.3243.

(3)
Reflects available securities for future issuance from the Equity Incentive Plan (prior to giving effect to any additional shares requested in Proposal No.5 below).

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

        No current or former directors, executive officers or employees of Novelion or any subsidiaries thereof, or proposed nominees for election as a director of Novelion, are currently indebted to Novelion or its subsidiaries.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

        The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2016 with the management of Novelion and Deloitte LLP, our independent auditors for the 2016 fiscal year. Each member of the Audit Committee is "independent" as defined by the rules of NASDAQ.

        The Audit Committee has discussed with Deloitte LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee has received the written disclosures and the letter from Deloitte LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding their independence, and has discussed with Deloitte LLP their independence relative to us, including whether the provision of their services is compatible with maintaining Deloitte LLP's independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to Novelion's Board that the audited consolidated financial statements for the year ended December 31, 2016 be included in Novelion's Annual Report on Form 10-K for 2016 filed with the SEC.

John Thomas, Jr., Chair Dr. Stephen Sabba Anne VanLent

 Audit Fees

        The following table sets forth the aggregate fees billed by Deloitte LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for the following services during 2016 and 2015.

Description of Service	2016(3) (US$)	2015(3) (US$)
Audit Fees(1)	$1,381,192	$268,275
Audit-Related Fees	—	—
Tax Fees (Tax compliance, tax advice and planning)	—	—
All Other Fees(2)	549,149	$274,391

Total Fees	$1,930,341	$542,666

(1)
Audit Fees consist of fees for the integrated audit of Novelion's annual financial statements, reviews of quarterly financial statements, and audits of internal controls over financial reporting. The 2016 audit, and the audit fees listed in the table, include the acquisition of Aegerion, which took place in November 2016. 2015 audit fees include only the audit fees of Novelion; it does not include audit fees which were incurred separately by Aegerion for its 2015 audit.

(2)
All Other Fees consist of fees related to the filing of the Registration Statement on the Form S-4 filed with the SEC pursuant to the Merger Agreement.

(3)
Where amounts shown were paid in Canadian funds, the amounts set out in the above table represent the US dollar equivalent of those payments converted using the following weighted average exchange rates: USD$1.00 = CAD$1.3243 for 2016 and USD$1.00 = CAD$1.2791 for 2015.

Pre-Approval Policies and Procedures

        The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for Novelion by the independent auditors. The fees paid to the independent auditors that are shown in the chart above for 2016 and 2015 were approved by the Audit Committee in accordance with the procedures described below.

        The Audit Committee reviews and approves audit and non-audit services proposed to be provided by the independent auditors. The Audit Committee has delegated to its Chair, or an alternate member of the Audit Committee, the authority to grant pre-approvals if either deems it necessary or appropriate to consider a pre-approval request without approval and/or meeting of the full Audit Committee. Pre-approvals by the Chair of the Audit Committee or an alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.

        In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee or its delegate a description of and the budget for the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Audit Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.

PROPOSAL NO. 2
APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

        Deloitte LLP, an independent registered public accounting firm, served as our independent auditors for the year ended December 31, 2016. Deloitte LLP were first appointed as auditors of the Company in 1981. On April 11, 2017, in recognition that the financial operations and management team of Novelion had transitioned to be primarily located in the U.S. following the Merger, Deloitte LLP resigned as our independent registered public accounting firm, and Deloitte & Touche LLP was appointed as the successor independent registered public accounting firm. The decision to change the certifying accountant was approved by the Audit Committee.

        Upon the unanimous recommendation of the Audit Committee, the Board has proposed that Deloitte & Touche LLP continue to serve as our independent auditors for 2017 at a remuneration to be fixed by the Audit Committee. Our shareholders are being asked to approve this proposal at the Annual Meeting. Novelion has been advised that a representative of Deloitte & Touche LLP will attend the Annual Meeting and will have the opportunity to make a statement if he or she decides to do so and will be available to respond to appropriate questions from shareholders.

Vote Required and Board of Directors' Recommendation

        This proposal requires the affirmative vote of the holders of a majority of the Novelion common shares properly cast on this proposal at the Annual Meeting. If the proposal is not approved, the BCBCA provides that the current auditors, Deloitte & Touche LLP, will continue to act for Novelion until such time as the shareholders approve alternate auditors.

        The following resolution will be submitted for a shareholder vote at the Annual Meeting:

    "BE IT RESOLVED that Deloitte & Touche LLP, an independent registered public accounting firm, be appointed as independent auditors of Novelion Therapeutics Inc. for the ensuing year, and the Audit Committee of the Board of Directors of Novelion Therapeutics Inc. be authorized to fix the remuneration to be paid to the auditors."

        The Board of Directors unanimously recommends that our shareholders vote "FOR" the proposal to appoint Deloitte & Touche LLP as our independent auditors for 2017 at a remuneration to be fixed by the Audit Committee of the Board of Directors of the Company.

 PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

Background

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC's rules.

        At Novelion's 2016 annual general meeting, shareholders approved by a majority of approximately 98% of shares voted, in a non-binding advisory vote, the compensation of Novelion's named executive officers as disclosed in Novelion's proxy statement for its 2016 annual general meeting. Our Compensation Committee believes that the results of this advisory vote affirmed shareholders' support of our approach to executive compensation, and did not implement any changes as a direct result of the vote. As described above, following the Merger, the Compensation Committee did approve the adoption of a performance-based stock unit program in 2016 to further align compensation with performance. The Compensation Committee continues to review, assess and adjust our named executive officers' compensation on a regular basis to best position the Company to achieve its compensation objectives. We expect that the Compensation Committee will continue to consider the outcome of advisory votes, including this one, on executive compensation when making future compensation decisions with respect to our named executive officers.

        As more fully described under CD&A section of this Proxy Statement, Novelion's compensation philosophy is to provide a compensation package that attracts, retains and motivates executives and rewards business successes that have the potential to increase shareholder value. More specifically, the Compensation Committee of the Board seeks to:

  •
  provide a total compensation program that is competitive with other companies in the pharmaceutical and biotechnology industries with which Novelion competes for executive talent;

  •
  align incentives for our executive officers with our short-term and long-term corporate strategies and business objectives and goals; and

  •
  drive the achievement of key strategic performance measures aligned to the long-term interests of our shareholders.

Board of Directors' Recommendation

        Our Board of Directors believes that the information provided above and within the CD&A section of this Proxy Statement demonstrates that our executive compensation program will ensure that management's interests are aligned with our shareholders' interests and support long-term value creation.

        The following resolution will be submitted for a shareholder vote at the Annual Meeting:

    "BE IT RESOLVED that the shareholders of Novelion Therapeutics Inc. approve, on an advisory basis, the compensation of Novelion's named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement."

        The say-on-pay vote is advisory, and therefore not binding on Novelion, the Compensation Committee or our Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions about executive compensation.

        The Board of Directors unanimously recommends that our shareholders vote "FOR" the proposal to approve the compensation of Novelion's named executive officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

PROPOSAL NO. 4
ADVISORY VOTE REGARDING THE FREQUENCY OF THE ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Background

        The Dodd-Frank Act also enables our shareholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our named executive officers. We are seeking a non-binding, advisory determination from our shareholders as to the frequency with which shareholders would have an opportunity to provide a non-binding, advisory approval of our executive compensation program. We are providing shareholders the option of selecting a frequency of one, two or three years, or to abstain on the matter. For the reasons described below, we recommend that our shareholders select a frequency of every one year.

Board of Directors' Recommendation

        The following resolution will be submitted for a shareholder vote at the Annual Meeting:

    "BE IT RESOLVED that an advisory shareholder vote to approve the compensation paid to Novelion Therapeutics Inc.'s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement, be submitted to Novelion's shareholders every: (i) one year, (ii) two years, or (iii) three years; with such frequency that receives the highest number of votes cast being the preferred advisory vote of shareholders.

        This vote is advisory, and therefore not binding on Novelion, the Compensation Committee or our Board of Directors. Shareholders are not being asked to approve or disapprove of the Board of Directors' recommendation, but rather to indicate their own choice as among the frequency options.

        The Board of Directors unanimously recommends that our shareholders vote "FOR" EVERY ONE YEAR regarding the frequency of the advisory vote to approve the compensation of Novelion's named executive officers.

PROPOSAL NO. 5
APPROVAL OF OUR AMENDED AND RESTATED
2017 EQUITY INCENTIVE PLAN

Overview

        Our Equity Incentive Plan was originally approved by our shareholders on April 25, 2013, and was further amended and restated on each of November 29, 2016 and December 1, 2016 in connection with, and shortly following, the Merger. On March 9, 2017, and April 26, 2017, the Board amended and restated the Equity Incentive Plan to become our Amended and Restated 2017 Equity Incentive Plan (referred to in this Proposal No. 5 as the "2017 Plan"), by unanimous approval, to, among other things:

  •
  increase the maximum number of common shares available for issuance under the 2017 Plan by an additional 1,800,000 shares, subject to shareholder approval;

  •
  permit grants of restricted stock units, including performance-based stock units, intended to qualify as performance-based compensation under Section 162(m) of the Code ("Section 162(m)"), subject to shareholder approval; and

  •
  reflect the fact that our common shares are no longer listed on the Toronto Stock Exchange.

        The 2017 Plan is the only equity plan under which we grant awards to our employees, directors and consultants. The material terms of the 2017 Plan, as amended and restated to reflect the amendments set forth above, are described below under "Summary of the 2017 Plan."

        We are requesting that shareholders approve the amended and restated 2017 Plan.

        If this Proposal No. 5 is approved by our shareholders at the Annual Meeting, the 2017 Plan, as amended and restated to provide for the additional 1,800,000 common shares and the Section 162(m)-related amendments, will become effective on the date of the Annual Meeting.

        If shareholders do not approve this Proposal No. 5, the proposed 1,800,000 additional shares will not become available for issuance under the 2017 Plan and the amendment to the 2017 Plan to permit future grants of restricted stock units, including performance-based stock units, to qualify as performance-based compensation under Section 162(m) will not take effect. Otherwise, the 2017 Plan will otherwise remain in effect in accordance with its terms, subject to the other amendments approved by the Board which do not require shareholder approval. We believe that the terms of the amendments to the 2017 Plan, including the proposed share pool increase, are reasonable, appropriate, and in the best interests of our shareholders.

The Board of Directors recommends that shareholders vote "FOR" the 2017 Plan.

 Reasons for Seeking Shareholder Approval

        We Utilized our Share Pool Faster than Expected as a Result of Granting Replacement Equity Awards to Legacy Aegerion Employees, including our New NEOs, and Directors Following the Merger

        All outstanding Aegerion stock options held by our New NEOs and all other Aegerion executive officers, employees and directors were cancelled for no consideration at the effective time of the Merger because the exercise price of these stock options exceeded the fair market value of the merger consideration. At the effective time of the Merger, all Aegerion RSUs, which represented only a small portion of the equity held by our New NEOs and other Aegerion executive officers and employees, were exchanged for Adjusted RSUs with respect to our common shares. At the effective time of the Merger, we asked our shareholders to approve an additional 2,400,000 common shares to be used for grants under the 2016 Equity Incentive Plan, as in effect at that time. These additional shares were used primarily for the purpose of granting equity awards to our New NEOs and other legacy Aegerion employees and directors in order to replenish a portion of their Aegerion equity awards that were cancelled in connection with the Merger. Because a substantial portion of the Aegerion equity awards were cancelled in the Merger, in order to incentivize and retain these individuals, the Compensation Committee, in consultation with our independent compensation consultant, Radford, determined it was appropriate to grant equity awards akin to new hire grants to our New NEOs and other former Aegerion employees and to all our non-employee directors in December 2016, which had a greater grant date value and utilized more shares than a typical annual grant. At this same time, in order to further tie the compensation of our executive officers to the attainment of pre-established performance objectives that are important to our success, the Compensation Committee introduced performance-based stock units as a new element of our executive compensation program and granted these awards to our New NEOs and our other executive officers. As a result, the Compensation Committee granted new equity awards with a grant date value ranging from approximately the 50th percentile to over the 90th percentile of the market (for executive officers other than Ms. Szela, our new CEO), and the 50th percentile of the market for Ms. Szela. See the CD&A section of this Proxy Statement for more information on how we defined the market for compensation comparison purposes. From November 29, 2016, the effective time of the Merger, until April 18, 2017, we granted the following equity awards to our employees and directors:

  •
  1,329,857 stock options with time-based vesting; 989,500 of which were made to our New NEOs and our other executive officers, who were all former executive officers of Aegerion, 38,400 of which were made to former Aegerion non-employee directors who joined our Board and 57,600 of which were made to our other directors; and 105,357 of which were made to newly-hired employees;

  •
  499,680 performance-based stock units, all of which were made to our New NEOs and our other executive officers, who were all former executive officers of Aegerion; and

  •
  1,764,950 restricted stock units, all of which were made to former non-executive officer employees of Aegerion who are now our employees.

        Due to the timing, type and amount of equity awarded to our executive officers since the Merger, our New NEOs did not receive equity awards as part of the 2016 annual performance process (which took place in the first quarter of 2017). We also did not make equity awards to our other employees during the 2017 annual performance cycle.

        Our utilization of common shares under the 2017 Plan since the effective time of the Merger has been at a faster rate than we anticipated. As a result, there were only 468,432 common shares available for issuance under the 2017 Plan as of December 31, 2016 and only 667,787 common shares remain available for issuance under the 2017 Plan as of April 18, 2017 (in addition to any common shares that may be returned to the share pool in accordance with the terms of the 2017 Plan). If the increase in common shares for the 2017 Plan is not approved, we do not expect to have sufficient shares to support our current compensation program beyond mid-2017, which we believe would have a detrimental effect on our business at a critical time, as more fully described below.

        We Expect the Proposed Increase in the Share Pool Will Secure an Adequate Number of Shares for Equity Awards to be Granted through June 2018.

        If this Proposal No. 5 is approved by our shareholders, the number of common shares reserved for issuance under the 2017 Plan will increase to a maximum of 4,803,774 common shares, resulting in full dilution of 25.9% (calculated as set forth in the table below titled "Existing Equity Plan Information"). It is expected that approval of this Proposal No. 5 would secure an adequate number of shares for future awards through June 2018 based on our current projections; the Board believes this represents reasonable potential equity dilution (approximately a 4% burn rate in 2017 and 2018) over this period and provides a significant incentive for executive officers, directors, employees and consultants to increase our value for all shareholders.

  Equity Awards are a Key Part of our Compensation Program for our Executive Officers

        Equity compensation has been, and will continue to be, a significant component of our compensation program for our executives, employees and directors because it (i) aligns the interests of these individuals with our shareholders, and (ii) develops a culture of ownership and investment in the Company. We intend to deliver a significant portion of our executive officers' total compensation in the form of equity awards. Following the Merger, long-term incentive equity awards granted to our CEO comprise approximately 70% of her total target compensation and long-term equity awards granted to the other New NEOs comprise, on average, approximately 56% of their total target compensation.

        Following the Merger, our organization continues to rapidly change. We continue to efficiently and effectively integrate our business with that of Aegerion's, including integrating and right sizing expenses, re-building and growing Aegerion's commercial teams, and defining the lifecycle management plans for metreleptin and zuretinol. In order to continue these efforts, the Board believes that it is critical to continue to retain and motivate our executive officers and key employees, all of whom drive our success. Equity awards are an essential part of our compensation program, are central to our employment value proposition, and are necessary to retain and motivate the best available talent necessary to successfully integrate and run our business following the Merger. If we do not have a sufficient pool of common shares available for grant under the 2017 Plan, it will be more difficult for us to attract and retain our executive officers and key employees.

        Approval of the Amendments Will Allow Us to Grant Restricted Stock Units, including Performance-Based Stock Units, Intended to Qualify as Exempt Performance-Based Compensation Under Section 162(m)

        Shareholder approval of the 2017 Plan will allow us to grant, if desired, performance-based awards that are intended to be exempt from the deduction limitations under Section 162(m). Section 162(m) generally does not allow a publicly-held corporation to deduct from its U.S. federal taxable income compensation above $1,000,000 that is paid in any taxable year to its chief executive officer or other named executive officers (excluding its chief financial officer). This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section 162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by the corporation's shareholders not less frequently than every five years. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goal is based, and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these terms is discussed below under "Eligibility", "Individual Limits" and "Performance Criteria". Although shareholder approval is one of the requirements for exemption under Section 162(m), even with shareholder approval, there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m). Furthermore, the Compensation Committee will continue to have authority to grant awards that are not exempt from the limits on deductibility under Section 162(m).

Existing Equity Plan Information

        The 2017 Plan is the only equity plan under which we grant awards to our employees, directors and consultants. As of April 18, 2017, 667,787 shares were available under the 2017 Plan.

        The table below includes aggregated information regarding awards outstanding as of April 18, 2017 under the 2017 Plan, the number of shares available for future awards under the 2017 Plan as of April 18, 2017, and the proposed number of shares issuable under the 2017 Plan.

	Number of shares (as of April 18, 2017)	As a percentage of shares outstanding (18,580,688 shares as of April 18, 2017)
Outstanding stock options(1)	1,532,647	8.2%
Outstanding restricted stock units, including performance-based stock units (measured at target performance)	803,340	4.3%
Total shares subject to outstanding awards	2,335,987	12.6%
Total shares available for future awards under 2017 Plan	667,787	3.6%
Total overhang (total shares outstanding under existing equity awards and total shares available under existing plan)	3,003,774	16.2%
Proposed shares available for future awards under 2017 Plan(2)	2,467,787	13.3%
Total shares outstanding under existing equity awards and proposed to be reserved for issuance under 2017 Plan	4,803,774	25.9%

(1)
As of April 18, 2017, the weighted average exercise price of outstanding stock options was $8.87 and the weighted average term to expiration of outstanding stock options was 9.3 years.

(2)
Includes 667,787 shares available for future grants under the 2017 Plan, as well as the proposed share increase subject to this Proposal No. 5 of 1,800,000 shares.

Summary of 2017 Plan

        A copy of the 2017 Plan is attached as Appendix A to this Proxy Statement. The following description of certain features of the 2017 Plan, after giving effect to the amendments described above in this Proposal No. 5, and is qualified in its entirety by reference to the full text of the plan, which we encourage shareholders to read in its entirety.

  General

        The 2017 Plan provides for issuance of awards to our directors, officers, employees and consultants and those of our affiliates.

  Administration

        The 2017 Plan is administered by the Compensation Committee, provided that the Board may from time to time establish any other committee of the Board to replace the Compensation Committee for the purpose of administering the 2017 Plan.

        Unless otherwise determined by the Board, the Compensation Committee has the authority to administer the 2017 Plan, including the power to (i) designate participants under the 2017 Plan, (ii) determine the types of awards granted to participants under the 2017 Plan and the number of common shares subject to such awards, (iii) determine and interpret the terms and conditions of any awards under the 2017 Plan, including the vesting schedule, exercise price, the currency in which the exercise price or fair market value applicable to a stock option or RSU, respectively, is denominated, the term of the award (provided that in no event will a stock option be exercisable for more than ten years from the date of grant), and whether, to what extent, and pursuant to what circumstances an award may be cancelled, forfeited or surrendered, (iv) prescribe the form of each award agreement, and (v) adopt rules for the administration, interpretation and application of the 2017 Plan. Any questions arising as to interpretation of the 2017 Plan, any award or any award agreement will be determined by the Compensation Committee and such determination will be final, conclusive and binding on all parties.

        Subject to applicable law, the Compensation Committee, in its discretion, may delegate to the Chief Executive Officer or another executive officer of the Company all or part of the Compensation Committee's authority and duties with respect to the granting of Awards to individuals other than (i) individuals who are subject to the reporting and other provisions of Section 16 of the U.S. Exchange Act and (ii) individuals who are "covered employees" within the meaning of Section 162(m). Any such delegation shall include (x) a limitation as to the number of awards that may be granted during the period of the delegation, (y) guidelines as to the determination of the vesting criteria and, (z) with respect to stock options, the exercise price. The Compensation Committee may revoke or amend the terms of a delegation at any time.

  Eligibility

        Persons eligible to participate in the 2017 Plan include directors, officers, employees and consultants of the Company and its affiliates. As of April 18, 2017, there were approximately seven executive officers, 164 employees, and eight non-employee directors who were eligible to participate in the 2017 Plan.

  Number of Shares Authorized

        Subject to adjustment (as described below), the aggregate number of common shares that may be issued under the 2017 Plan, after giving effect to the proposed amendment to increase the common shares by 1,800,000, is 4,803,774. As of April 18, 2017, there were 667,787 common shares available for issuance under the 2017 Plan. As of April 18, 2017, the closing price of a share of our common stock on the NASDAQ stock market was $10.45.

        In general, common shares subject to an award under the 2017 Plan that terminates, expires or lapses for any reason are made available for issuance again under the 2017 Plan, except that (i) shares retained or withheld by or delivered to the Company to satisfy any exercise price or tax withholding obligation with respect to a stock option and (ii) shares purchased on the open market by the Company with the cash proceeds from the exercise of stock options will not be made available for issuance again under the 2017 Plan. No common shares may again be optioned, granted or awarded if such action would cause an incentive stock option to fail to qualify as an "incentive stock option" under Section 422 of the Code.

  Individual Limits

        Subject to adjustment (as described below), the maximum number of common shares subject to one or more stock options that may be granted, and the maximum number of shares of restricted stock units that may be granted, to any one participant pursuant to the 2017 Plan during any calendar year is, in each case, 750,000 common shares. Notwithstanding the foregoing, the maximum grant date fair value of awards granted pursuant to the 2017 Plan to any non-employee director in any calendar year may not exceed $572,000.

  Awards

        The 2017 Plan provides for grants of stock options, restricted stock units and performance awards. Each award must be evidenced by a written award agreement with terms and conditions consistent with the 2017 Plan.

        Stock Options.    Stock options, including those intended to qualify as "incentive stock options" (as defined under Section 422 of the U.S. Code) ("ISOs") and nonqualified stock options ("NSOs"), may be granted pursuant to the 2017 Plan. The exercise price of an ISO or NSO will not be less than the fair market value of a common share on the date of grant, unless ISOs are granted to any individual who owns, as of the date of grant, shares possessing more than 10% of the total combined voting power of all classes of our common shares (a "10% Owner"), whereupon the exercise price of such ISOs will not be less than 110% of the fair market value of the common stock on the date of grant. ISOs and NQSOs may be exercised as determined by the Compensation Committee, but in no event after the tenth anniversary of the date of grant (or fifth anniversary of the date of grant, in the case of an ISO granted to a 10% Owner).

        Upon the exercise of a stock option, the exercise price must be paid in full by: (i) cash, bank draft or certified check; (ii) delivery of irrevocable instructions, to (A) a brokerage firm (as may be designated by the Company) to deliver promptly to us the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the award, and (B) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of any relevant regulatory authorities; (iii) such other consideration as the Compensation Committee may permit consistent with applicable laws; or (iv) except for Canadian grantees, net exercise of the award. The grantee is solely responsible for paying applicable withholding taxes arising from the grant, vesting, settlement or exercise of an award. Any withholding obligations may be satisfied in the Compensation Committee's sole discretion by withholding from any amount payable to a grantee, either under the 2017 Plan or otherwise, such amount as may be necessary to enable us to comply with the applicable requirements of any federal, provincial, state, local or foreign law, or any administrative policy of any applicable tax authority or, except for Canadian grantees, by net exercise of the award.

        Restricted Stock Units.    Restricted stock units may be granted pursuant to the 2017 Plan with no consideration due from the grantee. Restricted stock units may be subject to vesting conditions, including continued employment. Restricted stock units may not be sold or otherwise transferred or hypothecated until the applicable vesting conditions are removed or expire. The common shares underlying restricted stock units will not be issued until the restricted stock units have vested, with delivery of such common shares as soon as administratively practicable following vesting, unless the Compensation Committee provides for a deferral of the value of vested units in the award agreement. Recipients of restricted stock units generally will have no voting rights prior to the time when vesting conditions are satisfied. The Compensation Committee may, in its sole discretion, determine that dividends are earned by a grantee of restricted stock units based on dividends declared on our common shares, to be accrued as of dividend payment dates during the period between the date of the grant of restricted stock units to such grantee and the settlement date of such restricted stock units; however, pursuant to the Amendment, no such dividends will become payable before the date on which the underlying restricted stock units become vested.

        Performance Awards.    Awards of stock options and restricted stock units may be granted pursuant to the 2017 Plan that are conditioned on the satisfaction of specified performance criteria ("Performance Awards").

The Compensation Committee may grant Performance Awards that are intended to qualify as exempt performance-based compensation under Section 162(m) and performance awards that are not intended to so qualify.

        Transferability of awards.    No award may be transferred or assigned except by will or by operation of the laws of devolution or distribution and descent or pursuant to a qualified domestic relations order, as defined by the Code and may be exercised only by an individual grantee during his or her lifetime and by a corporate grantee during the term of its existence.

        Repricing.    The Compensation Committee cannot, without the approval of our shareholders, authorize the amendment of any outstanding option to reduce its exercise price per share, or cancel any option in exchange for cash or another option or award having an exercise price that is less than the exercise price of the original option. Subject to adjustment of awards as described below, the Compensation Committee does have the authority, without the approval of our shareholders but with the consent of the applicable grantee, to amend any outstanding award to increase the price per share or decrease the number of shares that may be issued pursuant to any award.

        Performance Criteria.    The 2017 Plan permits the Compensation Committee to grant Performance Awards subject to "performance criteria." Performance criteria with respect to those awards intended to qualify as exempt performance-based compensation for purposes of Section 162(m) will be subject to the achievement of one or more objective performance goals or measures established by the Compensation Committee, which will be based on the attainment of specified levels of the following: sales; revenues; assets; expenses; earnings or earnings per share; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; expenses or certain types of expenses; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, licenses and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of clinical trial or research objectives; achievement of manufacturing and/or supply chain objectives; achievement of litigation-related objectives and/or objectives related to litigation expenses; achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; achievement of regulatory, quality or pharmacovigilance objectives; or achievement of real estate, facilities or space planning objectives. Such performance goals may be determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof, or may be based on the relative performance of other companies or an index or indices, or on comparisons of any indicators of performance relative to other companies or an index or indices. The Compensation Committee may make adjustments to such performance goals consistent with the requirements of Section 162(m).

  Adjustments to Awards

        Appropriate adjustments in the number of common shares subject to the 2017 Plan, in the number of common shares awarded and any applicable exercise price, will be determined by the Compensation Committee to give effect to adjustments in the number of common shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the common shares, the payment of dividends (other than dividends in the ordinary course) or other relevant changes in our capital or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of common shares for those in another corporation.

        If, because of a merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of our common shares for those in another corporation is imminent, the Board may, in a fair and equitable manner, determine the manner in which all unexercised or unvested awards granted under the 2017 Plan will be treated including, without limitation, requiring the acceleration of the time for the exercise and/or vesting of such rights by the grantee and of the time for the fulfillment of any conditions or restrictions on such exercise or vesting. Any such adjustment will become effective immediately prior to consummation of such merger, amalgamation or other corporate arrangement or reorganization.

  Amendment and Termination

        The Compensation Committee, subject to approval of the Board, may terminate, amend or modify the 2017 Plan at any time; provided, however, that shareholder approval will be obtained to the extent required by law or applicable stock exchange requirements, as determined by the Compensation Committee.

        In no event may an award be granted pursuant to the 2017 Plan on or after April 25, 2023.

  Certain U.S. Federal Income Tax Consequences of the 2017 Plan

        The following is a summary of certain U.S. federal income tax consequences associated with awards granted under the 2017 Plan. This summary does not purport to cover U.S. federal employment tax or other U.S. federal tax consequences that may be associated with the 2017 Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted.

        Stock options (other than ISOs).    In general, a grantee has no taxable income upon the grant of an NSO but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

        ISOs.    In general, a grantee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the grantee. With some exceptions, a disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the grantee (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the grantee does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

        Restricted Stock Units.    The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the grantee is taxed upon vesting and settlement (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the grantee will instead be subject to the rules described above for restricted stock.

        Section 162(m).    Restricted stock units and certain performance awards under the 2017 Plan may be granted as awards intended to be exempt or eligible for exemption from the deductibility limits of Section 162(m) and stock options are generally intended to be exempt from this limit. However, the Compensation Committee will have discretionary authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

        Certain Change of Control Payments.    Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether grantees have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the grantee, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to the Company.

 New Plan Benefits

        The Compensation Committee has not granted any awards under the 2017 Plan subject to shareholder approval of this Proposal No. 5. The Compensation Committee has full discretion to determine the amount of the awards to be made to participants under the 2017 Plan. Therefore, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2017 Plan. For a description of equity grants made to the New NEOs in 2016 following the effective date of the Merger, see the Summary Compensation Table and the Grants of Plan-Based Awards Table elsewhere in this Proxy Statement.

Vote Required

        The affirmative vote of the holders of a majority of our common shares present in person or represented by proxy and entitled to vote at the 2017 Annual Meeting is required to approve the 2017 Plan.

THE BOARD RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" PROPOSAL NO. 5

PROPOSAL NO. 6
APPROVAL OF THE NOVELION
2017 EMPLOYEE STOCK PURCHASE PLAN

        At the Annual Meeting, shareholders will be asked to approve the adoption of our 2017 Employee Stock Purchase Plan (the "ESPP"). The ESPP was adopted by our Board on April 26, 2017 and will become effective upon receiving shareholder approval at our Annual Meeting.

        We are requesting that shareholders approve the ESPP.

        The purpose of the ESPP is to enable eligible employees of the Company and of certain of its subsidiaries to purchase common shares and thereby acquire an interest in the future of the Company. The ESPP is intended to meet the requirements of Section 423 of the Code.

        The maximum aggregate number of common shares that may be purchased under the ESPP will be 278,710 (the "ESPP Share Pool"), subject to adjustment as provided for in the plan. The ESPP Share Pool represents 1.5% of the total number of common shares outstanding as of April 18 2017. In establishing the ESPP Share Pool, the Board considered the potential dilutive impact to shareholders, the projected participation rate over the ten-year term of the plan, equity plan guidelines established by certain proxy advisory firms and advice provided by Radford. For information about options, RSUs and performance-based stock units outstanding under our existing equity plans and the number of shares available for issuance under these plans, each as of April 18, 2017, please see "Existing Equity Plan Information" under Proposal No. 5 elsewhere in this Proxy Statement.

        The full text of the ESPP is set forth in Appendix B. The following description of certain features of the ESPP is qualified in its entirety by reference to the full text of the plan.

Summary of the ESPP

        A copy of the ESPP is attached as Appendix B to this Proxy Statement. The following description of certain features of the ESPP is qualified in its entirety by reference to the full text of the plan, which we encourage shareholders to read in its entirety.

  Administration

        The ESPP will be administered by the Compensation Committee, which will have the authority to interpret the plan, determine eligibility under the plan, prescribe forms, rules and procedures relating to the plan, and otherwise do all things necessary to carry out the purposes of the plan. The Compensation Committee may delegate its authority under the plan to a sub-committee comprised of one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by law.

  Shares Subject to the Plan

        Subject to adjustment, the ESPP Share Pool is 278,710 common shares. Common shares to be delivered upon exercise of options under the ESPP may be either authorized but unissued common shares, treasury stock, or common shares acquired in an open-market transaction. If any option granted under the ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased common shares will again be available for purchase pursuant to the exercise of options under the ESPP. As of April 18, 2017, the closing price of a share of our common stock on the NASDAQ stock market was $10.45.

  Eligibility

        Participation in the ESPP will be limited to eligible employees who (a) who have been continuously employed by the Company or certain of its subsidiaries, as applicable, for a period of at least ten (10) business days as of the first day of an applicable offering period, (b) whose customary employment with the Company or certain of its subsidiaries, as applicable, is for more than five (5) months per calendar year, (c) who customarily works twenty (20) hours or more per week and (d) who satisfy the requirements set forth in the ESPP. Any employee who owns (or is deemed under statutory attribution rules to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries will not be eligible to participate in the ESPP. As of April 18, 2017, approximately 171 employees would be eligible to participate in the ESPP, including all of our executive officers

  General Terms of Participation

        The ESPP allows eligible employees to purchase shares during certain offering periods. Unless otherwise determined by the Compensation Committee, the offering periods generally will be six-month periods commencing on such dates as the Administrator shall determine. During each offering period, eligible employees will be given the option to purchase up to 7,500 common shares (or such lesser number as the Compensation Committee may prescribe). In addition, no participant will be granted an option under the ESPP that permits the participant's right to purchase common shares under the ESPP and under all other employee stock purchase plans of the Company or its subsidiaries, if any, to accrue at a rate that exceeds $25,000 in fair market value for each calendar year, determined in accordance with Section 423 of the Code.

        The purchase price of each common share issued pursuant to the exercise of an option on each exercise date will be 85% (or such greater percentage as specified by the Compensation Committee) of the lesser of: (a) the fair market value of a common share on date the option is granted, which will be the first day of the offering period, and (b) the fair market value of a common share on the exercise date, which will the last day of the offering period. In order to participate in the ESPP, an eligible employee must execute and deliver to the Compensation Committee or its delegates a payroll deduction and participation authorization form in accordance with procedures prescribed by and in a form acceptable to the Compensation Committee or its delegates. The payroll deduction and participation authorization form must be delivered to the Company no later than ten (10) business days prior to the first day of the offering period (or such other period specified by the Compensation Committee).

        The Compensation Committee has the discretion to change the initial date and exercise dates of offering periods, the purchase price, the maximum number of shares that may be purchased per option period, the maximum amount of payroll authorizations per option period (including the definition of compensation) and may change the duration of any offering periods without shareholder approval.

        Participants in the ESPP will pay for common shares through payroll deductions. Participants may elect to authorize payroll deductions between 1% and 15% of the participant's eligible compensation per payroll period, including regular base salary, overtime payments, annual bonuses, commissions and other sales incentives. During an offering period the amount of payroll deductions may not be changed. An authorization of payroll deductions will remain in effect for subsequent offering periods unless a participant files a new authorization or terminates his or her payroll deduction authorization by cancelling his or her option, in each case, by timely delivering written notice to the Company. Upon cancellation, any amount withheld from a participant's compensation will be returned to the participant, without interest, as soon as administratively practicable. Upon termination of employment prior to an exercise date for an offering period, a participant's option will be cancelled automatically, and the balance of his or her withholding account will be returned, without interest, as soon as administratively practicable.

  Transfer Restrictions on Common Shares Acquired under the ESPP

        For participants who have acquired common shares under the ESPP, the Compensation Committee may impose a holding period, during which the participant may not sell or transfer the common shares, other than by will or by the laws of descent and distribution.

  Adjustment

        In the event of any change in the outstanding common shares by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available for purchase under the ESPP, the maximum number and type of shares purchasable during an offering period, and the purchase price per share will be appropriately adjusted in a manner that complies with Section 423 of the Code.

  Change of Control

        In the event of a merger or similar transaction or change of control, the Compensation Committee will provide that any outstanding option will be assumed or substituted for, or will be cancelled with a return of any amounts contributed by or withheld from the compensation of a participant, or that the option period will end before the date of the proposed sale or merger.

  Amendment and Termination

        Our Board has discretion to amend the ESPP to any extent and in any manner it may deem advisable, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will require shareholder approval.

U.S. Federal Income Tax Consequences Relating to the ESPP

        The following is a summary of certain U.S. federal income tax consequences associated with the grant and exercise of awards under the ESPP under current federal tax laws. This summary does not purport to cover U.S. federal employment tax or other U.S. federal tax consequences that may be associated with the 2017 Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted..

        The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Assuming that the ESPP is and remains so qualified, no taxable income will be recognized by a participant until the sale or other disposition of common shares purchased under the ESPP.

        If common shares acquired under the ESPP are disposed of more than two years after the option grant date and more than one year after the purchase date, or if the participant dies while holding such common shares, the participant (or his or her estate) will recognize ordinary income in amount equal to 15% (or such other percentage equal to the applicable purchase price discount) of the value of the common shares on the option grant date, or, if less, the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price. Any additional gain, or any loss, recognized in the disposition will be treated as a long-term capital gain or loss.

        If common shares acquired under the ESPP are disposed of within the two years following the applicable option grant or within one year after the purchase date, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common shares on the date of purchase over the purchase price. Any additional gain, or any loss, recognized in the disposition will be treated as a capital gain or loss and, depending on how long the participant had held the common shares, as long-term or short-term.

        The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of common shares prior to the expiration of the holding periods described above.

  New Plan Benefits

        The Compensation Committee has not granted any awards under the ESPP subject to shareholder approval of this Proposal No. 6. Because benefits under the ESPP depend on employees' elections to participate in the plan and the fair market value of common shares at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan.

Vote Required

        The affirmative vote of the holders of a majority of our common shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the ESPP.

THE BOARD RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" PROPOSAL NO. 6

INTEREST OF CERTAIN PERSONS IN MATERIAL TRANSACTIONS

        Unless otherwise disclosed in this Proxy Statement, none of the directors, director nominees, executive officers, persons who have been directors or executive officers at any time since the beginning of Novelion's last completed fiscal year, or any beneficial owner of more than 5% of the outstanding common shares of Novelion or any associate or affiliate of such person, had any material interest, direct or indirect, in any transaction or proceeding during the past fiscal year or in any proposed transaction or pending proceeding which has materially affected or will materially affect Novelion or its subsidiaries. In the event that a director is determined to have any material interest, direct or indirect, in any transaction or proceeding or in any proposed transaction or pending proceeding of Novelion, only those directors not having a material interest would be permitted to consider and evaluate any such transaction or any agreements relating to that transaction, or any actions to be undertaken by Novelion relating to such proceeding.

        Mr. Aryeh, the Chairman of the Pre-Merger Board, recused himself from participating in the Pre-Merger Board's consideration of the Merger in order to avoid any perception that his stockholdings in Aegerion might give rise to a conflict of interest. Mr. Aryeh, who held shares of Aegerion common stock having a value of $190,722 on the date of the Merger Agreement, also held QLT common shares having a value on the same date of $765,734. In light of this interest, and the conflict of interest disclosed by Dr. Kozarich and Mr. Meckler arising from certain business affiliations of such directors, on April 27, 2016, the Pre-Merger Board formed a Special Committee of directors comprised of Dr. Cox, Dr. Sabba and Mr. Thomas to review, approve and recommend to the Board for approval, the Merger. Messrs. Aryeh, Kozarich and Meckler declared their respective interests to the Pre-Merger Board, and abstained from voting on the Merger. The mandate of the Special Committee was completed on the closing of the Merger on November 29, 2016, and the Special Committee was disbanded.

        Broadfin Capital holds 1,948,554 common shares of Novelion, representing approximately 10.5% of the issued and outstanding Novelion common shares as of April 18, 2017. Kevin Kotler is a director of Novelion, and is the founder and general partner of Broadfin Capital, LLC, the general partner of Broadfin Healthcare Master Fund, Ltd. ("Broadfin"). Mr. Kotler, Broadfin Capital and Broadfin are each deemed to be beneficial owners of the 1,948,554 shares. In connection with the Merger, on June 14, 2016, Novelion entered into a unit subscription agreement (the "Unit Subscription Agreement") with the investors' party thereto, including Broadfin and Mr. Aryeh, pursuant to which, immediately prior to the Merger, the Investors acquired units, for $8.80 per unit, on a Post-Consolidation basis, consisting of (i) 2,472,727 Novelion common shares, which includes up to 568,181 Novelion common shares issuable upon exercise of fully-paid-up warrants, and (ii) warrants (the "Warrants") exercisable for up to an aggregate of 2,644,952 Novelion common shares at an exercise price of $0.05 per common share (as adjusted to give effect to the Consolidation) if (i) Aegerion's previously disclosed Department of Justice and SEC investigations are settled for amounts in excess of $40 million and/or (ii) Aegerion's previously disclosed class action litigation is settled for an amount that exceeds the amounts, if any, available under Aegerion's director and officer insurance coverage in respect of that matter (together, the "negotiated thresholds").

        The vesting of DSUs held by the Pre-Merger Board were automatically accelerated at the effective time of the Merger in accordance with the DDSU Plan. When a director ceases to be a member of the Board, any vested DSUs held by such director are automatically converted into cash. Two members of the Pre-Merger Board, Dr. Kozarich and Mr. Meckler, were anticipated to leave, and did leave, the Board at the effective time of the Merger, triggering the cash payment in connection with the DSUs. Those members of the Pre-Merger Board who would continue to serve as directors of Novelion following the Merger would continue to receive in that capacity cash and equity compensation and the benefit of indemnification and directors' and officer's liability insurance.

        A condition of the closing of the Merger was that Ms. Szela, then the CEO of Aegerion, would become the new CEO of Novelion upon completion of the Merger. As a result, the employment of Dr. Cox, QLT's Interim CEO, would terminate at that time, entitling him to certain severance payments under his employment with QLT. In addition, pursuant to the terms of his employment agreement and equity incentive plan agreements, to the extent not already vested, the vesting of certain stock options previously granted to Dr. Cox would, and did, accelerate upon the termination of his employment.

        In connection with the Aralez Distribution, on June 8, 2015, Novelion entered into a share purchase agreement (as amended, the "Backstop Agreement") with the investors party thereto, including Broadfin, pursuant to which, on March 17, 2016, Broadfin acquired 1,800,000 Aralez Shares from Novelion for an aggregate purchase price of $11.25 million. The Backstop Agreement provided Novelion's shareholders with the opportunity to elect to receive, in lieu of the Aralez Shares, up to an aggregate of $15 million in cash, subject to proration among shareholders. Broadfin had also agreed on June 8, 2015 to acquire 5,347,594 common shares of Novelion pursuant to the planned private placement of up to $20 million of Novelion's common shares, but that transaction was terminated on April 28, 2016.

        Novelion has entered into indemnity agreements with our directors and all other officers of Novelion which provide, among other things, that, subject to any requirements that may exist under the BCBCA or the Articles of Novelion, Novelion will indemnify such officer or director, under the circumstances and to the extent specified, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director or officer of Novelion.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS
AND ADDITIONAL INFORMATION

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 will be mailed to all registered and beneficial shareholders of Novelion on or around May 18, 2017. The Audited Consolidated Financial Statements of Novelion for its most recently completed fiscal year ended December 31, 2016, together with the Auditors' Report thereon, which are included in our Annual Report for Canadian regulatory purposes, will be presented at the Annual Meeting. Copies of the Audited Consolidated Financial Statements, including management discussion and analysis, are available on our website at www.novelion.com or upon request directly to Novelion to the attention of "Novelion Investor Relations," 887 Great Northern Way, Suite 250, Vancouver, British Columbia, Canada, V5T 4T5 (Phone: 604-707-7000; Fax: 604-707-7001; e-mail: investors@novelion.com).

        Additional information relating to Novelion has been filed and is available on SEDAR at www.sedar.com and from the SEC's website at www.sec.gov.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and beneficial owners of more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% beneficial owners are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

        To our knowledge, based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Form 5s were required for such persons, we believe that during 2016 all Section 16(a) filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with.

OTHER BUSINESS

        The Board is not aware of any other matter that will be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, both the Chief Executive Officer and the Chairman of the Board intend to vote the common shares represented by proxy for which either of them is appointed in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS OF NOVELION THERAPEUTICS INC.

Mary T. Szela Chief Executive Officer

 Appendix A

AMENDED AND RESTATED NOVELION 2017 EQUITY INCENTIVE PLAN

(DATED APRIL 25, 2013, AMENDED AND RESTATED EFFECTIVE NOVEMBER 29, 2016, FURTHER
AMENDED AND RESTATED EFFECTIVE DECEMBER 1, 2016 AND FURTHER AMENDED AND
RESTATED EFFECTIVE APRIL 26, 2017)

1.     PURPOSE OF THE PLAN

        The purpose of the Plan is to promote the interests of the Company by:

  (a)
  attracting and retaining persons of outstanding competence who are or will be important for the growth and success of the Company;

  (b)
  furnishing Eligible Persons with greater incentive to develop and promote the growth and success of the Company; and

  (c)
  furthering the identity of interests of Eligible Persons with those of the shareholders of the Company.

        The Company believes that these purposes may be accomplished by granting to Eligible Persons from time to time Options to acquire Common Shares and Restricted Stock Units to receive Common Shares.

2.     DEFINITIONS

        2.1    Definitions.    In this Plan, unless there is something in the subject matter or context inconsistent therewith:

  (a)
  "Accounting Rules" means Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

  (b)
  "Affiliate" means, with respect to the Company, any corporation, partnership, association, trust or other entity or organization directly or indirectly controlled by, controlling or under common control with the Company, and, for the purposes of this definition, "control" will mean (i) the possession, directly or indirectly, of the power to direct the management or policies of any such entity or to veto any material decision relating to the management or policies of such entity, in each case whether through the ownership of voting securities, by contract or otherwise, or (ii) direct or indirect beneficial ownership of 40% or more of the voting stock or other securities of, or a 40% or greater interest in the income of, such entity, or such other relationship as, in fact constitutes actual control.

  (c)
  "Award" means an Option or a Restricted Stock Unit award, which may be awarded or granted under the Plan or may have been awarded or granted under a predecessor to this Plan.

  (d)
  "Award Agreement" means an agreement evidencing an Award, entered into by and between the Company and a Grantee.

  (e)
  "Board" means the board of directors of the Company as constituted from time to time.

  (f)
  "Committee" means the Compensation Committee of the Board or such other committee established or designated by the Board as responsible for the administration of this Plan, or the Board, to the extent that the Board administers this Plan as described in Article 5.

  (g)
  "Common Shares" means the common shares without par value in the capital of the Company as authorized and constituted under its Notice of Articles and Articles, provided that if the rights of any Grantee are subsequently adjusted pursuant to Article 16 hereof, "Common Shares" thereafter means the shares or other securities or property which such Grantee is entitled to purchase or receive subject to his or her Award after giving effect to such adjustment.

  (h)
  "Company" means QLT Inc. and includes any successor corporation thereto.

  (i)
  "Consultant" means any individual, corporation or other person engaged to provide ongoing valuable services to the Company or any Affiliate.

  (j)
  "Covered Employee" means an employee who is reasonably expected to be a "Covered Employee" within the meaning of Section 162(m).

  (k)
  "Eligible Person" means a director, officer, key employee or Consultant of the Company or its Affiliates, designated by the Committee as an Eligible Person pursuant to Article 6 hereof.

  (l)
  "Exchange" means the NASDAQ Stock Market, any successor thereto and any other exchange or trading system on which the Common Shares are quoted from time to time.

  (m)
  "Fair Market Value" means, as of any given date, the value of a Common Share determined as follows:

  (i)
  If Common Shares are listed on the Exchange, its Fair Market Value shall be the last available closing sales price at the time of the grant of the Options (on such date or a date prior thereto) or the date that the Restricted Stock Units vest, respectively, for a Common Share as quoted on the Exchange, as reported in a source as the Committee deems reliable.

  (ii)
  If the Common Shares are not listed on the Exchange but are listed on another established stock exchange or national market system, its Fair Market Value shall be the last available closing sales price at the time of the grant of the Options (on such date or a date prior thereto) or the date that the Restricted Stock Units vest, respectively, for a Common Share as quoted on such exchange or system, as reported in a source as the Committee deems reliable.

  (iii)
  If the Common Shares are not listed on an established stock exchange or national market system, but the Common Shares are regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Common Share on such date, the high bid and low asked prices for a Common Share on the last preceding date for which such information exists, as reported in a source as the Committee deems reliable; or

  (iv)
  If the Common Shares are neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.

  (n)
  "Grantee" means an Eligible Person who holds an Award under this Plan.

  (o)
  "Incentive Stock Option" means an Option granted under the Plan or a predecessor to this Plan that is intended to meet the requirements of Section 422 of the U.S. Code.

  (p)
  "Key Person" means the person who may be designated by the Committee as the key person of a Consultant providing ongoing valuable services under a consulting contract with the Company or any Affiliate.

  (q)
  "Nonqualified Stock Option" means an Option granted to a Grantee that does not qualify as an Incentive Stock Option.

  (r)
  "Option" means an option entitling the holder thereof to purchase Common Shares as described herein. An Option shall be either a Nonqualified Stock Option or an Incentive Stock Option (provided, however, that Options granted to non-employee directors and Consultants shall be Nonqualified Stock Options) and shall be granted to an Eligible Person pursuant to the terms and conditions hereof and as evidenced by an Award Agreement. Each Option granted pursuant to the Plan will be treated as providing by its terms that it is to be a Nonqualified Stock Option unless, as of the date of grant, it is expressly designated as an Incentive Stock Option.

  (s)
  "Option Exercise Price" means the price per Common Share at which a Grantee may purchase Common Shares pursuant to an Option, provided that if such price is adjusted pursuant to Article 16 hereof, "Option Exercise Price" thereafter means the price per Common Share at which such Grantee may purchase Common Shares pursuant to such Option after giving effect to such adjustment.

  (t)
  "Performance Award" means an Award subject to Performance Criteria. The Committee may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended to so qualify.

  (u)
  "Performance Criteria" means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss. For purposes of Restricted Stock Units that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure or objectively determinable measures of performance relating to any, or any combination of, the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Committee specifies, consistent with the requirements of Section 162(m)): sales; revenues; assets; expenses; earnings or earnings per share; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; income, pre-tax income, net income, operating income, pre-tax profit, operating profit, net operating profit or economic profit; gross margin, operating margin, profit margin, return on operating revenue, return on operating assets, cash from operations, operating ratio or operating revenue; market capitalization; expenses or certain types of expenses; sales of particular products or services; customer acquisition, expansion or retention; acquisitions and divestitures (in whole or in part) and/or integration activities related thereto; joint ventures, collaborations, licenses and strategic alliances, and/or the management and performance of such relationships; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; achievement of clinical trial or research objectives; achievement of manufacturing and/or supply chain objectives; achievement of litigation-related objectives and/or objectives related to litigation expenses; achievement of human resource, organizational and/or personnel objectives; achievement of information technology or information services objectives; achievement of regulatory, quality or pharmacovigilance objectives; or achievement of real estate, facilities or space planning objectives. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

  (v)
  "Plan" means this Novelion 2017 Equity Incentive Plan, as it may be further amended, modified or restated from time to time pursuant to and in accordance with the provisions hereof.

  (w)
  "Restricted Stock Unit" means the right to receive Common Shares awarded under Article 12 and shall be granted pursuant to the terms and conditions hereof and as evidenced by an Award Agreement.

  (x)
  "Section 162(m)" means Section 162(m) of the U.S. Code.

  (y)
  "Shareholder" means a holder of Common Shares.

  (z)
  "Substitute Awards" means Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

  (aa)
  "Termination of Service" means:

  (i)
  as to a Consultant, the time when the engagement of a Grantee as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate;

  (ii)
  as to a non-employee director, the time when a Grantee who is a non-employee director ceases to be a director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Grantee simultaneously commences or remains in employment or service with the Company or any Affiliate; and

    (iii)
    as to an employee, at the time the Grantee ceases to be an active employee of the Company or any Affiliate for any reason, whether such termination of employment is lawful or otherwise, and specifically does not include any statutory or common law severance period or period of reasonable notice that the Company or any Affiliate may be required to provide to the Grantee under applicable law.

      The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only, if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the U.S. Code and the then applicable regulations and revenue rulings under said Section. For purposes of this Plan, a Grantee's employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Grantee ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off). However, no Termination of Service will be deemed to have occurred in the case of sick leave or any other leave of absence approved by the Board, provided that either such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is provided or guaranteed by contract or law.

  (bb)
  "U.S." or "United States" means the United States of America (including each of the States and the District of Columbia) and its territories and possessions and other areas subject to its jurisdiction.

  (cc)
  "U.S. Code" means the U.S. Internal Revenue Code of 1986, as amended.

  (dd)
  "U.S. Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

  (ee)
  "U.S. Securities Act" means the Securities Act of 1933, as amended.

3.     EFFECTIVE DATE OF THE PLAN

        The original effective date of the predecessor of this Plan was March 1, 2000. The effective date of this Plan, as restated herein, is April 25, 2017.

4.     RESTRICTION ON NUMBER OF COMMON SHARES SUBJECT TO THE PLAN

        4.1    Common Shares Subject to the Plan.    Awards may be granted in respect of authorized and unissued Common Shares, provided that the aggregate number of Common Shares to be issued under this Plan, subject to adjustment or increase of such number pursuant to the provisions of this Plan, will be 6,560,000. The aggregate number of Common Shares that may be issued on the exercise of Incentive Stock Options is 6,560,000. The number of Common Shares issued hereunder may be increased or changed by the Board, as approved by the Shareholders, the Exchange, and any relevant regulatory or statutory authority having authority with respect hereto.

        4.2    Substitute Awards.    The Committee may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 of the U.S. Code, to the extent applicable, and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), Common Shares issues under Substitute Awards will be in addition to and will not reduce the number of Common Shares available for Awards under the Plan set forth in Section 4.1, but, notwithstanding anything in Section 4.1 to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance of Common Shares, the

Common Shares previously subject to such Award will not be available for future grants under the Plan. The Committee will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all, provided, however, that Substitute Awards will not be subject to the Individual Limits described in Section 4.5 below.

        4.3    Share Counting Provisions.    If any Option under this Plan expires or is cancelled without having been fully exercised, then the number of Common Shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be granted hereunder, subject to the limitations of Section 4.1. To the extent that a Restricted Stock Unit is forfeited or expires, the Common Shares available for issuance under the Plan shall be increased by the number of Common Shares subject to such Restricted Stock Unit that is forfeited or expired. The following Common Shares may not again be made available for issuance as Awards under the Plan: (i) Common Shares not issued by the Company or that are delivered by the Grantee as a result of the net settlement of an outstanding Option, (ii) Common Shares used to pay the Option Exercise Price or withholding taxes related to an Option, or (iii) Common Shares purchased on the open market by the Company with the cash proceeds from the exercise of Options. Furthermore, any shares subject to Awards which are adjusted pursuant to Article 16 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be granted hereunder, subject to the limitations of Section 4.1. Notwithstanding the provisions of this Section 4.2, no Common Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an "incentive stock option" under Section 422 of the U.S. Code.

        4.4    No Fractional Shares.    No fractional Common Shares may be issued under this Plan and any such fractional shares shall be eliminated by rounding down.

        4.5    Individual Limits.    The following limits apply to Awards of the specified type granted to any person in any calendar year:

  (i)
  Options: 750,000 Common Shares; and

  (ii)
  Restricted Stock Units: 750,000 Common Shares.

        In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year are aggregated and made subject to one limit, and (ii) the limits applicable to Options and Restricted Stock Units refer to the number of Common Shares underlying those Awards. To the extent applicable, the foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

        Notwithstanding the foregoing limits, the maximum grant date fair value of Awards granted to any non-employee director in any calendar year calculated in accordance with the Accounting Rules, assuming a maximum payout, may not exceed $572,000. The limitation in this Section 4.5 will not apply to any Award or Common Shares granted pursuant to a non-employee director's election to receive an Award or Common Shares in lieu of cash retainers or other fees (to the extent such Award or Common Shares have a fair value equal to the value of such cash retainer or other fees).

5.     ADMINISTRATION OF THE PLAN

        5.1    Administration of Plan.    This Plan will be administered by the Committee, provided, however, that the Board may from time to time establish any other committee of the Board consisting of not less than two members of the Board to replace the Committee for the purposes of the administration of this Plan. The members of the Committee will serve at the pleasure of the Board and vacancies occurring in the Committee will be filled by the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan, except with respect to matters which under Section 162(m), or any regulations or rules issued thereunder, or other applicable law, are required to be determined in the sole discretion of the Committee.

        5.2    Committee Governance.    The Committee will at all times be composed of not less than two individuals, each of whom are directors of the Company. Further, if and so long as the Common Shares are registered under Section 12(b) or 12(g) of the U.S. Exchange Act, the Board will consider, in selecting the members of the Committee, directors of the Company who are intended to qualify as both a "non-employee director" as defined by Rule 16b-3 of the U.S. Exchange Act or any successor rule and an "outside director" for purposes of Section 162(m); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 5.2 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of this Plan with respect to Awards granted to "non-employee directors."

        5.3    Powers of Committee.    The Committee is authorized, subject to the provisions of this Plan, to establish from time to time such rules and regulations, make such determinations and to take such steps in connection with this Plan as in the opinion of the Committee are necessary or desirable for the proper administration of this Plan. For greater certainty, without limiting the generality of the foregoing, the Committee will have the power, where consistent with the general purpose and intent of this Plan and subject to the specific provisions of this Plan and any approval of the Exchange, if applicable:

  (a)
  to interpret and construe this Plan and to determine all questions arising out of this Plan and any Award granted pursuant to this Plan, and any such interpretation, construction or termination made by the Committee will be final, binding and conclusive for all purposes;

  (b)
  to determine to which Eligible Persons Awards are granted and to grant Awards;

  (c)
  to determine the number of Common Shares underlying each Award;

  (d)
  to determine the Option Exercise Price for each Option in accordance with the provisions of the Plan;

  (e)
  to determine whether the payment of an Option Exercise Price may be paid with U.S. dollars or Canadian dollars, and, to the extent applicable, to determine whether an Award may be settled in U.S. dollars or Canadian dollars and the conversion rate to be used in connection with any such payment or settlement;

  (f)
  to determine the time or times when Awards will be granted, vest and be exercisable and to determine when it is appropriate to accelerate when Awards otherwise subject to vesting may be exercised;

  (g)
  to determine if the Common Shares that are subject to an Award will be subject to any restrictions upon the exercise or settlement of such Award, as applicable;

  (h)
  to determine the expiration date for each Option and to extend the period of time for which any Option is to remain exercisable in appropriate circumstances, including, without limitation, in the event of the Grantee's cessation of service to the Company or any Affiliate or in the event of a prolonged Company-mandated trading restriction period, provided in no event will an Option be exercisable for more than ten years from the date of grant;

  (i)
  to determine whether, to what extent, and pursuant to what circumstances an Award may be cancelled, forfeited, or surrendered;

  (j)
  to prescribe the form of the instruments relating to the grant, vesting, exercise, settlement and other terms of Awards;

  (k)
  to enter into an Award Agreement evidencing each Award which will incorporate such terms as the Committee in its discretion deems consistent with this Plan;

  (l)
  to determine, where necessary, the Key Person pursuant to a consulting contract as the person providing the services thereunder;

  (m)
  to adopt such modifications, procedures, rules, regulations and subplans as may be necessary or desirable to administer this Plan or to comply with the provisions of the laws of Canada, the United States and other countries in which the Company or its Affiliates may operate to assure the viability and maximization of the benefits from the Awards granted to Grantees residing in such countries and to meet the objectives of this Plan; and

  (n)
  to determine such other matters as provided for herein and to make all other decisions and determinations that may be required pursuant to this Plan or as the Committee deems necessary or advisable to administer this Plan.

        5.4    Delegation of Authority to Grant Awards.    Subject to applicable law, the Committee, in its discretion, may delegate to the Chief Executive Officer or another executive officer of the Company all or part of the Committee's authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the U.S. Exchange Act and (ii) not Covered Employees. Any such delegation by the Committee shall include a limitation as to the number of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the vesting criteria and, with respect to Options, the exercise price. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate that were consistent with the terms of this Plan and any applicable delegation of authority and duties by the Committee hereunder.

        5.5    Interpretation of the Plan.    Any questions arising as to interpretation of the Plan, any Award or any Award Agreement will be determined by the Committee and such determination will be final, conclusive and binding on all parties.

6.     ELIGIBILITY

        6.1    Eligibility.    The Committee may, subject to the provisions of this Plan, grant Awards to any Eligible Person who is or will be, in the opinion of the Committee, important for the growth and success of the Company and whose participation in this Plan will, in the opinion of the Committee, accomplish the purposes of this Plan. Any person who receives the grant of an Award by the Committee shall be or shall be conclusively presumed to be an Eligible Person.

7.     GRANT OF OPTIONS

        7.1    Grant of Options.    Options may be granted pursuant to the terms of the Plan from time to time by the Company acting through the Committee or the Board. The date on which any Option will be deemed to have been granted will be the date on which the Committee or the Board, as applicable, determinatively authorizes the grant of such Option or such later date as may be determined by the Committee or the Board, as applicable, at the time that the grant of such Option is authorized.

        7.2    Domicile of Option Grantee.    Unless prohibited by applicable law or rules of the Exchange, Options may be granted to a Grantee without regard to such Grantee's domicile or residence for tax purposes. The Company may take such actions with respect to its filings, records and reporting as it deems appropriate to reflect the conversion of Options from Canadian dollars to U.S. dollars and vice versa.

        7.3    Option Agreement.    Each Option granted pursuant to this Plan will be evidenced by an Award Agreement executed on behalf of the Company by any officer of the Company, and each Award Agreement will incorporate such terms and conditions as the Committee in its discretion deems consistent with the terms of this Plan. The Committee may, with the written consent of the Grantee, amend any Award Agreement to the extent that the Committee, acting in its discretion, deems consistent with the terms of this Plan.

        7.4    Number of Common Shares.    The number of Common Shares for which any Option may be granted will be determined by the Committee. The number of Common Shares which may be purchased on the exercise of any Option will be subject to adjustment pursuant to Article 16 hereof.

        7.5    Maximum Grant — Generally.    Notwithstanding any provision in the Plan to the contrary, and subject to Article 16 hereof, the maximum aggregate number of Common Shares with respect to one or more Options that may be granted to any one Eligible Person during any calendar year shall be 2 million Common Shares.

        7.6    Option Exercise Price.    The Option Exercise Price for each Option will be determined by the Committee, but will in no event be less than Fair Market Value on the date of grant (determined with regard to nonlapse restrictions and without regard to lapse restrictions as defined in U.S. Treasury Regulation Sections 1.83-3(h) and 1.83-3(i), respectively), which grant will occur after the close of the Exchange on such date. The Option Exercise Price determined for any Option will be subject to adjustment pursuant to Article 16 hereof.

        7.7    Option Vesting.

  (a)
  The period during which the right to exercise, in whole or in part, an Option vests in the Grantee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Committee. At any time after grant of an Option, the Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

  (b)
  No portion of an Option which is unexercisable at a Grantee's Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

8.     TERM OF OPTIONS

        Each Option granted pursuant to this Plan will, subject to early termination in accordance with Article 10 hereof and subject to the provisions of this Plan, expire automatically on the earlier of (i) the date on which such Option is exercised in respect of all of the Common Shares that may be purchased thereunder, and (ii) the date fixed by the Committee as the expiry date of such Option, which date will not be more than ten years from the date of grant. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Grantee has the right to exercise the vested Options, which time period may not extend beyond the original expiry date. Except as limited by the requirements of applicable law, including Section 409A or Section 422 of the U.S. Code and regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Grantee, and may amend any other term or condition of such Option relating to such a Termination of Service.

9.     INCENTIVE STOCK OPTION PROVISIONS

        To the extent required by Section 422 of the U.S. Code, Incentive Stock Options will be subject to the following additional terms and conditions:

        9.1    Eligible Employees.    Only individuals who are employees of the Company or one of its subsidiary corporations (as defined in Section 424(f) of the U.S. Code) may be granted Incentive Stock Options.

        9.2    Dollar Limitation.    To the extent the aggregate Fair Market Value (determined as at the grant date of an Option) of Common Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under this Plan and all other incentive equity plans of the Company and any parent or subsidiary corporation thereof (as defined in Sections 424(e) and (f) of the U.S. Code)) exceeds US$100,000, such portion in excess of US$100,000 will be treated as a Nonqualified Stock Option. In the event a Grantee holds two or more Options that become exercisable for the first time in the same calendar year, this limitation will be applied on the basis of the order in which the Options were granted.

        9.3    More than 10% Shareholders.    If an individual owns more than 10% of the total voting power of all classes of the Company's securities (as determined in accordance with Section 422 of the U.S. Code), then the Option Exercise Price for each Incentive Stock Option will not be less than 110% of the Fair Market Value on the grant date of an Option and the term of the Option will not exceed five years. The determination of more than 10% ownership will be made in accordance with Section 422 of the U.S. Code.

        9.4    Exercisability.    An Option designated as an Incentive Stock Option will cease to qualify for favourable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option):

  (a)
  more than three months after termination of employment for reasons other than death or disability (as defined for purposes of Section 422 of the U.S. Code);

  (b)
  more than one year after termination of employment by reason of disability (as defined for purposes of Section 422 of the U.S. Code); or

  (c)
  more than three months after the Grantee has been on a leave of absence for 90 days, unless the Grantee's reemployment rights are guaranteed by statute or contract.

        9.5    Transferability.    Incentive Stock Options may not be transferred by a Grantee other than by will or the laws of descent and distribution and, during the Grantee's lifetime, are exercisable only by the Grantee.

        9.6    Taxation of Incentive Stock Options.    In order to obtain certain U.S. federal tax benefits afforded to incentive stock options under Section 422 of the U.S. Code, the Grantee must hold the Common Shares issued upon the exercise of an Incentive Stock Option for two years after the grant date of the Option and one year from the date of exercise. A Grantee may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Grantee will give the Company prompt notice of any disposition of Common Shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

        9.7    Conflict.    In the case of any conflict between the terms of this Article 9 and the terms of any other provision of this Plan with respect to the granting of Incentive Stock Options, this Article will govern.

10.   EARLY TERMINATION OF OPTIONS

        10.1    Generally.    Each Option will terminate on the 90th day (effective following the close of trading on the Exchange, if such day is a trading day) after the date of a Grantee's Termination of Service, subject to the provisions of this Plan and subject to the terms of the applicable Award Agreement as will have been determined by the Committee.

        10.2    Exception.    A change in the office, position or duties of a Grantee from the office, position or duties held by such Grantee on the date on which the Option was granted to such Grantee will not result in the termination of the Option granted to such Grantee provided that such Grantee remains a director, officer, employee or Consultant of the Company or any Affiliate.

11.   EXERCISE OF OPTIONS

        11.1    Exercise of Options.    Subject to the terms and conditions of this Plan, each Option may from time to time be exercised with respect to all or any of the Common Shares underlying such Option at any time on or after the later of (i) the date of the grant of such Option, or (ii) such other date as the Committee may in its discretion determine at the time of the grant of such Option, which date will be set forth in the applicable Award Agreement. Each Option may be exercised by giving written notice of exercise signed by the Grantee and dated the date of exercise, and not postdated, stating that the Grantee elects to exercise his or her rights to purchase Common Shares under such Option and specifying the number of Common Shares in respect of which such Option is being exercised and the exercise price to be paid therefore. Such notice shall include representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the U.S. Securities Act and any other federal, state, provincial or foreign securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. In the event that the Option shall be exercised pursuant to Section 13.6 hereof by any person or persons other than the Grantee, such notice shall include appropriate proof of the right of such person or persons to exercise the Option. Such notice will be delivered to the Company at its principal office at 887 Great Northern Way, Vancouver, Suite 250, British Columbia, Canada, V5T 4T5 (or at such other address as the principal office of the Company may be located at the time of exercise) addressed to the attention of the secretary or assistant secretary of the Company and be accompanied by full payment of the exercise price. As soon as practicable after any exercise of an Option, a certificate or certificates representing the Common Shares in respect of which such Option is exercised will be delivered by the Company to the Grantee.

12.   AWARD OF RESTRICTED STOCK UNITS

        12.1    Grant of Restricted Stock Units.    The Committee is authorized to grant Awards of Restricted Stock Units to any Eligible Person selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.

        12.2    Restricted Stock Unit Agreement.    Each Restricted Stock Unit granted pursuant to this Plan will be evidenced by an Award Agreement executed on behalf of the Company by any officer of the Company, and each Award Agreement will incorporate such terms and conditions as the Committee in its discretion deems consistent with the terms of this Plan. The Committee may, with the written consent of the Grantee, amend any Award Agreement to the extent that the Committee, acting in its discretion, deems consistent with the terms of this Plan.

        12.3    Vesting of Restricted Stock Units.    At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Grantee's duration of service to the Company or any Affiliate, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Committee. A Restricted Stock Unit shall be deemed to have a value equal to the Fair Market Value of the Common Shares on the date such Restricted Stock Unit vests.

        12.4    Settlement.    At the time of grant, the Committee shall specify the settlement date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Grantee (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Committee, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the U.S. Code, in no event shall the settlement date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of the calendar year in which the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company's fiscal year in which the Restricted Stock Unit vests. On the settlement date, the Company shall transfer to the Grantee one unrestricted, fully transferable Common Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

        12.5    Domicile of Restricted Stock Unit Grantee.    Unless prohibited by applicable law or rules of the Exchange, Restricted Stock Units may be granted to a Grantee without regard to such Grantee's domicile or residence for tax purposes. The Company may take such actions with respect to its filings, records and reporting as it deems appropriate to reflect the conversion of Restricted Stock Units from Canadian dollars to U.S. dollars and vice versa.

        12.6    No Rights as a Shareholder.    Unless otherwise determined by the Committee, a Grantee who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to the Common Shares represented by such Restricted Stock Units, unless and until the same are transferred to the Grantee pursuant to the terms of this Plan and the Award Agreement.

        12.7    Dividends.    Subject to Section 12.5 hereof, the Committee may, in its sole discretion, provide that dividends shall be earned by a Grantee of Restricted Stock Units based on dividends declared on the Common Shares, to be credited as of dividend payment dates during the period between the date an Award of Restricted Stock Units is granted to a Grantee and the settlement date of such Award.

13.   ADDITIONAL TERMS OF AWARDS

        13.1    Payment.    The Committee shall determine the methods by which payments (payable in Vancouver, British Columbia) by any Grantee with respect to any Award granted under the Plan shall be made, including, without limitation (subject to all applicable laws) by:

  (a)
  cash, bank draft or certified cheque;

  (b)
  if and so long as the Common Shares are listed on the Exchange, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm (as may be designated by the Company) to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option Exercise Price and any withholding tax obligations that may arise in connection with the Award, and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of any relevant regulatory authorities;

  (c)
  with prior written consent of the Company, delivery of written instructions from the Grantee to the Company to effect a net settlement of Common Shares under the Award having a value equal to the Option Exercise Price of any Option and/or the withholding taxes due with respect to the exercise of the Award; and

  (d)
  such other consideration as the Committee may permit consistent with applicable laws.

        The Committee shall also determine the methods by which Common Shares shall be delivered or deemed to be delivered to Grantees. Notwithstanding any other provision of the Plan to the contrary, no Grantee who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the U.S. Exchange Act shall be permitted to make payment with respect to any Restricted Stock Units granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the U.S. Exchange Act.

        13.2    Withholding Tax.    The Grantee will be solely responsible for paying any applicable withholding taxes arising from the grant, vesting, settlement or exercise of any Award and any payment is to be in a manner satisfactory to the Company. Notwithstanding the foregoing, the Company will have the right to withhold from any amount payable to a Grantee, either under the Plan or otherwise, such amount as may be necessary to enable the Company to comply with the applicable requirements of any federal, provincial, state, local or foreign law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to awards hereunder ("Withholding Obligations"). The Company may require a Grantee, as a condition to the exercise or settlement of an Award to make such arrangements as the Company may require so that the Company can satisfy applicable Withholding Obligations, including, without limitation, requiring the Grantee to (i) remit the amount of any such Withholding Obligations to the Company in advance; (ii) reimburse the Company for any such Withholding Obligations; (iii) deliver written instructions contemplated in Section 13.1 (c) of the Plan, to effect a net settlement of Common Shares under an Award in an amount required to satisfy any such Withholding Obligations (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting under the Accounting Rules); or (iv) pursuant to a transaction as contemplated in Section 13.1(b) of the Plan, cause such broker to withhold from the proceeds realized from such transaction the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Company.

        13.3    Exception for Canadian Grantees.    Notwithstanding any of the provisions in the Plan or in any Award, the provisions of Sections 13.1 (c) and 13.2 (iii) that relate to net settlement will not apply to a Grantee subject to taxation in Canada except to the extent that the Company and the Grantee agree to have them apply.

        13.4    Payment.    The Option Exercise Price of an Option or any Withholding Obligations may not be satisfied by delivery of any securities of the Company owned by a Grantee. All such payments must be made by cash, cheque or other legal tender, or as provided in Section 13.1.

        13.5    Conditions.

  (a)
  Notwithstanding any of the provisions contained in this Plan or in any Award, the Company's obligation to issue Common Shares to a Grantee pursuant to the exercise of an Award will be subject to:

              (i)  completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental authority as the Company will determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

             (ii)  the admission of such Common Shares to listing or quotation on the Exchange; and

            (iii)  the receipt from the Grantee of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as the Company or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

  (b)
  All Common Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, provincial, local or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Common Shares are listed, quoted, or traded. The Committee may place legends on any Common Share certificate or book entry to reference restrictions applicable to the Common Shares.

  (c)
  The Committee shall have the right to require any Grantee to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

        13.6    Non-Transferability of Awards.    Subject to the provisions of this Plan, no Award may be transferred or assigned except by will or by operation of the laws of devolution or distribution and descent or pursuant to a qualified domestic relations order, as defined by the U.S. Code and may be exercised only by an individual Grantee during his or her lifetime and by a corporate Grantee during the term of its existence.

        13.7    Section 162(m).    In the case of any Performance Award (other than an Option) intended to qualify for the performance-based compensation exception under Section 162(m), the Committee shall establish the Performance Criterion (or Criteria) applicable to the Award within the time period required under Section 162(m) and the grant, vesting or payment, as the case may be, of the Award will be conditioned upon the satisfaction of the Performance Criterion (or Criteria) as certified by the Committee, unless otherwise determined by the Committee at the time of grant or thereafter.

        13.8    Coordination with Other Plans.    Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Common Shares (including, without limitation, unrestricted stock) under the Plan if the Committee so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or any of its subsidiaries and is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Common Shares or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Committee) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

14.   NOTICE TO COMMISSIONS AND EXCHANGES

        The Company will give notice to all applicable securities commissions and other regulatory bodies in Canada and the United States and all applicable stock exchanges and other trading facilities upon which the Common Shares are listed or traded from time to time, as may be required, of its adoption of this Plan and of its entering into Award Agreements with Eligible Persons and the terms and conditions for the purchase of Common Shares under such Award Agreements, and will use all reasonable efforts to obtain any requisite approvals as may be required from such bodies, exchanges and trading facilities.

15.   SUSPENSION, AMENDMENT OR TERMINATION

        15.1    Suspension, Amendment or Termination.    This Plan will terminate on April 25, 2023 or on such earlier date as the Committee may determine. The Committee will have the right at any time to suspend or terminate this Plan in any manner, including without limitation, to reflect any requirements of applicable regulatory bodies or stock exchanges, and on behalf of the Company to enter into amendments to any Award

Agreement and to amend this Plan without notice to the Shareholders and without further Shareholder approval in such manner as the Committee, in its sole discretion, determines appropriate. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code) or applicable Exchange requirements, as determined by the Committee.

        15.2    Powers of the Committee Survive Termination.    The full powers of the Committee as provided for in this Plan will survive the termination of this Plan until all Awards granted under this Plan have been exercised in full or have otherwise expired.

16.   ADJUSTMENTS

        16.1    Adjustments.    Appropriate adjustments in the number of Common Shares subject to this Plan, as regards Awards granted or to be granted, in the number of Common Shares awarded and any applicable Option Exercise Price will be conclusively determined by the Committee in its discretion to give effect to adjustments in the number of Common Shares resulting from subdivisions, consolidations, substitutions, or reclassifications of the Common Shares, the payment of stock dividends by the Company (other than dividends in the ordinary course) or other relevant changes in the capital of the Company or from a proposed merger, amalgamation or other corporate arrangement or reorganization involving the exchange or replacement of Common Shares of the Company for those in another corporation. Any dispute that arises at any time with respect to any such adjustment will be conclusively determined by the Committee, and any such determination will be binding on the Company, the Grantee and all other affected parties.

        16.2    Further Adjustments.    Subject to Section 16.1, if, because of a merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of Common Shares of the Company for those in another corporation is imminent, the Committee may, in a fair and equitable manner, determine the manner in which all unexercised or unvested Awards granted under this Plan will be treated including, without limitation, requiring the acceleration of the time for the exercise and/or vesting of such rights by the Grantee and of the time for the fulfilment of any conditions or restrictions on such exercise or vesting. Any adjustment pursuant to this Section 16 shall become effective immediately prior to consummation of such merger, amalgamation or other corporate arrangement or reorganization. The Committee may also make adjustments of the type described in Section 16.1 above to take into account distributions to stockholders other than those provided for in Section 16.1, or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of Incentive Stock Options under Section 422 of the U.S. Code, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), to the extent applicable. All determinations of the Committee under this Section will be final, binding and conclusive for all purposes subject to the approval of the Exchange, if applicable.

        16.3    Limitations.    The grant of Awards under this Plan will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, amalgamate, reorganize, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets or engage in any like transaction.

        16.4    No Fractional Shares.    No adjustment or substitution provided for in this Article 16 will require the Company to issue a fractional share in respect of any Award and the total substitution or adjustment with respect to each Award will be limited accordingly.

17.   SHAREHOLDER AND REGULATORY APPROVAL

        This Plan will be subject to the requisite approval of the Shareholders to be given by a resolution passed at a meeting of the Shareholders, if required, and to acceptance by the Exchange and any other regulatory authorities having jurisdiction. Any Awards granted prior to such approval and acceptance will be conditional upon such approval and acceptance being given and no such Awards may be exercised or settled unless and until such approval and acceptance is given.

18.   GENERAL

        18.1    Rights of Grantees.    Notwithstanding anything in this Plan to the contrary, the Grantee will not have any rights as a Shareholder with respect to any of the Common Shares underlying such Award until such Grantee becomes the record owner of such Common Shares.

        18.2    No Effect on Employment.    Nothing in this Plan or any Award will confer upon any Grantee any right to continue in the employ of or under contract with the Company or any Affiliate or affect in any way the right of the Company or any such Affiliate to terminate his or her employment at any time or terminate his or her consulting contract; nor will anything in this Plan or any Award be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Company or any such Affiliate to extend the employment of any Grantee beyond the time that he or she would normally be retired pursuant to the provisions of any present or future retirement plan of the Company or any Affiliate or any present or future retirement policy of the Company or any Affiliate, or beyond the time at which he or she would otherwise be retired pursuant to the provisions of any contract of employment with the Company or any Affiliate.

        18.3    No Fettering of Directors' Discretion.    Nothing contained in this Plan will restrict or limit or be deemed to restrict or limit the right or power of the Board and the Committee in connection with any allotment and issuance of Common Shares which are not allotted and issued under this Plan including, without limitation, with respect to other compensation arrangements.

        18.4    Compliance with Laws.    This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of Common Shares hereunder are subject to compliance with all applicable federal, state, provincial, local and foreign laws, rules and regulations (including but not limited to state, provincial, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, this Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

        18.5    Section 409A.

  (a)
  To the extent that the Committee determines that any Award granted under this Plan is subject to Section 409A of the U.S. Code ("Section 409A"), including, without limitation, a Nonqualified Stock Option which is subject to Section 409A and does not satisfy the exemption requirements set forth in Treasury Regulation Section 1.409A-1(b)(5), the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, this Plan and Award Agreements shall be interpreted in accordance with Section 409A and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan. Notwithstanding any provision of this Plan to the contrary, in the event that following the effective date of this Plan, the Committee determines that any Award may be subject to Section 409A and related U.S. Department of Treasury guidance (including such U.S. Department of Treasury guidance as may be issued after the effective date of this Plan), the Committee may adopt such amendments to this Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

  (b)
  If a Participant is deemed on the date of the Participant's Termination of Service to be a "specified employee" within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a "separation of service", such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such "separation of service" and (ii) the date of the Participant's death (the "Delay Period"). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 18.5(b) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.

  (c)
  For purposes of Section 409A, each payment made under this Plan will be treated as a separate payment.

        18.6    No Rights to Awards.    No Eligible Person or other person shall have any claim to be granted any Award pursuant to this Plan, and neither the Company nor the Committee is obligated to treat Eligible Persons, Grantees or any other persons uniformly.

        18.7    Interpretation.    References herein to any gender include all genders and to the plural includes the singular and vice versa. The division of this Plan into Sections and Articles and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Plan.

19.   REFERENCE

        19.1    Reference.    This Plan may be referred to as the "Novelion 2017 Equity Incentive Plan."

 Appendix B

NOVELION THERAPEUTICS INC.
2017 EMPLOYEE STOCK PURCHASE PLAN

1.     Defined Terms

        Exhibit A, which is incorporated by reference, defines certain terms used in the Plan and sets forth certain operational rules related to those terms.

2.     Purpose of Plan

        The Plan is intended to enable Eligible Employees of the Company and its Designated Subsidiaries to use payroll deductions to purchase shares of Stock in offerings under the Plan, and thereby acquire an interest in the future of the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 and to be exempt from the application and requirements of Section 409A of the Code, and is to be construed accordingly.

3.     Options to Purchase Stock

        Subject to adjustment pursuant to Section 16 of the Plan, the aggregate number of shares of Stock available for purchase pursuant to the exercise of Options granted under the Plan to Eligible Employees will be 278,710 shares of Stock. The shares of Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock, treasury Stock, or Stock acquired in an open-market transaction. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will again be available for purchase pursuant to the exercise of Options under the Plan. If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available under the Plan (after deduction of all shares for which Options have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the shares remaining available for the Option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall give written notice to each Participant of such reduction of the number of Options affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

4.     Eligibility

        (a)    Eligibility Requirements.    Subject to Section 13 of the Plan, and the exceptions and limitations set forth in Section 4(b) and (c) and Section 6 of the Plan, or as may be provided elsewhere in the Plan or in any sub-plan contemplated by Section 18, each Employee (i) who has been continuously employed by the Company or a Designated Subsidiary, as applicable, for a period of at least ten (10) Business Days as of the first day of an Option Period, (ii) whose customary Employment with the Company, a Designated Subsidiary or a Non-U.S. Designated Subsidiary, as applicable, is for more than five (5) months per calendar year, (iii) who customarily works twenty (20) hours or more per week, and (iv) who satisfies the requirements set forth in the Plan will be an Eligible Employee.

        (b)    Five Percent Shareholders.    No Employee may be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any.

        (c)    Foreign Employees.    Employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) will not be eligible to participate in the Plan if (i) the grant of an Option under the Plan to the Employee is prohibited under the laws of such jurisdiction, or (ii) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423.

        (d)    Additional Requirements.    The Administrator may, for Option Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Section 423.

5.     Option Periods

        The Plan will generally be implemented by a series of separate offerings referred to as "Option Periods". Unless otherwise determined by the Administrator, the Option Periods will be successive periods of approximately six (6) months commencing on such dates as the Administrator shall determine. The last Business Day of each Option Period will be an "Exercise Date". The Administrator may change the Exercise Date and the commencement date, ending date and duration of the Option Periods to the extent permitted by Section 423, provided, however, that no Option may be exercised after 27 months from its grant date.

6.     Option Grant

        Subject to the limitations set forth in Section 4 and Section 10 of the Plan and the Maximum Share Limit, on the first day of an Option Period, each Participant automatically will be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant's right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

7.     Method of Participation

        (a)    Payroll Deduction and Participation Authorization.    To participate in an Option Period, an Eligible Employee must execute and deliver to the Administrator a payroll deduction and participation authorization form in accordance with the procedures prescribed by and in a form acceptable to the Administrator and, in so doing, the Eligible Employee will thereby become a Participant as of the first day of such Option Period. Such an Eligible Employee will remain a Participant with respect to subsequent Option Periods until his or her participation in the Plan is terminated as provided herein. Such payroll deduction and participation authorization must be delivered not later than ten (10) Business Days immediately prior to the first day of an Option Period, or such other time as specified by the Administrator.

        (b)    Changes to Payroll Deduction Authorization for Subsequent Option Periods.    A Participant's payroll deduction authorization will remain in effect for subsequent Option Periods unless the Participant files a new authorization not later than ten (10) Business Days prior to the first day of the subsequent Option Period, or such other time as specified by the Administrator, or the Participant's Option is cancelled pursuant to Section 13 or Section 14 of the Plan.

        (c)    Changes to Payroll Deduction Authorization for Current Option Period.    During an Option Period, a Participant's payroll deduction authorization may not be increased or decreased, except that a Participant may terminate his or her payroll deduction authorization by canceling his or her Option in accordance with Section 13 of the Plan.

        (d)    Payroll Deduction Percentage.    Each payroll deduction authorization will request payroll deductions as a whole percentage from one (1) to fifteen percent (15%) of an employee's Eligible Compensation each payroll period.

        (e)    Payroll Deduction Account.    All payroll deductions made pursuant to this Section 7 will be credited to the Participant's Account. Amounts credited to a Participant's Account will not be required to be set aside in trust or otherwise segregated from the Company's general assets.

8.     Method of Payment

        A Participant must pay for shares of Stock purchased upon the exercise of an Option with accumulated payroll deductions credited to the Participant's Account, unless otherwise provided by the Administrator under a sub-plan or separate offering for a Non-U.S. Designated Subsidiary.

9.     Purchase Price

        The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator to the extent permitted under Section 423) of the lesser of (a) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 of the Plan (i.e., the first day of the Option Period) and (b) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 of the Plan (i.e., the Exercise Date).

10.   Exercise of Options

        (a)    Purchase of Shares.    Subject to the limitations set forth in Section 6 of the Plan and this Section 10, with respect to each Option Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant's Account will be applied to purchase the greatest number of shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than 7,500 shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 (the "Maximum Share Limit"). As soon as practicable thereafter, shares of Stock so purchased will be placed, in book-entry form, into a record keeping account in the name of the Participant. No fractional shares will be purchased pursuant to the exercise of an Option under the Plan; any accumulated payroll deductions in a Participant's Account that are not sufficient to purchase a whole share will be retained in the Participant's Account for the subsequent Option Period, subject to earlier withdrawal by the Participant as provided in Section 13 hereof.

        (b)    Return of Account Balance.    Except as provided in Section 10(a) with respect to fractional shares, any amount of payroll deductions in a Participant's Account that is not used for the purchase of shares of Stock, whether because of the Participant's withdrawal from participation in an Option Period or for any other reason, will be returned to the Participant (or his or her designated beneficiary or legal representative, as applicable), without interest, as soon as administratively practicable after such withdrawal or other event, as applicable. If the Participant's accumulated payroll deductions on the Exercise Date of an Option Period would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit or the maximum Fair Market Value set forth in Section 6 of the Plan, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.

11.   Interest

        No interest will be payable on any amount held in the Account of any Participant.

12.   Taxes

        Payroll deductions will be made on an after-tax basis. The Administrator will have the right, as a condition to exercising an Option, to make such provision as it deems necessary to satisfy its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator's discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the minimum statutory amounts required to be withheld (or such greater amount permitted by the Administrator consistent with the Option being subject to equity accounting under applicable accounting rules and guidance).

13.   Cancellation and Withdrawal

        (a)    Cancellation of Payroll Deduction Authorization.    A Participant who holds an Option under the Plan may cancel all (but not less than all) of his or her Option and terminate his or her payroll deduction authorization by notice delivered to the Administrator in accordance with the procedures prescribed by, and in a form acceptable to, the Administrator. To be effective with respect to an upcoming Exercise Date, such cancellation notice must be delivered not later than ten (10) Business Days prior to such Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant's Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter. For the avoidance of doubt, a Participant who reduces his or her withholding rate for future payroll periods to zero percent (0%) will be deemed to have terminated his or her payroll deduction authorization and cancelled his or her Option as to future Option Periods.

        (b)    401(k) Hardship Withdrawal.    A Participant who makes a hardship withdrawal from a 401(k) Plan will be deemed to have terminated his or her payroll deduction authorization for subsequent payroll dates relating to the then current Option Period as of the date of such hardship withdrawal and amounts accumulated in the Participant's Account as of such date will be returned to the Participant, without interest, as soon as administratively practicable thereafter. An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in Option Periods commencing after the date of his or her hardship withdrawal until the first Option Period that begins at least six months after the date of his or her hardship withdrawal.

14.   Termination of Employment; Death of Participant

        Upon the termination of a Participant's employment with the Company or a Designated Subsidiary, as applicable, for any reason or the death of a Participant during an Option Period prior to an Exercise Date or in the event the Participant ceases to qualify as an Eligible Employee, the Participant will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance in the Participant's Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant's death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.

15.   Equal Rights; Participant's Rights Not Transferable

        All Participants granted Options in an offering under the Plan will have the same rights and privileges, consistent with the requirements set forth in Section 423. Any Option granted under the Plan will be exercisable during the Participant's lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 15, as determined by the Administrator in its sole discretion, any Options held by him or her may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant's rights under the Plan will terminate.

16.   Change in Capitalization; Corporate Transaction

        (a)    Change in Capitalization.    In the event of any change in the outstanding Stock by reason of a stock dividend, stock split, reverse stock split, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of Stock available under the Plan, the number and type of shares of Stock granted under any outstanding Options, the maximum number and type of shares of Stock purchasable under any outstanding Option, and the purchase price per share of Stock under any outstanding Option will be appropriately adjusted; provided, that any such adjustment shall be made in a manner that complies with Section 423.

        (b)    Corporate Transaction.    In the event of a Corporate Transaction, the Administrator may, in its discretion, (i) if the Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation, (ii) cancel each outstanding Option and return the balances in Participants' Accounts to the Participants, and/or (iii) pursuant to Section 18 of the Plan, terminate the Option Period on or before the date of the proposed sale, merger or similar transaction.

17.   Administration of Plan

        The Plan will be administered by the Administrator, which will have the authority to interpret the Plan, determine eligibility under the Plan, prescribe forms, rules and procedures relating to the Plan and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. All determinations and decisions by the Administrator regarding the interpretation or application of the Plan will be final and binding on all persons.

        The Administrator may specify the manner in which the Company and/or Employees are to provide notices and forms under the Plan, and may require that such notices and forms be submitted electronically.

18.   Amendment and Termination of Plan; Sub-Plans

        (a)    Amendment.    The Board reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable; provided, however, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the shareholders of the Company within 12 months before or after its adoption.

        (b)    Termination.    The Board reserves the right at any time or times to suspend or terminate the Plan. In connection therewith, the Board may provide, in its sole discretion, either that outstanding Options will be exercisable either at the Exercise Date for the applicable Option Period or on such earlier date as the Board may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Option Period), or that the balance of each Participant's Account will be returned to the Participant, without interest.

        (c)    Separate Offerings; Sub-Plans.    Notwithstanding the foregoing or any provision of the Plan to the contrary, the Administrator may, in its sole discretion, amend the terms of the Plan, or an Option, and/or provide for separate offerings under the Plan in order to reflect the impact of local law outside of the United States as applied to one or more Eligible Employees of a Non-U.S. Designated Subsidiary and may, where appropriate, establish one or more sub-plans to reflect such amended provisions; provided, however, in no event shall any sub-plan (i) be considered part of the Plan for purposes of Section 423 of the Code or (ii) cause the Plan (other than the sub-plan) to fail to satisfy the requirements of Section 423 of the Code. In the event of any inconsistency between a sub-plan and the Plan document, the terms of the sub-plan shall govern with respect to any Eligible Employees of a Non-U.S. Designated Subsidiary. For the avoidance of doubt, shares of Stock purchased under a sub-plan shall reduce the maximum aggregate number of shares available for purchase pursuant to Section 3.

19.   Approvals

        Shareholder approval of the Plan will be obtained prior to the date that is 12 months after the date of Board approval. In the event that the Plan has not been approved by the shareholders of the Company prior to May 1, 2018, all Options to purchase shares of Stock under the Plan will be cancelled and become null and void.

        Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of such shares of Stock and to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

20.   Participants' Rights as Shareholders and Employees

        A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares of Stock, and the shares of Stock have been issued to the Participant.

        Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company, any Designated Subsidiary or any Non-U.S. Designated Subsidiary or as interfering with the right of the Company, any Designated Subsidiary or any Non-U.S. Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company, any Designated Subsidiary or any Non-U.S. Designated Subsidiary at any time.

21.   Restrictions on Transfer; Information Regarding Disqualifying Dispositions.

        Shares of Stock purchased under the Plan may, in the discretion of the Administrator, be subject to a restriction prohibiting the transfer, sale, pledge or alienation of such shares of Stock by a Participant, other than by will or by the laws of descent and distribution, for such period following such purchase as may be determined by the Administrator.

        By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan that occurs within two years after the first day of the Option Period in which such Stock was acquired and within one year after the acquisition of such Stock as may be requested by the Company or any Designated Subsidiary or Non-U.S. Designated Subsidiary in order to assist it in complying with applicable tax laws.

22.   Governing Law

        The Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

23.   Effective Date and Term

        The Plan will become effective upon adoption of the Plan by the Board and no rights will be granted hereunder after the earliest to occur of (a) the Plan's termination by the Company, (b) the issuance of all shares of Stock available for issuance under the Plan or (c) the day before the 10-year anniversary of the date the Board approves the Plan.

 EXHIBIT A

Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "401(k) Plan":    A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company for the benefit of its employees.

        "Account":    A payroll deduction account maintained in the Participant's name on the books of the Company.

        "Administrator":    The Compensation Committee of the Board and its delegates, except that the Compensation Committee may delegate its authority under the Plan to a sub-committee comprised of one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. In each case, references herein to the Administrator refer, as applicable, to such persons or groups so delegated to the extent of such delegation.

        "Affiliate" Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as a single employer under Sections 414(b) or 414(c) of the Code, except that such sections shall be applied by substituting "at least 50%" for "at least 80%" wherever applicable. The Company may at any time by amendment provide that different ownership thresholds apply.

        "Board":    The Board of Directors of the Company.

        "Business Day":    Any day on which the national stock exchange on which the Stock is traded is available and open for trading.

        "Code":    The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Company":    Novelion Therapeutics Inc., and any successor corporation thereto.

        "Corporate Transaction":    A (i) consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company (or any Affiliate) is not the surviving corporation or which results in the acquisition of all or substantially all of the then outstanding shares of Stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) sale or transfer of all or substantially all of the Company's assets or (iii) dissolution or liquidation of the Company. Where a Corporate Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) as determined by the Compensation Committee of the Board, the Corporate Transaction shall be deemed to have occurred upon consummation of the tender offer.

        "Designated Subsidiary":    A Subsidiary of the Company that has been designated by the Board or the Compensation Committee of the Board from time to time as eligible to participate in the Plan as set forth on Exhibit B to the Plan; as such Exhibit B may be amended from time to time. Exhibit B sets forth the Designated Subsidiaries as of the Effective Date.

        "Effective Date":    The date set forth in Section 23 of the Plan.

        "Eligible Employee":    Any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.

        "Employee":    Any person who is employed by the Company or a Designated Subsidiary or a Non-U.S. Designated Subsidiary. For the avoidance of doubt, independent contractors and consultants are not "Employees".

        "Eligible Compensation":    Regular base salary, overtime payments, annual bonuses, commissions and other sales incentives (excluding, for the avoidance of doubt, any long-term incentive payments). Eligible

Compensation will not be reduced by any income or employment tax withholdings or any contributions by the Employee to a 401(k) Plan or a plan under Section 125 of the Code, but will be reduced by any contributions made on the Employee's behalf by the Company or any Subsidiary to any deferred compensation plan or welfare benefit program now or hereafter established.

        "Exercise Date":    The date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Option Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Option Period.

        "Fair Market Value":

          (a)   If the Stock is readily traded on an established national exchange or trading system (including the NASDAQ Global Select Market), the closing price of a share of Stock as reported by the principal exchange on which such Stock is traded; provided, however, that if such day is not a trading day, Fair Market Value will mean the reported closing price of a share of Stock for the immediately preceding day that is a trading day.

          (b)   If the Stock is not traded on an established national exchange or trading system, the average of the bid and ask prices for shares of Stock where the bid and ask prices are quoted.

          (c)   If the Stock cannot be valued pursuant to clauses (a) or (b), the value as determined in good faith by the Board in its sole discretion.

        "Maximum Share Limit":    The meaning set forth in Section 10 of the Plan.

        "Non-U.S. Designated Subsidiary":    A Subsidiary of the Company incorporated outside of the United States has been designated by the Board or the Compensation Committee of the Board from time to time as eligible to participate in the Plan as set forth on Exhibit C to the Plan; as such Exhibit C may be amended from time to time.

        "Option":    An option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

        "Option Period":    An offering period established in accordance with Section 5 of the Plan.

        "Parent":    A "parent corporation" as defined in Section 424(e) of the Code.

        "Participant":    An Eligible Employee who elects to enroll in the Plan.

        "Plan":    The Novelion 2017 Employee Stock Purchase Plan, as from time to time amended and in effect.

        "Purchase Price":    The price per share of Stock with respect to an Option Period determined in accordance with Section 9 of the Plan.

        "Section 423":    Section 423 of the Code and the regulations thereunder.

        "Stock":    Common stock of the Company, no par value per share.

        "Subsidiary":    A "subsidiary corporation" as defined in Section 424(f) of the Code.

 EXHIBIT B
Designated Subsidiaries

        Designated Subsidiaries as of the date of adoption of the Plan by the Board are listed below:

Aegerion Pharmaceuticals, Inc.
Novelion Services USA, Inc.

 EXHIBIT C
Non-U.S. Designated Subsidiaries

        Non-U.S. Designated Subsidiaries as of the date of adoption of the Plan by the Board are listed below:

None

NOVELION THERAPEUTICS INC. Security Class Holder Account Number -------Fold Form of Proxy - Annual Meeting to be held on June 28, 2017 This Form of Proxy is solicited by and on behalf of Management. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy should be read in conjunction with the accompanying documentation provided by Management. 2. 3. 4. 5. 6. 7. -------Fold 8. Proxies submitted must be received by 8:30 AM, Eastern Time, on June 27, 2017. VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK! To Vote Using the Telephone To Vote Using the Internet • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder I/We being holder(s) of Novelion Therapeutics Inc. hereby appoint: Jason Aryeh or failing him, Benjamin Harshbarger or failing him, Gregory Perry, Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting. OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of shareholders of Novelion Therapeutics Inc. to be held at Sheraton Gateway Hotel, Boardroom 444, Toronto International Airport Terminal 3, Toronto, Ontario on June 28, 2017 at 8:30 AM, Eastern Time, and at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors For Withhold For Withhold For Withhold 01. JASON M. ARYEH 02. DR. MARK CORRIGAN 03. DR. GEOFFREY COX -------Fold 04. KEVIN KOTLER 05. DR. JORGE PLUTZKY 06. DR. STEPHEN SABBA 07. DONALD STERN 08. MARY SZELA 09. JOHN THOMAS, JR Withhold 2. Appointment of Auditors Appointment of Deloitte & Touche LLP as Auditors of the Corporation for the ensuing year and authorizing the Directors to fix their remuneration. Against 3. Executive Compensation To conduct an advisory (non-binding) vote to approve the compensation of our named executive officers. Against 4. Frequency of Vote on Executive Compensation To conduct an advisory (non-binding) vote on the frequency of the advisory vote to approve the compensation of our named executive officers. Against 5. Equity Incentive Plan To approve an ordinary resolution to adopt the Amended and Restated Novelion 2017 Equity Incentive Plan. -------Fold Against 6. Employee Stock Purchase Plan To approve an ordinary resolution to adopt the 2017 Employee Stock Purchase Plan. Authorized Signature(s) - This section must be completed for your instructions to be executed. Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management. Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail. Annual Financial Statements - Mark this box if you would like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail. If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist. Q L T Q 2 5 0 2 3 9 A R 1 For For For For For